AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2004 (REGISTRATION NO. 333-__________)

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                         VENTURES-NATIONAL INCORPORATED
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

          UTAH                             3672                  87-0433444
    (STATE OR OTHER            (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
JURISDICTION OF INCORPORATION   CLASSIFICATION CODE NUMBER)  IDENTIFICATION NO.)
    OR ORGANIZATION)
                            44358 OLD WARM SPRINGS BOULEVARD
                                FREMONT, CALIFORNIA 94538
                                     (510) 824-1240
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
              AREA CODE, OF REGISTRANT'S PRINCIPAL PLACE OF BUSINESS)

                               ---------------------------
                                   KENNETH L. SHIRLEY
                                 CHIEF EXECUTIVE OFFICER
                             VENTURES-NATIONAL INCORPORATED
                            44358 OLD WARM SPRINGS BOULEVARD
                                FREMONT, CALIFORNIA 94538
                                     (510) 824-1200

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF REGISTRANT'S AGENT FOR SERVICE)

                           ---------------------------
                                    COPY TO:
                               ROBERT STEVEN BROWN
                               JOHN F. F. WATKINS
                                REITLER BROWN LLC
                          800 THIRD AVENUE, 21ST FLOOR
                            NEW YORK, NEW YORK 10022
                              (212) 209-3050 (212)
                               371-5500 (Telecopy)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, (the "Securities Act") check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

================================================================================

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                                  PROPOSED MAXIMUM       PROPOSED MAXIMUM
  SECURITIES TO BE                    AMOUNT TO BE       OFFERING PRICE           AGGREGATE              AMOUNT OF
     REGISTERED                        REGISTERED         PER SHARE(1)         OFFERING PRICE(1)      REGISTRATION FEE
----------------------                ------------      ----------------       -----------------      ----------------
Common Stock, par value
$0.001 per share                     450,000 shares         $0.83(1)               $373,500.00               47.32
Common Stock, par value
$0.001 per share                     300,000 shares         $0.90(1)               $270,000.00               34.21
Common Stock, par value
$0.001 per share                     200,000 shares         $0.97(1)               $194,000.00               24.58
Common Stock, par value
$0.001 per share                   6,000,000 shares         $0.60(2)                $3,600,000              456.12
Common Stock, par value
$0.001 per share                     750,000 shares         $0.60(2)               $450,000.00               57.02
                                   ----------------         -------              -------------             -------
                 Total             7,700,000                    - -              $4,887,500.00             $619.25(3)
-----------------------------------------------------------------------------------------------------------------------------

(1) Determined solely for the purposes of calculation of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) under the Securities Act.

(3)  Includes effects of rounding.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

SUBJECT TO COMPLETION
DATED JANUARY 30, 2004

PRELIMINARY PROSPECTUS

                                7,700,000 SHARES

                         VENTURES-NATIONAL INCORPORATED

                                  COMMON STOCK
                                 --------------

         This prospectus relates to the resale of up to 7,700,000 shares of common stock, of which 6,000,000 shares are issuable upon the conversion of promissory notes and the payment of the principal amount of, and interest on these notes to Laurus Master Fund, Ltd., and 750,000 shares of common stock and 950,000 shares of common stock underlying options and warrants of Ventures-National Incorporated by certain selling stockholders identified in this prospectus. All of the shares, when sold, will be sold by these selling stockholders, including Laurus. The selling stockholders may sell their common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

         Our shares are quoted on the OTC Bulletin Board under the symbol "TTGH". Our shares have been traded on the OTC Bulletin Board since September 21, 2002. Prior to September 21, 2002, there was no "public market" for shares of our common stock. The most recent sale price for our common stock was $0.68 on January 21, 2004.

         We are a fabrication service provider of time sensitive, high tech, prototype and pre-production printed circuit boards, providing time-critical printed circuit board manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers through our wholly-owned subsidiaries Titan PCB West, Inc., which we acquired through a merger on August 30, 2002, and Titan PCB East, Inc., the assets of which we acquired from Eastern Manufacturing Corporation on February 28, 2003. We generated revenues of $10,204,672 for the year ended August 31, 2003 and incurred a net loss of $6,500,428.

         No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of common stock by the selling stockholders will be placed in escrow, trust or any similar account.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

                            -------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          -----------------------------

                                January 30, 2004


The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Prospectus Summary...........................................................3
Risk Factors.................................................................6
Use of Proceeds.............................................................18
Dilution....................................................................18
Capitalization..............................................................19
Management's Discussion and Analysis of Financial Condition and
Results of Operations and Plan of Operations................................21
Legal Proceedings...........................................................47
Facilities..................................................................48
Market For Common Equity and Related Stockholder Matters....................49
Management..................................................................50
Certain Relationships and Related Party Transactions........................60
Security Ownership of Certain Beneficial Owners and Management..............63
Selling Security Holders....................................................65
Description of Securities...................................................66
Plan of Distribution........................................................68
Legal Matters...............................................................70
Experts.....................................................................70
Index To Financial Statements..............................................F-1
Information Not Required In Prospectus....................................II-1
Indemnification of Directors and officers.................................II-1
Other Expenses of Issuance and Distribution...............................II-1
Exhibits..................................................................II-8
Undertakings.............................................................II-14

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND OUR BUSINESS AND THIS OFFERING FULLY, YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES BEGINNING ON PAGE F-1.

VENTURES-NATIONAL INCORPORATED

         We are a fabrication service provider of time sensitive, high tech, prototype and pre-production PCBs. We provide time-critical PCB manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers. Our prototype PCBs serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Our time sensitive and high quality manufacturing services enable our customers to shorten the time it takes them to get their products from research and development phase to production phase, thus increasing their competitive position.

         We are able to produce high technology PCBs with surface finishes consisting of tin/lead, immersion gold, organic solderability coating also known as OSP, electrolytic soft and hard gold, silver and tin/nickel finishes. Our PCBs are also engineered to support electrical characteristics for high-speed digital designs consisting of controlled impedance.

         Our bare-board manufacturing operations provide time sensitive PCBs to the electronics industry at a competitive price. Our focus is on high quality niche Rigid and HVR FlexTM (rigid flex) PCBs consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a value-added price.

         Our standard panel sizes range from 12" x 18" to an oversize panel of 24" x 30". The base cost of a PCB is primarily determined by the amount of boards that can be placed on manufacturing process panel. We have the capability to produce up to 34 layer circuit boards with finished hole aspect ratios up to 15 to 1 (15:1). The number of layers of a PCB can affect our weekly manufacturing capacity. For example, an order representing a higher number of layers, 12 or more, will decrease overall capacity, whereas an order for PCBs with less than 12 layers will increase overall capacity. However, we expect that any decreases in capacity caused by the manufacture of PCBs with a greater number of layers would be offset by a higher average panel price.

         We have substantially completed the relocation and upgrade of our PCB plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California, in connection with which we executed a sublease on July 26, 2002. We also operate a facility in Amesbury, Massachusetts which we occupy as a result of our acquisition of assets of EMC.

                                  THE OFFERING

         Selling stockholders are offering for resale up to 7,700,000 shares of our common stock, of which 6,000,000 shares are issuable upon the conversion of promissory notes and the payment of the principal amount of, and interest on these notes to Laurus Master Fund, Ltd., and 750,000 shares of common stock and 950,000 shares of common stock underlying options and warrants of Ventures-National Incorporated by certain selling stockholders identified in this prospectus, including Laurus. We will not be involved in the offer or sale of these shares other than registering such shares for resale pursuant to this prospectus. We will not receive any proceeds from the sale of any of the shares of common stock being registered under this prospectus.

         Our common stock is currently quoted on the OTC Bulletin Board under the symbol "TTGH."

Common Stock Offered by the               Up to an aggregate of 7,700,000 shares
Selling Stockholders                      of common stock

Common Stock Outstanding at
December 31, 2003.                        16,590,890(1)

OTC Bulletin Board

Trading Symbol                            TTGH

-------------
(1) Excludes outstanding options and warrants exercisable for an aggregate of 1,235,000 shares of common stock with an average exercise price of $1.23.

Unless otherwise indicated, all information contained in this prospectus is as of the date hereof.

         IMPORTANT NOTE CONCERNING OUR FINANCIAL CONDITION AND BUSINESS

         Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent accountants have expressed doubt as to that assumption. If sufficient capital is not available, we would likely be required to reduce or discontinue our operations.

         Our management estimates that our projected cash flow from operations, plus our cash reserves and available borrowing capacity under our credit facilities, will be sufficient to permit us to continue our current level of operations for at least 12 months from the date of this prospectus. However, we plan to increase our sales and marketing, product development, and administrative expenses during our 2004 fiscal year. We intend to use these sources of funds, as well as others in the event that they shall be available on commercially reasonable terms, to fund these activities and other activities described herein, although there can be no assurance these funds will be available in the amounts or at the times we require.

         For more information on this matter, you should review our financial statements, which begin on page F-1 of this prospectus, as well as the section of this prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operations", beginning on page 21.

                                 ---------------

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                 (In thousands, except share and per share data)

         The following table sets forth selected statement of operations data for the three months ended November 30, 2003 and 2002, years ended August 31, 2003 and 2002 and the period from inception (March 27, 2001) to August 31, 2001 and selected balance sheet data as of November 30, 2003 and August 31, 2003. The aforementioned selected statement of operations data and selected balance sheet data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus. The data for the years ended August 31, 2003 and 2002 and the period from inception (March 27, 2001) to August 31, 2001 is derived from our financial statements and related notes included in this prospectus audited by Stonefield Josephson, Inc., our independent auditors.

STATEMENT OF OPERATIONS DATA:

                                     THREE MONTHS ENDED                        FISCAL YEARS ENDED
                                        NOVEMBER 30,                               AUGUST 31,                 FROM INCEPTION
                                ----------------------------                 ----------------------          (MARCH 27, 2001)
                                2003                   2002                  2003              2002         TO AUGUST 31, 2001
                                -----                  -----                 ----              ----         ------------------
                             (UNAUDITED)            (UNAUDITED)

Net Sales                       $3,482                 $2,077               $10,205            $8,321                $883
Income (loss) from
operations                      (1,090)                (1,057)               (6,047)           (1,272)                 50

Net income (loss)              $(1,581)               $(1,113)              $(6,500)          $(1,731)                $22

Net income (loss)
per share - basic
and diluted                     $(0.10)                $(0.15)               $(0.52)           $(0.26)              $0.00

Number of weighted
average shares -
basic and diluted           15,823,899              7,428,163            12,398,023         6,615,598           6,600,000

BALANCE SHEET DATA:

                                                                    AS OF                            AS OF
                                                        NOVEMBER 30, 2003 (UNAUDITED)           AUGUST 31, 2003
                                                        -----------------------------           ---------------
Cash                                                                $114                                   $97
Working capital (deficit)(1)                                      (1,325)                               (3,574)
Total assets                                                       6,407                                 5,143
Total current liabilities                                          4,831                                 5,773
Long-term debt and capital lease obligations,
less current portion                                               1,590                                   486
Total stockholders' deficit                                         $(14)                              $(1,117)

(1) Defined as total current assets minus total current liabilities.

                                  RISK FACTORS

         IF ANY OF THE RISKS DESCRIBED BELOW MATERIALIZE, THE VALUE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED. TO UNDERSTAND OUR BUSINESS AND THIS OFFERING FULLY, YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES BEGINNING ON PAGE F-1.

CONSIDERATIONS AND RISKS RELATING TO OUR BUSINESS

OUR FINANCIAL STATEMENTS WERE PREPARED ON THE ASSUMPTION THAT WE WILL CONTINUE AS A GOING CONCERN, AND OUR INDEPENDENT ACCOUNTANTS HAVE EXPRESSED DOUBT AS TO THAT ASSUMPTION.

         Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent accountants have expressed doubt as to that assumption. If sufficient capital is not available, we would likely be required to reduce or discontinue our operations. Our management estimates that our projected cash flow from operations, plus our cash reserves and available borrowing capacity under our credit facilities, will be sufficient to permit us to continue our current level of operations for at least 12 months from the date of this prospectus. However, we plan to increase our sales and marketing, product development, and administrative expenses during our 2004 fiscal year. We intend to use these sources of funds, as well as others in the event that they shall be available on commercially reasonable terms, to fund these activities and other activities described herein, although there can be no assurance these funds will be available in the amounts or at the times we require. As a result, we may be required to raise additional capital, which may not be available to us on favorable terms, if at all. If we are unable to generate sufficient cash from operations and we are unable to raise additional capital, we will be forced to discontinue some or all of our operations, reduce the development of some or all of our products, or reduce our workforce, any of which would materially adversely affect our business, prospects, financial condition, and results of operations.

OUR LIMITED OPERATING HISTORY IS A RISK BECAUSE IT DOES NOT AFFORD INVESTORS A SUFFICIENT HISTORY ON WHICH TO BASE AN INVESTMENT DECISION.

         We were incorporated in 1985 and had no material operations between 1990 and early 2000. We recommenced our development stage in early 2000, and had no material operations from such time until as we acquired Titan PCB West, Inc., which we acquired through our merger (the "Merger") with Titan PCB West on August 30, 2002. Titan PCB West's predecessor, SVPC, commenced its operations in July 2001. Accordingly, we have a limited operating history. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets such as the limited circuit board industry. Such risks include the following:

     o    competition;

     o    need for increased acceptance of products;

     o    ability to continue to develop and extend our brand identity;

     o    ability to anticipate and adapt to a competitive market;

     o    ability to effectively manage rapidly expanding operations;

     o amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;

     o    ability to provide superior customer service; and

     o    dependence upon key personnel.

         We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected. Information regarding all our past operations prior to the Merger can be found in our reports and registration statements that have been previously filed with the Securities and Exchange Commission.

WE DO NOT HAVE A HISTORY OF PROFITABILITY AND, CONSEQUENTLY, CANNOT PREDICT WHETHER WE WILL EVER REACH PROFITABILITY.

         Since recommencing our development stage activities, and Titan PCB West, since inception, have not generated profits. We experienced net losses for the years ended August 31, 2003 and 2002 of $6,500,428 and $1,730,801, respectively. Moreover, we will need to increase significantly our operating expenses to implement our business plan. As a result of the foregoing factors, we could incur significant losses on a quarterly and annual basis for the foreseeable future. Our ability to generate revenue and profits in the long term will depend primarily upon the successful implementation of our business plan. No assurance can be given that we will be successful in implementing our business plan or that we will generate sufficient revenue to achieve profitability.

         If the anticipated cash generated by our operations are insufficient to fund requirements and losses, we will need to obtain additional funds. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

WE BELIEVE THAT WE WILL REQUIRE ADDITIONAL FINANCING TO IMPLEMENT OUR BUSINESS PLAN.

         We anticipate that we will require additional financing in order to implement our business plan. We currently anticipate capital expenditures of at least $1 million during the next 12 months to cover operating losses during that period. If the anticipated cash generated by our operations are insufficient to fund requirements and losses, we will need to obtain additional funds through third party financing in the form of equity, debt or bank financing. Particularly in light of our limited operating history, there can be no assurance that we will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all. In any of such events, our business, prospects, financial condition, and results of operations would be materially and adversely affected. As a result of any such financing, the holders of our common stock may experience substantial dilution. In addition, as our results may be negatively impacted and thus delayed as a result of political and economic factors beyond our control, our capital requirements may increase.

OUR FINANCIAL RESULTS MAY FLUCTUATE FROM PERIOD TO PERIOD AS A RESULT OF SEVERAL FACTORS WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

         Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Because of our limited operating history we believe that period to period comparisons of our operating results may not be a good indication of future performance. It is possible that our future operating results may be below the expectations of investors or market analysts. If this occurs, our stock price may decrease. Factors that will impact our financial results include:

     o the amount and timing of capital expenditures and other costs relating to the implementation of our business plan, including acquisitions of, and investments in, competing or complementary companies or technologies;

     o    our introduction of new products or services or by our competitors;

     o    pricing changes in the PCB manufacturing or assembly industries;

     o    technical difficulties with respect to the use of our products;

     o    regulatory changes; and

     o general economic conditions and economic conditions specific to the PCB manufacturing industry.

         As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition, and results of operations.

STOCKHOLDERS SHOULD NOT EXPECT DIVIDENDS.

         We have not paid dividends or other distributions and do not intend to pay dividends or other distributions for the foreseeable future, and we intend to reinvest all of our earnings in the development of our business. In addition, we may enter into agreements with lenders or other financing parties that restrict or prohibit the payment of dividends or other distributions. In particular, our credit facilities with Laurus restrict our ability to pay dividends. Accordingly, no assurance can be given that we will pay any dividend or other distributions to the holders of our capital stock.

AVERAGE SELLING PRICES OF OUR PRODUCTS MAY DECREASE WHICH COULD RESULT IN A DECREASE IN OUR GROSS MARGINS AND UNIT VOLUME SALES.

         The average selling prices for our products may be lower than expected as a result of competitive pricing pressures, technological advances and customers who negotiate price reductions. A majority of our revenues are generated from the networking, high-end computing and computer peripherals segments of the electronics industry, which is characterized by intense competition, relatively short product life-cycles and significant fluctuations in product demand. Furthermore, these segments are subject to economic cycles and have experienced in the past, and are likely to experience in the future, recessionary periods. A recession or any other event leading to excess capacity or a downturn in these segments of the electronics industry could result in intensified price competition, a decrease in our gross margins and unit volume sales and materially affect our business, prospects, financial condition and results of operations. Historically, the trend in our industry has been for prices to decrease as technological innovations become widespread. We expect this trend and price competition to continue in the future in the PCB market, and can make no assurances that the average selling prices of our current products will not decrease. Although we cannot estimate how much excess capacity currently exists in the PCB manufacturing industry, we believe that there is significant excess capacity in the industry creating downward pressure on prices for our products.

IF WE ARE UNABLE TO RESPOND TO RAPID TECHNOLOGICAL CHANGE AND PROCESS DEVELOPMENT IN THE PCB MANUFACTURING INDUSTRY, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

         The market for PCBs is characterized by rapidly changing technology and continual implementation of new production processes. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market products that meet changing customer needs and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. We expect that the investment necessary to maintain our technological position will increase as customers make demands for products and services requiring more advanced technology on a quicker turnaround basis. In light of our current financial condition, we may not be able to borrow additional funds in order to respond to technological changes as quickly as our competitors. In addition, the PCB industry could encounter competition from new or revised manufacturing and production technologies that render existing manufacturing and production technology less competitive or obsolete. We may not respond effectively to the technological requirements of the changing market. If we need new technologies and equipment to remain competitive, the development, acquisition and implementation of those technologies and equipment may require us to make significant capital investments. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations would be materially and adversely affected.

WE ARE DEPENDENT UPON A SMALL NUMBER OF CUSTOMERS FOR A LARGE PORTION OF OUR NET SALES, AND A DECLINE IN SALES TO MAJOR CUSTOMERS COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         A relatively small number of customers are responsible for a significant portion of our net sales. For the years ended August 31, 2003 and 2002, ten customers accounted for 30% and 41% of our revenue and net sales, respectively. Our principal customers may not continue to purchase products from us at past levels, and we expect a significant portion of our net sales will continue to be generated by a small number of customers. Our customer concentration could increase or decrease depending on future customer requirements, which will depend in large part on market conditions in the electronics industry segments in which our customers participate. The loss of one or more major customers or a decline in sales to our major customers could significantly harm our business and results of operations. In addition, we generate significant accounts receivable in connection with providing services to our customers. If one or more of our significant customers were to become insolvent or were otherwise unable to pay for the services provided by us, our business, prospects, financial condition, and results of operations will be materially and adversely affected.

OUR RESULTS OF OPERATIONS ARE SUBJECT TO FLUCTUATIONS AND SEASONALITY IN THE DEMAND FOR PCBS, AND BECAUSE MANY OF OUR OPERATING COSTS ARE FIXED, EVEN SMALL REVENUE SHORTFALLS WOULD MATERIALLY DECREASE OUR GROSS MARGINS.

     Our  results of operations vary for a variety of reasons, including:

     o    timing of orders from and shipments to major customers;

     o    the levels at which we utilize our manufacturing capacity;

     o    changes in the pricing of our products or those of our competitors;

     o changes in our mix of revenue generated from quick-turn versus standard lead time production;

     o    expenditures or write-offs related to acquisitions; and

     o    expenses relating to expanding our existing manufacturing facilities.

         A significant portion of our operating expenses is relatively fixed in nature and planned expenditures are based in part on anticipated orders. Accordingly, even a relatively small revenue shortfall would materially decrease our gross margins. In addition, depending on the patterns in the capital budgeting and purchasing cycles of our customers and our end-markets served and the seasonality of the computer industry generally, our sales may be subject to seasonal fluctuation. Such seasonal trends may cause fluctuations in our quarterly operating results in the future. Results of operations in any period should not be considered indicative of the results to be expected for any future period. In addition, our future quarterly operating results may fluctuate and may not meet the expectations of investors. If this occurs, our ability to raise future equity financing from existing or new investors, and our ability to borrow further under our credit facilities, may be materially adversely impacted.

BECAUSE WE SELL ON A PURCHASE ORDER BASIS, WE ARE SUBJECT TO UNCERTAINTIES AND VARIABILITY IN DEMAND BY OUR CUSTOMERS, WHICH COULD DECREASE REVENUE AND MATERIALLY ADVERSELY AFFECT OUR OPERATING RESULTS.

         We sell to customers on a purchase order basis rather than pursuant to long-term contracts and, consequently, our net sales are subject to short-term variability in demand by our customers. Customers submitting a purchase order may cancel, reduce or delay their order for a variety of reasons. The level and timing of orders placed by our customers vary due to:

     o    customer attempts to manage inventory;

     o changes in customers' manufacturing strategies, such as a decision by a customer to either diversify or consolidate the number of PCB manufacturers used or to manufacture their own products internally; and

     o    variation in demand for our customers' products.

         Because we process customer orders on a "quick-turn" basis, we do not typically have more than a two-week backlog of customer orders at any one time, and therefore cannot easily predict future revenues. Significant or numerous terminations, reductions or delays in our customers' orders could materially adversely impact our operating results. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations will be materially and adversely affected. Significant or numerous terminations, reductions or delays in our customers' orders could materially adversely impact our operating results. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations will be materially and adversely affected.

OUR INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND THE RESTRICTIONS IMPOSED BY THE TERMS OF DEBT INSTRUMENTS MAY SEVERELY LIMIT OUR ABILITY TO PLAN FOR OR RESPOND TO CHANGES IN OUR BUSINESS.

         As of August 31, 2003, the total amount outstanding under our credit facilities ($2.4 million maximum available credit lines) was $1,756,612 and had $643,388 available under our credit facilities for future borrowing. Subject to covenant compliance. On November 25, we closed our financial transactions with Laurus and refinanced all of our existing credit obligations. Under the Laurus credit facilities our total outstanding credit balance on November 30, 2003 was approximately $4,000,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations - Liquidity and Capital Resources - Laurus Transactions."

         Our level of debt could have negative consequences. For example, it could:

     o require us to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

     o increase our vulnerability to adverse general economic conditions by making it more difficult to borrow additional funds to maintain our operations if we suffer revenue shortfalls;

     o hinder our flexibility in planning for, or reacting to, changes in our business and industry by preventing us from borrowing money to upgrade our equipment or facilities; and

     o limit or impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes.

         Our current credit facilities contain negative covenants stipulating that after an event of default under the credit facility we may not (a) grant any extension of time for payment of any accounts, (b) settle any accounts for less than the full amount of the account (c) release any account debtor; or (d) grant any credits with respect to any account.

IF WE EXPERIENCE EXCESS CAPACITY DUE TO VARIABILITY IN CUSTOMER DEMAND, OUR GROSS MARGINS MAY FALL.

         We generally schedule our quick-turn production facility at less than full capacity to retain our ability to respond to unexpected additional quick-turn orders. However, if these orders are not made, we may forego some production and could experience excess capacity. When we experience excess capacity, our sales revenue may be insufficient to fully cover our fixed overhead expenses and our gross margins will fall. Conversely, we may not be able to capture all potential revenue in a given period if our customers' demands for quick-turn services exceeds our capacity during that period.

WE ARE IN THE PROCESS OF EXPANDING OUR BUSINESS INTO NEW PRODUCTS AND SERVICES AND MAY NOT BE ABLE TO COMPETE EFFECTIVELY WITH OTHER COMPANIES WHO HAVE BEEN IN THESE BUSINESSES LONGER THAN WE HAVE.

         We are in the process of expanding our business operations to include rigid-flex and back-plane assembly operations. We will be competing with companies that have substantially greater financial and manufacturing resources than we have and who have been providing these services longer than us. We may not be able to successfully compete on this basis with more established competitors.

SINCE JULY 2001, WE HAVE EXPANDED OUR OPERATIONS THROUGH CERTAIN ACQUISITIONS AND WE MAY EXPERIENCE SIGNIFICANT DIFFICULTIES INTEGRATING THESE OR ANY FUTURE ACQUISITIONS IN EXPANDING OUR BUSINESS.

         Between July 2001 and the completion of the Merger, Titan PCB West consummated several acquisitions, including, acquisition of certain non-real estate assets of SVPC (which included certain assets that it had acquired from SVPC Circuit Systems, Inc., and Circuit Systems, Inc.). In February and March 2003, we acquired substantially all of the assets of Eastern manufacturing Corporation and an interest in Coesen. We have a limited history of owning and operating our businesses on a consolidated basis. We may not be able to meet performance expectations or successfully integrate our acquisitions on a timely basis without disrupting the quality and reliability of service to our customers or diverting management resources.

IF WE CANNOT SUCCESSFULLY MANAGE EXPANSION OF OUR EXISTING OPERATIONS AND ANY FUTURE GROWTH, WE WILL EXPERIENCE AN ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

         We are expanding our product offerings to include rigid-flex backplane assemblies. We are also engaged in an ongoing strategy of growth through acquisition. To manage the expansion of our operations and any future growth, we will be required to:

     o improve existing and implement new operational, financial and management information controls, reporting systems and procedures;

     o    hire, train and manage additional qualified personnel;

     o    expand our direct and indirect sales channels; and

     o effectively transition our relationships with our customers, suppliers and partners to operations under our Titan brand.

OUR STRATEGY OF GROWTH THROUGH ACQUISITION IS INHERENTLY RISKY.

         As part of our business strategy, we expect that we will continue to grow by pursuing acquisitions, assets or product lines that complement or expand our existing business. We are currently focusing on integrating our acquisitions made to date and do not have any existing agreements or arrangements relating to any additional acquisitions. However, our management is regularly evaluating marketplace opportunities in our industry, including possible asset or share acquisitions to see if they would fit into our growth strategy.

         Our acquisition of companies and businesses and expansion of operations involve risks, including the following:

     o the potential inability to identify the companies best suited to our business plan;

     o the potential inability to successfully integrate acquired operations and businesses or to realize anticipated synergies, economics of scale or other expected value;

     o difficulties in managing production and coordinating operations at new sites;

     o the potential need to restructure, modify or terminate customer relationships of the acquired company; and

     o    loss of key employees of acquired operations.

The occurrence of any one or more of these risks could result in a material adverse effect on our operations.

OUR STRATEGY OF GROWTH THROUGH ACQUISITIONS MAY RESULT IN DILUTIVE ISSUANCES OF EQUITY SECURITIES OR THE INCURRENCE OF ADDITIONAL DEBT.

         Future acquisitions may be made through the issuance of additional shares of our capital stock. Holders of our common stock are subject to the risk of substantial dilution to their interests as a result of any such issuances. In addition, although we try to avoid any incurrence of indebtedness in connection with acquisitions, any such incurrence of additional debt by us, in light of our current high-level of indebtedness, may not be sustainable.

COMPETITION IN THE PCB MARKET IS INTENSE, AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY, THE DEMAND FOR OUR PRODUCTS MAY BE REDUCED.

         The PCB industry is intensely competitive, highly fragmented and rapidly changing. Although we believe the barriers to entry in the PCB manufacturing market have historically been relatively high due to the capital and technology intensive nature of the industry, we believe that the recent recessionary period in the PCB industry has resulted in the availability of distressed assets and manufacturing operations at a significant discount from historical cost levels. We expect competition to continue, which could result in further price reductions, reduced gross margins and loss of market share. Our principal competitors include DDI, Cirrexx, Harbor and Tyco. In addition, new and emerging technologies may result in new competitors entering our market.

MANY OF OUR COMPETITORS HAVE A NUMBER OF SIGNIFICANT ADVANTAGES OVER US.

         Many of our competitors and potential competitors have a number of significant advantages over us, including:

     o greater financial and manufacturing resources that can be devoted to the development, production and sale of their products;

     o    more established and broader sales and marketing channels;

     o more manufacturing facilities worldwide, some of which are closer in proximity to original equipment manufacturers;

     o manufacturing facilities which are located in countries with lower production costs; and

     o    greater name recognition.

         In addition, these competitors may respond more quickly to new or emerging technologies, or may adapt more quickly to changes in customer requirements and may devote greater resources to the development, promotion and sale of their products than we do. We must continually develop improved manufacturing processes to meet our customers' needs for complex products, and our manufacturing process technology is generally not subject to significant proprietary protection. Furthermore, increased production capacity by our competitors can result in an excess supply of PCBs, which could also lead to price reductions. Although we cannot estimate how much excess capacity currently exists in the PCB manufacturing industry, we believe that there is significant excess capacity in the industry creating downward pressure on prices for our products. During recessionary periods in the electronics industry, our competitive advantages in the areas of providing quick-turn services, an integrated manufacturing solution and responsive customer service may be of reduced importance to our customers who may become more price sensitive. This may force us to compete more on the basis of price and cause our margins to decline.

WE COMPETE AGAINST MANUFACTURERS IN ASIA WHERE PRODUCTION COSTS ARE LOWER. THESE COMPETITORS MAY GAIN MARKET SHARE IN OUR MARKET SEGMENT FOR HIGHER TECHNOLOGY PCBS, WHICH MAY HAVE AN ADVERSE EFFECT ON THE PRICING OF OUR PRODUCTS.

         We may be at a competitive disadvantage with respect to price for volume production when compared to manufacturers with lower cost facilities in Asia and other locations. We believe price competition from PCB manufacturers in Asia and other locations with lower production costs may play an increasing role in the market for volume production. We do not currently have offshore facilities in lower cost locations, such as Asia. While historically our competitors in these locations have produced less technologically advanced PCBs, they continue to expand their technology to include higher technology PCBs. In addition, fluctuations in foreign currency exchange rates may benefit these offshore competitors. As a result, these competitors may gain market share in the market for higher technology PCBs, which may force us to lower our prices, reducing our revenue, gross profit, and cash flow from operations.

WE RELY ON SUPPLIERS FOR THE RAW MATERIALS USED IN MANUFACTURING OUR PCBS

         We currently order the raw materials that we use in the manufacture of PCBs from a limited number of preferred suppliers. Although we believe that the materials we use are generally readily available in the open market and numerous other suppliers of such materials exist, any disruption of the supply of such raw materials could have a material adverse effect on our operations.

THERE MAY BE SHORTAGES OF RAW MATERIALS WHICH COULD CAUSE US TO CURTAIL OUR MANUFACTURING OR INCUR HIGHER THAN EXPECTED COSTS.

         To manufacture our PCBs, we use raw materials such as laminated layers of fiberglass, copper foil and chemical solutions which we order from our suppliers. Although we have preferred suppliers for most of our raw materials, the materials we use are generally readily available in the open market and numerous other potential suppliers exist. However, from time to time manufacturers of products that also use these raw materials increase their demand for these materials and, as a result, the prices of these materials increase. During these periods of increased demand, our gross margins decrease as we have to pay more for our raw materials.

OUR MANUFACTURING PROCESS DEPENDS ON THE COLLECTIVE INDUSTRY EXPERIENCE OF OUR EMPLOYEES IN OUR INDUSTRY. IF THESE EMPLOYEES WERE TO LEAVE US AND TAKE THIS KNOWLEDGE WITH THEM, OUR MANUFACTURING PROCESS MAY SUFFER AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

         Except to the extent enjoyed by virtue of our license rights to Coesen's proprietary HVRFlex Process, we do not have patent or trade secret protection for our manufacturing process, but instead rely on the collective experience of our employees in the manufacturing process to ensure we continuously evaluate and adopt new technologies in our industry. As of November 30, 2003, we had 106 employees, of whom 84 were involved in manufacturing and engineering. Although we are not dependent on any one employee, if a significant number of our employees involved in our manufacturing process were to leave our employment and we were not able to replace these people with new employees with comparable experience, our manufacturing process may suffer as we may be unable to keep up with innovations in the industry. As a result, we may not be able to continue to compete effectively.

WE MAY BE EXPOSED TO INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS BY THIRD PARTIES WHICH COULD BE COSTLY TO DEFEND, COULD DIVERT MANAGEMENT'S ATTENTION AND RESOURCES AND, IF SUCCESSFUL, COULD RESULT IN LIABILITY.

         The PCB industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement or other violations of intellectual property rights. In connection with our acquisition of assets from Eastern Manufacturing Corporation in February 2003, we were assigned Eastern Manufacturing Corporation's license rights to Coesen's HVRFlex Process for use in connection with our manufacture of rigid-flex PCBs. We do not have license rights, patent or trade secret protection for our other manufacturing processes, and we could be subject to legal proceedings and claims for alleged infringement by us of third party proprietary rights, such as patents, from time to time in the ordinary course of business. Although we are not aware of any infringement proceedings or claims against it, any claims relating to an alleged infringement, even if not meritorious, could result in costly litigation and divert management's attention and resources.

OUR BUSINESS MAY SUFFER IF ANY OF OUR KEY SENIOR EXECUTIVES DISCONTINUES EMPLOYMENT WITH US OR IF WE ARE UNABLE TO RECRUIT AND RETAIN HIGHLY SKILLED ENGINEERING AND SALES STAFF.

         Our future success depends to a large extent on the services of our key managerial employees, particularly Kenneth L. Shirley, our Chief Executive Officer; and Stephen Saul Kennedy, our Vice-President-Sales for Titan PCB West. We have entered into employment agreements with Messrs. Shirley and Kennedy and other significant employees, however we may not be able to retain our executive officers and key personnel or attract additional qualified management in the future. Our business also depends on our continuing ability to recruit, train and retain highly qualified employees, particularly engineering and sales and marketing personnel. The competition for these employees is intense and the loss of these employees could harm our business. In addition, it may be difficult and costly for us to retain hourly skilled employees. Further, our ability to successfully integrate acquired companies depends in part on our ability to retain key management and existing employees at the time of the acquisition.

OUR MANAGEMENT TEAM HAS ONLY RECENTLY BEGUN WORKING TOGETHER AS A COMBINED UNIT, WHICH COULD MAKE IT MORE DIFFICULT TO CONDUCT AND GROW OUR BUSINESS.

         Kenneth L. Shirley, our Chief Executive Officer, began with us effective December 16, 2003 and was appointed Chief Executive Officer on January 1, 2004. Mr. James E. Patty was our President and Chief Executive Officer from February 21, 2003 to July 29, 2003. Mr. Ciri was our Chief Executive Officer from July 29, 2003 until December 31, 2003 and is also our Chairman of the Board of Directors. Our executive officers and key employees have not worked together for very long. If our management team cannot successfully work together, if they fail to develop a thorough understanding of our business on a timely basis, or if they prove unable to meet the demands of a public company, it could result in a material adverse effect on our business, prospects, financial condition and results of operations.

PCBS THAT WE MANUFACTURE MAY CONTAIN DESIGN OR MANUFACTURING DEFECTS, WHICH COULD RESULT IN REDUCED DEMAND FOR OUR SERVICES AND LIABILITY CLAIMS AGAINST US.

         We manufacture PCBs to our customers' specifications, which are highly complex and may contain design or manufacturing errors or failures despite our quality control and quality assurance efforts. Defects in the products we manufacture, whether caused by a design, manufacturing or component failure or error, may result in delayed shipments, customer dissatisfaction, or a reduction or cancellation of purchase orders. If these defects occur either in large quantities or too frequently, our business reputation may be impaired. Since our products are used in products that are integral to our customers' businesses, errors, defects or other performance problems could result in financial or other damages to our customers, for which we may be legally required to compensate them. Although our purchase orders generally contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate these limitation of liability provisions. Although we have not yet been subject to any action or suit for design or manufacturing defects nor received any material complaints alleging design or manufacturing errors, we can provide no assurances that we will not receive any such complaints or be sued on such grounds in the future. Product liability litigation against us, even if it were unsuccessful, would be time consuming and costly to defend.

OUR FAILURE TO COMPLY WITH THE REQUIREMENTS OF ENVIRONMENTAL LAWS COULD RESULT IN FINES AND REVOCATION OF PERMITS NECESSARY TO OUR MANUFACTURING PROCESSES.

         Our operations are regulated under a number of federal, state and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water, as well as the handling, storage and disposal of such materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Compliance with these environmental laws is a major consideration for us because our manufacturing process uses and generates materials classified as hazardous such as ammoniacal etching solutions, copper and nickel. In addition, because we use hazardous materials and generate hazardous wastes in our manufacturing processes, we may be subject to potential financial liability for costs associated with the investigation and remediation of our own sites, or sites at which we have arranged for the disposal of hazardous wastes, if such sites become contaminated. Even if we fully comply with applicable environmental laws and we are not directly at fault for the contamination, we may still be liable. The wastes we generate includes spent ammoniacal etching solutions, solder stripping solutions and hydrochloric acid solution containing palladium; waste water which contains heavy metals, acids, cleaners and conditioners; and filter cake from equipment used for on-site waste treatment. We believe that our operations substantially comply in all material respects with all applicable environmental laws. However, any material violations of environmental laws by us could subject us to revocation of our effluent discharge permits. Any such revocations could require us to cease or limit production at one or more of our facilities, materially adversely affect our revenue and cause our common stock price to decline. Even if we ultimately prevail, environmental lawsuits against us would be time consuming and costly to defend. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violation. We operate in environmentally sensitive locations and are subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes or restrictions on discharge limits, emissions levels, material storage, handling or disposal might require a high level of unplanned capital investment and/or relocation. It is possible that environmental compliance costs and penalties from new or existing regulations may materially adversely affect our business, prospects, financial condition and results of operations.

OUR MAJOR SHAREHOLDERS CONTROL OUR BUSINESS, AND COULD DELAY, DETER OR PREVENT A CHANGE OF CONTROL OR OTHER BUSINESS COMBINATION OR FUNCTION.

         One shareholder, Irrevocable Children's Trust, holds approximately 54.5% of our outstanding stock as of November 30, 2003. David Marks, one of our Directors, is one of two trustees of Irrevocable Children's Trust and has sole voting and dispositive authority with respect to the shares of stock held by Irrevocable Children's Trust. By virtue of its stock ownership, Irrevocable Children's Trust will control all matters submitted to our board and our stockholders, including the election of directors, and will be able to exercise control over our business, policies and affairs. Through its concentration of voting power, Irrevocable Children's Trust could cause us to take actions that we would not consider absent its influence, or could delay, deter or prevent a change of our control or other business combination that might otherwise be beneficial to our stockholders. Additionally, the shares of common stock issued to each of Forest Home Investors I, LLC ("Forest Home"), Phoenix Business Trust ("Phoenix Trust"), and Irrevocable Children's Trust No.2, are also beneficially owned by Mr. Marks, increasing his beneficial ownership to approximately 54.8 % of our outstanding common stock as of November 30, 2003.

THE CURRENT ECONOMIC DOWNTURN OR OTHER DOWNTURNS MAY LEAD TO LESS DEMAND FOR OUR SERVICES.

         As a result of the general slowing of economic activities experienced in the United States in 2001, 2002, and the first half 2003, existing and potential customers may delay or cancel new projects resulting in a loss of anticipated demand for our products. We may experience a similar loss of demand during future economic downturns, whether in the regions in which we operate, our industry or that of our customers, or the economy as a whole. Recent terrorism in the United States and international hostilities may also impact the demand for our services. A number of other factors, including unfavorable financing conditions for the industries we serve, could adversely affect our customers and their ability or willingness to fund capital expenditures in the future. These conditions, either singly or collectively, could result in lower revenue or slower growth than we anticipate, and in any of such events, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

THE LIMITED MARKET FOR OUR COMMON STOCK WILL MAKE ITS PRICE MORE VOLATILE.

         No active trading market existed for our common stock prior to the Merger, and we cannot assure potential investors that a larger market will ever develop or be maintained. The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

     o our success, or lack of success, in marketing our products and services;

     o    competition;

     o    governmental regulations; and

     o    fluctuations in operating results.

         The stock markets generally have experienced, and will probably continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the companies' operating results. These broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our' common stock in any market that develops.

OUR COMMON STOCK IS CONSIDERED TO BE "PENNY STOCK".

         Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Exchange Act. Penny stocks are stocks:

     o    with a price of less than $5.00 per share;

     o    that are not traded on a "recognized" national exchange;

     o    whose prices are not quoted on the Nasdaq automated quotation system;
          or

     o in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenue of less than $6,000,000 for the last three years.

         Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a "penny stock" for the investor's account. We urge potential investors to obtain and read this disclosure carefully before purchasing any shares that are deemed to be "penny stock."

         Rule 15g-9 promulgated under the Exchange Act requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any "penny stock" to that investor. This procedure requires the broker-dealer to:

     o obtain from the investor information about his or her financial situation, investment experience and investment objectives;

     o reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has enough knowledge and experience to be able to evaluate the risks of "penny stock" transactions;

     o provide the investor with a written statement setting forth the basis on which the broker-dealer made his or her determination; and

     o receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

         Compliance with these requirements may make it harder for investors in our common stock to resell their shares to third parties. Accordingly, our common stock should only be purchased by investors who understand that such investment is a long-term and illiquid investment, and are capable of and prepared to bear the risk of holding the common stock for an indefinite period of time.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements regarding our plans and objectives for the future, as well as future revenues, financial resources, product mix, market demand, and product development. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based on a successful execution of our business strategy and are based upon a number of assumptions, including that there will be no unanticipated material adverse change in our operations or business. These assumptions involve judgments with respect to, among other things, future economic, political, competitive, and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove inaccurate. The forward-looking statements included in this prospectus may prove to be inaccurate. In light of the significant uncertainties inherent in these forward-looking statements, these statements should not be regarded as representations by us or any other person that we will achieve our objectives and plans.

                                 DIVIDEND POLICY

         We have never paid cash or other dividends and do not expect to pay any cash or other dividends in the foreseeable future with respect to the common stock. Our future dividend policy will depend upon our earnings, capital requirements, financial condition, and other factors considered relevant by our Board of Directors. We presently intend to retain any earnings which we may realize in the foreseeable future to finance our growth. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

                                 USE OF PROCEEDS

         We will receive proceeds upon the due exercise, if any, of the warrants granted by us exercisable for an aggregate of 950,000 shares of common stock of up to a maximum of $837,500. We intend to use any such proceeds for working capital and general corporate purposes.

         Further, to the extent that any of our obligations under our credit facilities with Laurus are converted into, or paid in the form of, shares of our common stock, we will be relieved of such obligations to the extent of such conversion or payment.

                                    DILUTION

          We are registering the warrants held by Laurus in addition to shares of common stock already outstanding and held by selling stockholders under this prospectus. The maximum dilution will be approximately 950,000 shares or approximately 5.7% of currently outstanding shares.

                                 CAPITALIZATION
                                 (IN THOUSANDS)

         The following table sets forth in thousands as of November 30, 2003, our actual capitalization. This table should be read in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                      ACTUAL (UNAUDITED)
                                                      -----------------
  Long-term debt                                        $     1,590
                                                        -----------


  Stockholders' equity (deficit):
    Common stock                                                 16
    Additional paid in capital                               10,848
    Deferred compensation                                    (1,089)
    Accumulated deficit                                      (9,789)
                                                        -----------
  Total stockholders' deficit                                   (14)
                                                        -----------

           TOTAL CAPITALIZATION                         $     1,576
                                                        ===========

                       CONSOLIDATED FINANCIAL INFORMATION

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following table sets forth selected statement of operations data for the three months ended November 30, 2003 and 2002, years ended August 31, 2003 and 2002 and the period from inception (March 27, 2001) to August 31, 2001 and selected balance sheet data as of November 30, 2003 and August 31, 2003. The aforementioned selected statement of operations data and selected balance sheet data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus. The data for the years ended August 31, 2003 and 2002 and the period from inception (March 27, 2001) to August 31, 2001 is derived from our financial statements and related notes included in this prospectus audited by Stonefield Josephson, Inc., our independent auditors.

STATEMENT OF OPERATIONS DATA:

                                     THREE MONTHS ENDED                        FISCAL YEARS ENDED
                                        NOVEMBER 30,                               AUGUST 31,                 FROM INCEPTION
                                ----------------------------                 ----------------------          (MARCH 27, 2001)
                                2003                   2002                  2003              2002         TO AUGUST 31, 2001
                                -----                  -----                 ----              ----         ------------------
                             (UNAUDITED)            (UNAUDITED)

Net Sales                      $3,482                  $2,077               $10,205            $8,321                $883
Income (loss) from
operations                     (1,090)                 (1,057)               (6,047)           (1,272)                 50
Provision for
income taxes                       --                      --                   --               --                    --
Net income (loss)             $(1,581)                $(1,113)              $(6,500)          $(1,731)                $22

Net income (loss)
per share - basic
and diluted                    $(0.10)                 $(0.15)               $(0.52)           $(0.26)              $0.00

Shares used in
computation of net
income (loss) per
share                      15,823,899               7,428,163            12,398,023         6,615,598           6,600,000


BALANCE SHEET DATA:

                                                                    AS OF                         AS OF
                                                        NOVEMBER 30, 2003 (UNAUDITED)        AUGUST 31, 2003
                                                        ----------------------------         ---------------
Cash                                                                $114                               $97
Working capital (deficit)(1)                                      (1,325)                           (3,574)
Total assets                                                       6,407                             5,143
Total current liabilities                                          4,831                             5,773
Long-term debt and capital lease obligations,
less current portion                                               1,590                               486
Total stockholders' deficit                                         $(14)                          $(1,117)

(1) Defined as total current assets minus total current liabilities.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                  RESULTS OF OPERATIONS AND PLAN OF OPERATIONS

         THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATIONS AND OTHER PORTIONS OF THIS REPORT CONTAIN FORWARD-LOOKING INFORMATION THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED BY THE FORWARD-LOOKING INFORMATION. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, AVAILABILITY AND COST OF FINANCIAL RESOURCES, PRODUCT DEMAND, MARKET ACCEPTANCE AND OTHER FACTORS DISCUSSED IN THIS REPORT UNDER THE HEADING "RISK FACTORS." THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED ELSEWHERE IN THIS REPORT.

OVERVIEW

         CORPORATE BACKGROUND

         We are a fabrication service provider of time sensitive, high tech, prototype and pre-production PCBs. We provide time-critical, PCB manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers. Our prototype PCBs serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Our focus is on high quality niche Rigid and HVR Flex(TM) (rigid flex) PCBs consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a value-added price.

         We were organized under the laws of the State of Utah on March 1, 1985, with an initial authorized capital of $100,000, consisting of 100,000,000 shares of one mill ($0.001) par value common voting stock. We were formed for the primary purpose of seeking potential business enterprises which in the opinion of our management would prove profitable.

         Our wholly-owned subsidiary Titan PCB West was incorporated on March 27, 2001 under the name Manufacturing Holding Corporation. On August 30, 2002, Titan PCB West was acquired by us through the merger of Titan EMS Acquisition Corp., our wholly owned subsidiary, with and into Titan PCB West. In connection with the Merger, the stockholders of Titan PCB West received shares of our common stock. For financial reporting purposes, the Merger has been treated as a reverse-merger, where Titan PCB West was the acquirer. Because the Merger is treated as a purchase of Ventures-National Incorporated, the historical financial statements of Titan PCB West became our historical financial statements after the Merger.

         On August 12, 1985, our Articles of Incorporation were amended to increase authorized capital to $500,000, consisting of 500,000,000 shares of common stock.

         The Articles of Incorporation were also amended on August 26, 1985, to expand the purposes for which we were organized to include various types of investments. In December 1986, we executed a Letter of Intent with Woroner Technology Corporation of Florida, a Florida corporation and manufacturing and marketing firm of electronic systems and non-electronic products for the military and consumer markets world-wide ("Woroner Technology").

         The Articles of Incorporation were again amended on May 1, 1987, to increase our authorized capital to $950,000, consisting of 950,000,000 shares of common stock.

         On May 14, 1987, we acquired all of the outstanding common stock of Woroner Technology through an exchange of our common stock pursuant to an Agreement and Plan of Merger. We succeeded to the business operations of Woroner Technology and were subsequently involved in the manufacturing and sale of these products in military and consumer markets until 1990, when these operations proved to be unsuccessful and were discontinued.

         We were inactive from 1990 until a court ordered annual meeting of the stockholders was duly called and held on March 9, 2000, at which a new Board of Directors was elected. At a special meeting of the newly constituted Board of Directors held April 20, 2000, the fiscal year was changed from February 28 in each year to June 30 in each year; and we once again became a developmental stage company, following our reinstatement as a corporation in good standing under the laws of the State of Utah.

         Effective February 22, 2002, we effected a reverse split of our outstanding common stock on a basis of one for 6,000, reducing our 590,221,925 then outstanding shares of common stock to 99,211 shares.

         On August 6, 2002, Titan PCB West acquired all of the non-real estate assets and assumed all of the non-term loan liabilities of SVPC in exchange for the issuance to SVPC of 800,000 shares of Titan PCB West common stock, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002.

         Beginning in 2001, SVPC began acquiring cutting edge technology equipment, processes, customer lists and orders from competitors unable to remain in business principally due to a severe market downturn and excessive levels of indebtedness. On July 16, 2001, SVPC acquired all of the assets of SVPC Circuit Systems, Inc. and certain assets of CSI pursuant to a combined approved bankruptcy court sale. After these acquisitions, Titan PCB West acquired certain system integration division assets out of bankruptcy from creditors of Paragon Electronic Systems, Inc.

         In connection with the contribution, certain consents had not been received as of the closing date. Titan PCB West and SVPC have agreed that if such agreements are not received or they are such that the value of the contribution is detrimentally affected, SVPC will return shares in an amount equal to the resulting damages based on a value of $1.50 per share.

         On August 6, 2002, Titan PCB West acquired certain intangible assets contributed by Louis George, a former executive officer and director, in exchange for 50,000 shares of Titan PCB West common stock valued at $1.50 per share, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002.

         Effective August 30, 2002, through our wholly-owned subsidiary Titan EMS Acquisition Corp. ("AcquisitionCo"), a Delaware corporation, we acquired all of the capital stock of Titan PCB West through an exchange of our common stock pursuant to an Agreement and Plan of Merger. In connection with the Merger, our fiscal year was also changed from June 30 in each year to August 31 in each year.

         We transmitted the information required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended, to our holders of record on September 5, 2002.

         Since the recommencement of our developmental stage in March 2000, and until completion of our acquisition of Titan PCB West in August 2002, we did not engage in any material business operations other than seeking potential acquisition or merger candidates, and as of August 30, 2002, we had no assets and had liabilities of $9,660.

         In connection with the Merger, AcquisitionCo merged with and into Titan PCB West through the exchange of 6,880,490 shares of our common stock for all of Titan PCB West's outstanding shares of common stock.

         Upon the effectiveness of the Merger, the former executive officers resigned from their respective positions with us and the executive officers of Titan PCB West were duly elected as their successors as follows: David M. Marks became our Chairman of the Board, and Louis J. George became our President, Chief Executive Officer and Acting Treasurer. Mr. George has since resigned from all of his positions with the Company and Mr. James E. Patty became our President and Chief Executive Officer as of February 21, 2003. Mr. Marks resigned as Chairman of the Board on May 13, 2003 and Mr. Ciri was appointed the new Chairman. Mr. Patty resigned as President and Chief Executive Officer effective July 29, 2003 and Mr. Ciri was appointed as our Chief Executive Officer until January 1, 2004 when Mr. Shirley was appointed our new Chief Executive Officer. Mr. Andrew Glashow was appointed as our President, effective July 29, 2003 and resigned effective January 31, 2004. Mr. Ciri resigned as Chief Executive Officer effective December 31, 2003, but remains as Chairman of the Board. Our directors immediately prior to the effectiveness of the Merger irrevocably resigned effective as of the close of business on September 15, 2002.

         Messrs. Jacobs and Weisberg resigned as directors, and Mr. George resigned as a director and from his position as our President and Chief Executive Officer, in each case effective on or around January 10, 2003, at which time Mr. George was appointed Managing Director of Operations for California, a position from which he later resigned as of April 15, 2003.

         On August 26, 2002, Forest Home Investors I, LLC ("Forest Home") and Phoenix Business Trust ("Phoenix Trust"), lenders of Titan PCB West, converted indebtedness owed by Titan PCB West into shares of Titan PCB West common stock at the conversion price of $1.50 per share, which resulted in the issuance of 6,667 shares and 123,823 shares to Forest Home and Phoenix Trust, respectively.

         Immediately after the Merger, each of Ohio Investors of Wisconsin and Irrevocable Children's Trust converted certain outstanding indebtedness of Titan PCB West into shares of our common stock at a conversion price of $1.50 per share, resulting in the issuance of 1,160,764 shares of common stock to Ohio Investors of Wisconsin and 68,667 shares of common stock to Irrevocable Children's Trust. The conversion price at which Ohio Investors of Wisconsin and Irrevocable Children's Trust agreed to convert our indebtedness into shares of common stock was initially determined by reference to our then contemplated offering price of Units (as defined below) to be issued in the Private Placement. On October 28, 2002, we revised the offering price to $0.75 per share of common stock. Accordingly, on December 9, 2002, we entered into a letter agreement with each of Irrevocable Children's Trust and Ohio Investors of Wisconsin to provide for the issuance of 1,160,764 additional shares to Ohio Investors of Wisconsin and 68,667 additional shares of common stock to Irrevocable Children's Trust , to reflect a corresponding adjustment of the conversion price to $0.75 from $1.50. The Shares related to the conversion of these debts were issued subsequent to August 31, 2002.

         Upon the effectiveness of the Merger, we commenced the Private Placement pursuant to which we sold 2,792,567 shares of common stock in the Private Placement for net proceeds of $1,990,516. We also issued 332,557 as a company self imposed penalty on the timing of the registration of these shares. See "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations - Liquidity and Capital Resources."

         On February 27, 2003, through our wholly-owned subsidiary Titan PCB East, we acquired certain assets of Eastern Manufacturing Corporation, for approximately $513,160 in a foreclosure sale from Eastern Manufacturing Corporation's secured lender Eastern Bank. The results from Eastern Manufacturing Corporation's operations have been reflected in our financial statements from the date of acquisition. No goodwill resulted from this acquisition. For more information concerning the acquisition of assets from Eastern Manufacturing Corporation, see Note 3 under "Mergers and Acquisitions" to the consolidated financial statements.

         Effective March 5, 2003, we purchased shares of common stock of Coesen Inc. representing 33.3% of its issued and outstanding shares of common stock from Mr. Howard Doane, the principal stockholder and an officer and director of Eastern Manufacturing Corporation, in exchange for 30,000 shares of common stock and $5,000 in cash. In connection with the share purchase, David M. Marks, one of our Directors, was elected to the Board of Directors of Coesen Inc. and Mr. Doane resigned as a director of Coesen Inc. In addition, Mr. Doane and the two other stockholders of Coesen Inc. entered into a stockholders agreement with Coesen Inc. dated as of March 5, 2003 pursuant to which they agreed not to take actions not in the ordinary course of business without our prior written consent.

         Management has devoted substantial time since the Merger to the integration and reorganization of our various business units. We anticipate that this integration and reorganization of our business will continue to require substantial management resources for much of the second and third quarters of our fiscal year ending August 31, 2004 and that, as a result, we may not realize the anticipated economies of scale and scope, as well as the attendant improvements in our operating results, until possibly the next fiscal year.

         For the year ended August 31, 2003 and 2002, ten customers accounted for 30% and 41% of our sales, respectively. As of August 31, 2003, we had a working capital deficit of $3,574,211 and an accumulated deficit of $8,208,979. We generated sales of $10,204,672 and $8,321,292 for the years ended August 31, 2003 and 2002, respectively and incurred net losses of $6,500,428 and $1,730,801, respectively. In addition, during the years ended August 31, 2003 and 2002, net cash used in operating activities was $2,564,005 and $539,868.

         We are in the early stage of operations and, as a result, the relationships between revenue, cost of revenue, and operating expenses reflected in the financial information included in this prospectus do not represent future expected financial relationships. Much of the cost of revenue and operating expenses reflected in our consolidated financial statements are costs based on the integration of the acquired companies and assets that comprise our operations. Accordingly, we believe that, at our current stage of operations period-to-period comparisons of results of operations are not meaningful.

     PLAN OF OPERATIONS

         Our business strategy is to:

         o to target potential customers and industries needing prototype boards with required turnaround times of between 24 hours and the industry standard 10-days as well as preproduction needs requiring numerous types of materials;

         o to aggressively market specialty manufacturing services for time sensitive, high-tech prototype and pre-production Rigid and HVR FlexTM (rigid-flex) PCBs to the high technology industry and cater to customers who need time sensitive delivery of low to medium production runs with high quality and superior design and customer service interface whether for production or research and development;

         o to expand our services to include rigid-flex combinations in order to diversify sources of revenue;

         o to expand our sales through the marketing and manufacture of rigid-flex PCBs using the patented HVR Flex process available as a results of our acquisition of assets from Eastern Manufacturing Corporation in February 2003;

         o to acquire and integrate strategic assets of companies producing time sensitive, high tech prototype and pre-production PCBs with other unique customers, technology or processes in order to accelerate entry into our target market;

         o to acquire manufacturing facilities that have military certification or add value to our current time-sensitive manufacturing service business; and

         o to develop and continuously improve fabrication and sales processes in order to improve margins and competitive pricing.

         We plan to add additional independent sales representatives to extend our selling capacity. Commission costs therefore will fluctuate depending on the origin of sales orders with our internal sales team or our independent sales representative organization. We also plan to increase our marketing expenditures. There are no assurances that additional independent sales representatives or increased marketing expenditures will increase our revenues.

         We expect our general and administrative costs to increase in future periods due to our operating as a public company whereby we will incur added costs for filing fees, increased professional services and insurance costs.

ACCOUNTING PRINCIPLES; ANTICIPATED EFFECT OF GROWTH

         Below we describe a number of basic accounting principles which we employ in determining our recognition of revenues and expenses, as well as a brief description of the effects that we believe that our anticipated growth will have on our revenues and expenses in the future.

         We recognize sales upon shipment to our customers. We record net sales as our gross sales less an allowance for returns. As of November 30, 2003, we had approximately 360 customers. We provide our customers a limited right of return for defective PCBs and record an allowance against gross revenues for estimated returns at the time of sale based on our historical results. Because our customers quickly test the PCBs we manufacture for them, the majority of returns for defects occur within the first 15 days following shipment. At November 30, 2003, we provided an allowance for returns of $24,000. Actual returns may differ materially from our estimates, and revisions to the allowances may be required from time to time.

         We expect the number and complexity of PCBs we sell to fluctuate with the changes in demand from our customers and, the prices we charge our customers to fluctuate as a result of intense competition in the PCB industry and the current economic situation and its impact on the high technology market. Until industry conditions improve and demand increases, we expect that decreased average pricing will continue to negatively affect our sales.

         We expect sales to grow as we develop our reputation in our target market and as a result of our move to our facility in Fremont, California and the re-opening of our newly acquired facility in Amesbury Massachusetts. Management anticipates fluctuations in production as operations will be disrupted and in flux for a short period of time in connection with our move to Fremont, our re-opening of the Amesbury, MA facility, and as we establish our reputation, quality processes, and acquire certification with customers and certification agencies on both coasts as well as new customers across the US. Additional acquisitions will also increase sales as well as cause disruption as facilities, employees, and processes are integrated. We expect these fluctuations to be relatively short lived while expecting the sales growth to be more permanent with the variable of market demand as a condition.

         Future demand and product pricing will depend on many factors including product mix, levels of advanced technology, capacity utilization, competitive pressure in the PCB industry, and economic conditions affecting the markets we serve and the electronics industry in general. The current uncertainty regarding the level and timing of an economic recovery in our product markets and volatility in our customer forecasts continue to make our forecasting less reliable than in prior periods.

         In each case, our plan of operations anticipates that our internal growth, as well as acquisitions of competitors, shall materially contribute to our ability to increase our revenues as described above.

         Through November 2003, we anticipate that our primary source of sales will be from rigid bare-board manufacturing that provides time sensitive, high technology, and superior quality PCB's to the electronics industry at a competitive price. We are focused on higher layer counts and finer line production. Our sales have been derived from different areas including delivery of prototype/pre-prototype boards from 24 hours to 14-day standard time as well as pre-production with numerous types of materials. The essential element of our success, current and future, will be to service those customers who need time sensitive delivery of low to medium production runs with high quality and superior design and customer service interface.

         In the future, Titan PCB West expects to receive sales from customers who need rigid-flex and increasingly complex rigid bare-board manufacturing that provides time sensitive, high technology, and superior quality PCBs. In addition, after an initial inspection and certification period, Titan PCB East and Titan PCB West intend to expand their sales focus to the military market place, which includes those vendors supplying the U.S. military with products in our target market.

         Cost of sales consists of materials, labor, outside services and overhead expenses incurred in the manufacture and testing of our products. Many factors affect our gross margin, including, but not limited to, capacity utilization, production volume, production quality and yield. We do not participate in any long-term supply contracts and we believe there are a number of high quality suppliers for the raw materials we use. Our cost of goods, as a percentage of revenues, varies depending on the complexity of the PCBs we manufacture in any given period.

         Based upon our plan of operations, we anticipate that our cost of sales will increase as our sales increase, but that cost of sales as a percentage of net sales shall generally decrease for a period of time as our sales increase. We believe that the amount of the decrease of this percentage over the next several fiscal periods will be dependent in large part upon the source of the increase in sales. For example, an increase in our penetration in the existing market for our goods and services will permit us to increase sales at a low cost in part by causing us to utilize a greater portion of our existing manufacturing capacity, an expense which we already incur. On the other hand, an increase in our sales attributable to our offering a greater portfolio of products and services or an increase in the technology or complexity of products and services may result in less of a decrease in such percentage as such activities may initially be less efficient than our existing operations.

         Included in cost of sales is overhead which is relatively fixed on an annual basis. Materials are variable and labor is semi-variable and are influenced by the complexity of orders as well as the quantity of orders. As our business is continually changing with regard to the type of product produced, we plan to implement broader use of production systems to control the overtime in production as well as the use of materials in production. We anticipate that these systems will assist in the pricing of its products with the objective to be more competitive and profitable in our target market.

         We intend to continue to expand and upgrade our production capability as well as our production systems and processes and the financial systems interface in order to better manage material, labor and overhead costs.

         Our operating expenses for the years ended August 31, 2003 and August 31, 2002 are comprised of marketing, general and administrative, restructuring costs, and costs related to mergers and acquisitions, as well as the cost of developing operating facilities. All restructuring costs and costs related to mergers and acquisitions, as well as the cost of developing operating facilities and moving costs incurred have been accounted for in the fiscal years ended August 31, 2003 and 2002.

         Selling and marketing expenses consist primarily of salaries and commissions paid to our internal sales team, commissions paid to independent sales representatives and costs associated with advertising and marketing activities. We expect our selling and marketing expenses to fluctuate as a percentage of sales as we add new personnel, develop new independent sales representative channels and advertise our products and company.

         We intend to expand our direct, indirect and distributed channels sales plan in order to best utilize our newly acquired HVR Flex(TM) (rigid-flex) manufacturing capability as a result of our acquisition of the assets from Eastern Manufacturing Corporation as well as our geographic expansion in rigid bare board products.

         General and administrative expenses include all corporate and administrative functions that serve to support our current and future operations and provide an infrastructure to support future growth. Major items in this category include management and staff salaries and benefits, travel, network administration and systems/data processing, training, rent/leases and professional services. We expect these expenses to increase as a requirement of operating as a public company and we further expect these expenses to fluctuate as a percentage of sales as we expand our business. We intend to expand our customer and sales support operation in order to support the increased complexity and volume of our PCB business and our anticipated use of indirect sales. We do not expect a material increase in sales and marketing expense that is not consistent with an increase in sales over a reasonable period of time. We anticipate our sales and marketing costs to fluctuate as a percentage of sales due to the addition of sales personnel and various marketing activities planned throughout the year.

         For the years ended August 31, 2003 and 2002, restructuring costs include loss on disposal of SID and write-off of capitalized cost related to this product line while merger costs related primarily to professional and consulting cost in connection with the Ventures/Titan merger. The Company also incurred costs in relation to moving its manufacturing and assembling plants. As a part of our business strategy we will continue to seek additional acquisitions. Therefore, we anticipate incurring merger costs in the future.

         Interest expense, including finance charges, relates primarily to our $640,000, 24% note used for the purchase of EMC, an accounts receivable and inventory line of credit with an entity owned by a former member of our board of directors, an accounts receivable line of credit, and a term loan secured by the equipment of Titan PCB East. We expect interest expenses to decrease significantly as a result of the refinancing with Laurus Funds.

RESULTS OF OPERATIONS

         The following table sets forth income statement data for the years ended August 31, 2003 and 2002 and should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

                            FOR THE THREE MONTHS ENDED NOVEMBER 30,     FOR THE YEAR ENDED AUGUST 31,
                           ----------------------------------------     -----------------------------
                                   2003              2002                    2003          2002
                               (UNAUDITED)       (UNAUDITED)
                               -----------       -----------                -----         -----
Sales                             100.0%            100.0%                  100.0%        100.0%
Cost of Sales                      89.0              94.6                    94.0          85.1
   Gross Profit                    11.0               5.4                     6.0          14.9
Operating Expenses:
   Sales and Marketing              9.9              12.0                    12.1          10.2
   General and
   Administrative                  32.4              44.3                    39.5          14.9
   Merger Costs                      --                --                     6.4           5.1
   Restructuring Costs               --                --                     5.7            --
   Costs of moving
   manufacturing plants              --                --                     1.6            --
     Total Operating

     Expenses                      42.3              56.3                    65.3          30.2
   Operating Loss                 (31.3)            (50.9)                  (59.3)        (15.3)
Interest Expense                  (19.9)             (2.7)                   (5.5)         (5.8)


Miscellaneous                       5.8                --                     1.1           0.3
  Net loss                        (45.4)            (53.6)                  (63.7)        (20.8)



         THREE MONTHS ENDED NOVEMBER 30, 2003 COMPARED TO THE THREE MONTHS ENDED NOVEMBER 30, 2002

NET SALES

         Sales increased by $1,405,000 or 67.7% from $2,077,000 in the three months ended November 30, 2002 to $3,482,000 in the three months ended November 30, 2003. This increase resulted primarily from the sales achieved from our acquisition of Eastern Manufacturing Corporation ("EMC"), which occurred in February 2003. The sales from this new division totaled $1,363,000. This was supplemented by an increase of $42,000 in our West operations. We expect sales in subsequent quarters to increase as we have seen bookings continually increase and have achieved an increase in our book to ship ration.

COST OF SALES

         Cost of sales increased $1,136,000, or 57.8% from $1,965,000 in the three months ended November 30, 2002 to $3,101,000 in the three months ended November 30, 2003. As a percentage of sales, these costs decreased from 94.6% in the three months ended November 30, 2002 to 89.0% in the three months ended November 30, 2003. The decrease in cost of sales resulted from a greater gross margin received from products sold, partially offset by higher overhead costs associated with the EMC acquisition mentioned above.

GROSS PROFIT

         Gross profit increased by $269,000 or 242.2%, from $112,000 in the three months ended November 30, 2002 to $381,000 in the three months ended November 30, 2003. The increase in gross profit resulted primarily form the higher margin products being shipped from the West and gross margin generated from PCB East. In the West, most of our products are quick turn (3 - 5 business day turnaround) and as such normally carry higher margins. The material costs in these products decreased from 33.2% in the three months ended November 30, 2002 to 24.8% in the three months ended November 30, 2003.

OPERATING EXPENSES

         Sales and marketing expenses increased by $95,000, or 38.3%, from $248,000 in the three months ended November 30, 2002 to $343,000 in the three months ended November 30, 2003. As a percentage of revenue, sales and marketing expense decreased from 12.0% of sales in the three months ended November 30, 2002 to 9.9% of sales in the three months ended November 30, 2003. The dollar increase was due to the addition of sales personnel in our West division as well as additional sales personnel acquired with the purchase of EMC.

         General and administrative expenses increased by $207,000 or 22.5%, from $910,000 in the three months ended November 30, 2002 to $1,128,000 in the three months ended November 30, 2003. This increase was due to the amortization of deferred compensation of $485,000, the additional operating costs generated from the PCB East division of $196,000, charges from our largest shareholder for a consulting contract that was terminated and rent for the Santa Clara facility that we have vacated, offset by a decrease in merger costs and setup of the SID product-line of $613,000 in 2002.

INTEREST EXPENSE

         Interest expense increased by $635,000, or 1114.0%, from interest expense of $57,000 in the three months ended November 30, 2002 to $692,000 in the three months ended November 30, 2003. As a percentage of revenue, interest expense increased from 2.7% in the three months ended November 30, 2002 to 19.9% in the three months ended November 30, 2003. In the three months ended November 30, 2003, interest expense relates primarily to the following: amortization of the remaining balance on the discount issued as part of the 24% notes, additional costs associated with one of our prior revolving A/R credit lines, and a short term interest loan, and the inclusion of a non-cash stock-based expense of $414,000 incurred primarily as a result of the issuance of stock for interest expense described under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources". We anticipate the amount of interest expense to fluctuate as a percentage of revenue based on the timing and amounts borrowed under our line of credit and other credit facilities we may enter into from time to time.

OTHER INCOME/(EXPENSE), NET

         Miscellaneous income increased by $200,000 from $1,000 in the three months ended November 30, 2002 to $201,000 in the three months ended November 30, 2003. This increase was primarily attributable to a gain on debt extinguishments of $349,000 offset by fees paid in relation to the payoff of the loans with Alco and Equinox.

         YEAR ENDED AUGUST 31, 2003 COMPARED TO THE YEAR ENDED AUGUST 31, 2002

         SALES. Sales increased by $1,883,380 or 22.6% from $8,321,292 in the year ended August 31, 2002 to $10,204,672 in the year ended August 31, 2003. This increase resulted primarily from the sales achieved in our latest acquisition of Eastern Manufacturing Corporation of $2,402,615. This was offset by a decrease in average pricing as a result of product mix changes, competitive pressures on pricing for both quick-turn and volume orders resulting from the overall decline in the electronics industry, and a lower level of premium revenue. While we see some stabilization in pricing as competitors are unable to effectively compete and are being forced to close, we expect this situation to continue for the near future. As a result of a smaller number of competitors, we are currently experiencing a rebound in sales orders.

         COST OF SALES. Cost of sales increased $2,508,350, or 35.4%, from $7,079,941 in the year ended August 31, 2002 to $9,588,291 in the year ended August 31, 2003. The increase in cost of sales resulted from a greater number of PCBs sold, process inefficiencies, and an increase in labor costs primarily due to inefficiencies incurred during the transition between the new facility in Fremont and the facility in Santa Clara and the opening of the Amesbury, MA facility. During the first part of the year gross margins on our products did not meet our expected level and we have adapted our pricing accordingly and expect to achieve higher gross margins in the future. As a percentage of sales, cost of sales increased from 85.1% of sales in the year ended August 31, 2002 to 94.0% of sales in the year ended August 31, 2003. Such increase was caused by the reduction of prices for the PCBs as well as the reasons described above, the inefficiencies that we experienced in our acquisition of EMC in February 2003. and the increase in labor and inefficiencies that we experienced in relocating our California manufacturing facilities from Santa Clara to Fremont. We believe we have identified and fixed most of the inefficiencies in our EMC division and expect the division to begin to be profitable in the first half of fiscal 2004. We also have successfully completed the transition of our California manufacturing facilities from Santa Clara to Fremont.

         GROSS PROFIT. Gross profit decreased by $624,970 or 50.3%, from $1,241,351 in the year ended August 31, 2002 to $616,381 in the year ended August 31, 2003. The decrease in gross profit resulted primarily from a greater volume of PCBs produced at decreased prices as well as the increased labor costs primarily due to inefficiencies incurred during the transition between the new facility in Freemont and the facility in Santa Clara, and inefficiencies in process management especially in our newly acquired division. Our gross profit was 14.9% of sales in the year ended August 31, 2002 compared to 6.0% of sales in the year ended August 31, 2003. The impact of the increases in sales was also mitigated by various costs relating to materials, production personnel, production processes and overhead expenses not in place in the preceding comparable period. We expect our gross profit to fluctuate as a percentage of sales based on the demand from our customers which affects our costs and volatility in prices we charge our customers due to intense competition in the PCB industry.

         SALES AND MARKETING. Sales and marketing expenses increased by $384,363, or 45.1%, from $851,444 in the year ended August 31, 2002 to
$1,235,807 in the year ended August 31, 2003. As a percentage of sales, sales and marketing expense increased from 10.2% of revenue in the year ended August 31, 2002 to 12.1% of sales in the year ended August 31, 2003. This increase was primarily due to the addition of sales personnel in fiscal year 2003 in our California location as well as the additional sales personnel upon the acquisition of EMC.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $2,792,888 or 224.9% from $1,241,777 in the year ended August 31, 2002 to $4,034,665 in the year ended August 31, 2003. These expenses mainly increased as a result of the personnel and associated benefits and expenses of our new East coast facility in Amesbury, MA ($672,330) as well as costs associated with our initial year of our being a public company and the promotion and exposure associated therewith such as professional fees. These expenses also included expenses incurred by our largest shareholder on our behalf. The Company also paid rent and other administrative expenses for both the Santa Clara building and Fremont building during the transition period of the move.

         RESTRUCTURING COSTS. Restructuring costs included expenses for setup and eventual sale of our SID product-line of $579,456.

         MERGER COSTS. During the year ended August 31, 2003, the Company incurred merger costs of $649,139 or 6.4% of sales as compared to $420,611 or 5.1% of sales in the year ended August 31, 2002. These merger costs related to the Ventures/Titan merger and included the cost of merger-related consulting services paid through issuance of Company stock and professional fees. As part of our business strategy we will continue to seek additional acquisitions. Therefore, we anticipate incurring merger-related costs in the future.

         COSTS OF MOVING MANUFACTURING PLANTS. During the year ended August 31, 2003, the Company incurred $164,512 dealing with cost related to our move of our manufacturing and assembling plants from Santa Clara, California to Fremont, California.

         INTEREST EXPENSE. Interest expense, including amortization of loan fees and financing cost in the year ended August 31, 2003, increased by $81,490, or 16.8%, from interest expense of $484,487 in the year ended August 31, 2002 to $565,977 in the year ended August 31, 2003. As a percentage of sales, interest expense decreased from 5.8% in the year ended August 31, 2002 to 5.5% in the year ended August 31, 2003. In the year ended August 31, 2003, interest expense relates primarily to interest expense associated with our 24% $640,000 principal amount of private placement promissory notes (the "Notes") which carried $240,000 stock value issuance as financing cost which is being amortized over the one-year life ($105,965 expensed during the year ended August 31, 2003) and our credit facilities with Alco Financial Services ("Alco") and Equinox Business Credit Corp. ("Equinox") described below. The Notes were primarily issued to facilitate our purchase of EMC in February 2003. We anticipate retiring these 24% promissory notes in December 2003. Interest expense in the year ended August 31, 2002 primarily related to a real estate loan of approximately $3,349,000, factoring of our accounts receivable and, to a lesser degree, interest expense from lease obligations and a $100,000 renewal fee on our term loan. We anticipate interest expense, thereafter, to fluctuate as a percentage of revenue based on the timing and amounts borrowed under our line of credit and other credit facilities we may enter into from time to time.

         OTHER INCOME AND EXPENSE, NET. Other income and expense, net increased by $86,580 or 330.9%, from $26,167 in the year ended August 31, 2002 to $112,747 in the year ended August 31, 2003. This increase was primarily attributable to gain on the settlement of payables for professional fees with warrants issued in the fiscal year ended August 31, 2003.

LIQUIDITY AND CAPITAL RESOURCES

         Our principal sources of liquidity have been cash provided by operations, borrowings under our various debt agreements and private placement offerings of securities. Our principal uses of cash have been for operations, to meet debt service requirements, finance capital expenditures and for acquisition activities. We anticipate these uses will continue to be our principal uses of cash in the future.

         On November 20, 2003, we entered into a Security Agreement (the "Security Agreement") with Laurus Master Fund, Ltd. ("Laurus"), pursuant to which we may borrow from Laurus such amount as shall equal 85% of our eligible accounts receivable as prescribed by the terms of the Security Agreement up to a maximum of $4,000,000. Pursuant to the Security Agreement, we issued to Laurus a
(i) Secured Revolving Convertible Note (the "Revolving Note") in the principal amount of up to $2,500,000 and (ii) Secured Convertible Minimum Borrowing Note (the "Initial Minimum Borrowing Note" and together with any other Minimum Borrowing Notes issued under the Security Agreement, the "Minimum Borrowing Notes") in the original principal amount of $1,500,000. Additional Minimum Borrowing Notes shall be issued as and when the Company is eligible and elects to make additional borrowings under the Revolving Note. As November 30, 2003, we had borrowed an aggregate of approximately $2.1 million under the Security Agreement.

         In connection with the issuance of the Revolving Note and the Initial Minimum Borrowing Note pursuant to the Security Agreement, we issued to Laurus a warrant (the "First Warrant") to purchase up to 600,000 shares of our common stock, par value $0.001 per share ("Common Stock"), having an exercise price of $0.83 per share for the first 250,000 shares of Common Stock acquired under such warrant, $0.90 per share for the next 200,000 shares of Common Stock acquired thereunder, and a price of $0.97 per share for any additional shares of Common Stock acquired thereunder. The First Warrant expires on November 20, 2010 and has a cashless exercise provision.

         Also on November 20, 2003, we entered into a Securities Purchase Agreement (the "SPA") pursuant to which we issued and sold to Laurus (i) a Convertible Term Note (the "Convertible Term Note", together with the Revolving Note, the Minimum Borrowing Notes, the "Notes") in the principal amount of $2,100,000 and (ii) a warrant (the "Second Warrant", and together with the First Warrant, the "Warrants") to purchase up to 350,000 shares of Common Stock having an exercise price of $0.83 per share for the first 200,000 shares of Common Stock acquired thereunder, $0.90 per share for the next 100,000 shares of Common Stock acquired thereunder, and $0.97 per share for any additional shares of Common Stock acquired thereunder. The Second Warrant expires on November 20, 2010 and has a cashless exercise provision.

         On January 12, 2004, Laurus extended additional funds to us in an aggregate amount of $300,000 (the "Overadvance"), as an overadvance pursuant to the terms of the Security Agreement. Effective as of January 8, 2004, and in partial consideration for the Overadvance, we entered into Amendment No. 1 to the Convertible Term Note with Laurus, pursuant to which, in consideration for the Overadvance, the terms of the Convertible Term Note were amended to reduce the fixed conversion price of the Convertible Term Note from $0.77 to $0.60. As of January 8, 2004, the aggregate amount outstanding under the Convertible term Note was $2,117,806.

         Each of the Notes accrues interest at a rate per annum equal to the greater of (i) the prime rate published in The Wall Street Journal plus three (3%) percent and (ii) seven (7%) percent, subject to possible downward adjustment if (x) we shall have registered the shares of our Common Stock underlying the conversion of such Note and the related Warrant, and (y) the volume weighted average price of the Common Stock as reported by Bloomberg, L.P. on the principal market for any of the trading days immediately preceding an interest payment date under such Note exceeds the then applicable Fixed Conversion Price by twenty five (25%) percent, in which event the interest rate for the succeeding calendar month shall automatically be reduced by twenty five (25%) percent. The first payment under the Notes is due 90 days from the issue date thereof. Each of the Notes has a maturity date of November 20, 2006.

         The outstanding principal and accrued interest under each Notes was initially convertible, at the holder's option, into shares of our Common Stock at a conversion price equal to $0.77 per share, which was amended to $0.60 retroactively to the date of the agreement (the "Fixed Conversion Price"), subject to certain adjustments upon reclassifications, stock splits, combinations, stock dividends and similar events as well as downward adjustment upon an issuance of shares of Common Stock by the Company at a price per share below the then current Fixed Conversion Price, upon which issuance the Fixed Conversion Price shall be adjusted to equal such lower issue price (subject to certain exceptions set forth in the Notes).

         Each Note may be prepaid by us in cash by paying to the holder 115% of the principal and related accrued and unpaid interest thereon being prepaid. In addition, the Convertible Term Note may be prepaid at our option in shares of Common Stock if and to the extent the average closing price of the Common Stock is greater than 110% of the Fixed Conversion Price for at least 5 consecutive trading days, subject to certain limitations.

         Our obligations under the Security Agreement, SPA and the Notes are secured by a pledge by us of shares representing 100% of the share capital of our wholly-owned subsidiaries Titan PCB East, Inc. and Titan PCB West, Inc. (collectively, the "Subsidiaries"), a guaranty of such obligations by each of the Subsidiaries, and the grant of a security interest by each of the Subsidiaries in their respective assets.

         Laurus shall not be entitled to be issued shares of Common Stock in repayment of any portion of the Notes or upon exercise of either of the Warrants if and to the extent such issuance would result in

Laurus and its affiliates beneficially owning more than 4.99% of the issued and outstanding Common Stock upon such issuance, unless Laurus shall have provided at least 75 days' prior written notice to us of its revocation of such restriction.

         We are obligated, pursuant to two Registration Rights Agreements each between us and Laurus dated November 20, 2003 to file a registration statement with the Securities and Exchange Commission to register the shares of Common Stock issuable upon conversion of the Notes (excluding Minimum Borrowing Notes not yet issued) and the Warrants on or before December 20, 2003 or, with respect to the future Minimum Borrowing Notes, within 30 days following the issuance thereof, and to use our best efforts to cause such registration statement to become effective within 90 days following the relevant filing date. To the extent, subject to certain conditions set forth in the Registration Rights Agreements, either (i) we fail to make such initial filing, (ii) the relevant registration statement is not declared effective by the Commission within 90 days of such filing, (iii) such registration statement ceases to be effective as to the securities to have been covered thereby for a period of 20 consecutive trading days or 30 days total in any 365 day period commencing on the effective date of such registration statement, or (iv) our Common Stock ceases to be traded on any trading market for a period of three consecutive trading days which has not been cured within 30 days of notice thereof, then we shall be liable to pay to Laurus, as liquidated damages, for each 30-day period during which the relevant default remains uncured 2.0% of the original principal amount of each applicable Note.

         As of November 30, 2003, we had borrowed a total of approximately $4.0 million from Laurus, of which approximately $3.0 million was used to repay outstanding indebtedness, $260,000 was used to pay transaction fees relating to the borrowing facility, approximately $250,000 was used to satisfy outstanding trade payables, and and the remaining $490,000 was used as working capital for the Company.

         We will require additional financing in order to implement our business plan. We currently anticipate capital expenditures of at least $1.3 million during the next 12 months. If the anticipated cash generated by our operations are insufficient to fund requirements and losses, we will need to obtain additional funds through third party financing in the form of equity, debt or bank financing. There can be no assurance that we will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all. In any of such events, our business, prospects, financial condition, and results of operations would be materially and adversely affected. As a result of any such financing, the holders of our common stock may experience substantial dilution. In addition, as our results may be negatively impacted and thus delayed as a result of political and economic factors beyond our control, including the war in the Middle East and its impact on the high technology market and the economy in general, our capital requirements may increase.

         The following factors, among others, could cause actual results to differ from those indicated in the above forward-looking statements: pricing pressures in the industry; the loss of any of our major customers; a downturn in the economy in general or in the technology sector; a further decrease in demand for electronic products or continued weak demand for these products; significant changes or problems in our manufacturing facilities; our ability to attract new customers; our ability to reduce costs, including those associated with our restructuring plan; an increase in competition in the market for electronic interconnect solutions; and the ability of some of our new customers to obtain financing. These factors or additional risks and uncertainties not known to us or that we currently deem immaterial may impair business operations and may cause our actual results to differ materially from any forward-looking statement.

         Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this report to conform them to actual results or to make changes in our expectations.

         In the three months ended November 30, 2002, net cash used by operations was $410,000 while in the three months ended November 30, 2002 cash used in operating activities was $1,643,000, an increase of $1,233,000. This increase was primarily the result of an increase in net receivables and working capital improvement.

         In the year ended August 31, 2002, net cash used in operations was $539,868 while in the year ended August 31, 2003 we used net cash of $2,564,005 in operating activities, an increase of $2,024,137. This increase was caused, in part, primarily by an increase in net losses of $4,769,627.

         In the year ended August 31, 2003, we used $744,264 for the purchase of fixed assets compared to $620,417 used for the purchase of fixed assets in the year ended August 31, 2002, an increase of $123,847, or 20.0%. We acquired equipment to outfit our new facility in Fremont, California and expect to expend additional funds to obtain other necessary equipment for both of our subsidiaries. On February 27, 2003, we purchased substantially all of the assets of Eastern Manufacturing Corporation ("EMC") for $513,160. In separate transactions, we purchased $50,000 of accounts receivable of EMC in February 2003 and on March 5, 2003, we purchased a 33.3% interest in Coesen Inc. (the company holding the patent for the HVR Flex(TM) process).

         In the three months ended November 30, 2003, we utilized $104,000 for the purchase of fixed assets compared to $138,000 used for the purchase of fixed assets in the three months ended November 30, 2002, a decrease of $34,000, or 24.6%.

         For the three months ended November 30, 2003, we received a total of $667,000 from the exercise of warrants by certain consultants.

         Upon the effectiveness of the Merger, we commenced the Private Placement, initially of units (each a "Unit"), each Unit being comprised of one share of our common stock and a 5 year warrant to purchase one share of our common stock at an exercise price of $1.50 per share. Effective October 28, 2002, we amended the offering structure to provide for, among other things, the offering of shares of common stock (without common stock purchase warrants) at $0.75 per share, reduced from its previous offering price of $1.50 per Unit (the "Repricing"). Each investor in the Private Placement who had purchased Units prior to October 28, 2002 was provided an opportunity to rescind its purchase and receive a refund of their purchase when the terms of the offering were amended. None of the investors availed themselves of the refund offer, instead, those investors agreed to surrender their rights to Units and to apply their respective investment amounts toward the purchase of shares of common stock at $0.75 per share. During the year 2003, we sold 2,792,567 shares of common stock in the Private Placement for net proceeds of $1,990,516. We also issued 332,557 shares as a Company self imposed penalty on the timing of the registration of these chares. We used the majority of the proceeds of the Private Placement, after deducting fees and expenses related to the Private Placement, for general working capital needs and the build-out of new facilities. Fees and expenses related to the Private Placement included $113,905 paid to R. F. Lafferty and Co., Inc., and $30,000 paid to Berry-Shino Securities in consideration of their assistance with the Private Placement. These costs were paid out of the proceeds received from the Private Placement.

         During the year ended August 31, 2003, we increased our borrowings under our credit agreement with Alco, an entity owned by a former member of our Board of Directors, by $257,875. Under the terms of the agreement, we can borrow up to the sum of (1) 80% of the net face amount of Titan's eligible accounts receivable, plus (2) the lesser of (i) $100,000 or (ii) 50% of the eligible inventory. Also during the year ended August 31, 2003, we repaid obligations from notes, loans and capital lease obligations totaling $148,493. During the second quarter 2003, Titan PCB East entered into a promissory note agreement with several individual lenders for $640,000. The note was subsequently assigned to, and assumed by, Titan PCB West. We received financing of $801,797 through short-term and long-term debt in addition to the ALCO agreement. In the year ended August 31, 2002, we received note and loan proceeds of $367,370 and repaid $264,309 of those obligations, and we also received $200,000 loan from a related party to finance our day-to-day operations. During the year ended August 31, 2003, as a result of the Merger, $2,144,146 in loans and notes were converted to equity.

         Under the terms of our agreement with Alco, we can borrow up to the sum of (1) 80% of the net face amount of our eligible accounts receivable, plus (2) the lesser of (i) $100,000 or (ii) 50% of the eligible inventory. Borrowings under the loan agreement incur interest charges at a rate equal to the greater of (a) 3.5% over the prime rate or (b) interest rate at the date of the loan agreement (June 28, 2002), and matures on June 28, 2005. This loan is subject to a loan fee of $24,000 for one year and a minimum monthly interest charge of $7,500, and it is secured by the accounts receivable and inventory of Titan. As of August 31, 2003, the balance of the loan was $1,005,639. Under our agreement with Alco, after an event of default under the credit facility we may not (a) grant any extension of time for payment of any accounts, (b) settle any accounts for less than the full amount of the account (c) release any account debtor; or
(d) grant any credits with respect to any account. we are subject to certain restrictions and covenants.

         On February 27, 2003, through our subsidiary, Titan PCB East, we acquired substantially all of the assets of Eastern Manufacturing Corporation, for approximately $513,160 in a sale from Eastern Manufacturing Corporation's secured lender, Eastern Bank. The acquired assets included equipment, work-in-progress, inventory, technology, technology and patent licenses and customer lists. In connection with this acquisition, we were assigned Eastern Manufacturing Corporation's rights under a license agreement with Coesen Inc., to manufacture PCBs using the HVR Flex(TM) Process. We also entered into a lease for the facility in Amesbury, Massachusetts, previously leased by Eastern Manufacturing Corporation. We financed the acquisition of Eastern Manufacturing Corporation's assets through the issuance and sale on February 27, 2003 of secured promissory notes by Titan PCB East to a limited number of accredited investors in a private placement. The promissory notes have an aggregate face amount of $640,000, bear interest at the rate of 24% per annum, payable quarterly, and have an expiration date of February 27, 2004. The promissory notes are secured by the equipment assets of Titan PCB West and an option to purchase real estate held by Titan PCB East. We expect to repay the promissory notes with the proceeds from the issuance of other short-term promissory notes with more favorable terms. In connection with the issuance of the promissory notes, the investors were issued an aggregate of 320,000 shares of common stock, pro rata according to their respective investment amounts.

         On May 9, 2003, we entered into a loan and security agreement (the "Equinox Agreement") with Equinox, and paid a loan fee of $19,000 which was expensed during the year. Under the terms of the Equinox Agreement, we can borrow up to the sum of (1) 70% of the net face value of the Titan PCB East Inc.'s eligible accounts receivable, plus (2) $400,000 against the eligible property and equipment. The Equinox Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $7,500. The Agreement matures on June 28, 2003 and is secured by all accounts receivable and inventory of the Titan PCB East, Inc. We are subject to certain restrictions and covenants under the Agreement. The outstanding principal balance outstanding under the Equinox Agreement was $750,973 at August 31, 2003 of which $346,421 were included in lines of credit and $404,552 were included in long-term debt.

         We expect to significantly increase our manufacturing capacity in the first half fiscal 2004 as a result of our move to our leased facility in Fremont, California, our acquisition of assets from EMC and our entry into a new lease for the manufacturing facility in Amesbury, Massachusetts that was formerly leased by EMC. In connection with this capacity increase, we anticipate improved production and process utilization once all systems are in place, upgraded and operating within expected range at these two facilities. Once completed, we expect these expansion projects to increase production capacity and we anticipate that at such time our company will support production of rigid and rigid-flex PCBs.

         Our planned capacity expansions involve risks. We may encounter construction delays, equipment delays, supplier delays, manufacturing problems, process inefficiencies, labor shortages or disputes and production start-up problems that could prevent us from meeting our customers' delivery schedules. We expect to incur new fixed operating expenses associated with our expansion efforts, including increases in depreciation expenses and lease expenses. The current unfavorable economic conditions affecting major customers or the electronics industry in general may affect our ability to successfully utilize our additional manufacturing capacity in an effective manner. If our revenues do not increase sufficiently to offset increased expenses, our operating results may be adversely affected.

CONTRACTUAL OBLIGATIONS

         The following table presents the Company's contractual obligations as of November 30, 2003 over the next five years and thereafter:

                                                          Payments by Period
Contractual Obligations       Amount      Less than     1-3 years     4-5 years   After 5 years
                                          one year

Employment Agreements      $  677,188    $  222,188    $  280,000    $  175,000    $       --
Long-Term Debt              2,758,828       676,283     1,955,272       127,273            --
Operating Leases            1,951,678       250,772       669,055       847,157       184,694
Short Term Agreements          18,487        18,487            --            --            --
                           ----------    ----------    ----------    ----------    ----------
    Total Contractual
       Cash Obligations    $5,406,181    $1,167,730    $2,904,327    $1,149,430    $  184,694
                           ==========    ==========    ==========    ==========    ==========

INFLATION AND COSTS

         The cost of the Company's products is influenced by the cost of a wide variety of raw materials, including precious metals such as gold used in plating, copper and brass used for contacts, and plastic material used in molding connector components. In the past, increases in the cost of raw materials, labor and services have been offset by price increases, productivity improvements and cost saving programs. There can be no assurance, however, that the Company will be able to similarly offset such cost increases in the future.

RECENT ACCOUNTING PRONOUNCEMENTS

         In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact on the Company's financial position or results of operations as the Company has not engaged in either of these activities.

         In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

         In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this Statement does not have a material effect on the Company's financial position, results of operations, or cash flows.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of this statement did not have a material impact to the Company's financial position or results of operations.

         During October 2003, the FASB issued Staff Position No. FIN 46, deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003 if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46. The FASB also indicated it would be issuing a modification to FIN 46 prior to the end of 2003. Accordingly, the Company has deferred the adoption of FIN 46 with respect to VIEs created prior to February 1, 2003. Management is currently assessing the impact, if any, FIN 46 may have on the Company; however, management does not believe there will be any material impact on its consolidated financial statements, results of operations or liquidity resulting from the adoption of this interpretation.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." Statement 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Adoption of this statement did not have a material impact on the Company's financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." Statement 150 establishes standards for how an issuer classifies and measures certain financial instrument with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement with the definitions of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements." The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instrument including puttable shares, convertible bonds, and dual indexed financial instruments. This Statement is effective for financial instruments entered into modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. Adoption of this statement did not have a material impact on the Company's financial position or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Our exposure to market risk for changes in interest rates relates primarily to the increase or decrease in the amount of interest income we can earn on our available funds for investment. We ensure the safety and preservation of our invested principal funds by limiting default risk, market risk and reinvestment risk. We mitigate default risk by investing in high quality, short-term securities. We do not believe that changes in interest rates will have a material effect on our liquidity, financial condition or results of operations.

SEASONALITY

         We have experienced sales fluctuations due to customer business shut downs over December holidays and the slow down of purchasing activities in the summer during peak vacation months.

         EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES. Within the 90 days prior to the filing date of this report, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. This evaluation was done under the supervision and with the participation of our President and Chief Financial Officer. Based upon that evaluation, we concluded that our disclosure controls and procedures are effective in gathering, analyzing and disclosing information needed to satisfy the Company's disclosure obligations under the Exchange Act.

         CHANGE IN INTERNAL CONTROLS. There were no significant changes in our internal controls or in other factors that could significantly affect those controls since the most recent evaluation of such controls.

         CRITICAL ACCOUNTING POLICIES. The SEC recently issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, our most critical accounting policies include: inventory valuation, which affects our cost of sales and gross margin; and allowance for doubtful accounts, which affects the general and administrative expenses. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements.

         INVENTORY VALUATION. Our policy is to value inventories at the lower of cost or market on a part-by-part basis. This policy requires us to make estimates regarding the market value of our inventories, including an assessment of excess or obsolete inventories. We determine excess and obsolete inventories based on an estimate of the future demand for our products within a specified time horizon, generally 12 months. The estimates we use for demand are also used for near-term capacity planning and inventory purchasing and are consistent with our revenue forecasts. If our demand forecast is greater than our actual demand we may be required to take additional excess inventory charges, which will decrease gross margin and net operating results in the future. In addition, as a result of the downturn in demand for our products, we have excess capacity in our manufacturing facilities. Currently, we are not capitalizing any inventory costs related to this excess capacity as the recoverability of such costs is not certain. The application of this policy adversely affects our gross margin.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts, and the general condition of the industry. If a major customer's credit worthiness deteriorates, or our customers' actual defaults exceed our historical experience, our estimates could change and impact our reported results.

         STOCK-BASED COMPENSATION. We record stock-based compensation to outside consultants at a fair market value in general and administrative expense. We do not record expense relating to stock options granted to employees with an exercise price greater than or equal to market price at the time of grant. We report pro-forma net loss and loss per share in accordance with the requirements of SFAS 148. This disclosure shows net loss and loss per share as if we had accounted for our employee stock options under the fair value method of those statement. Pro-forma information is calculated using the Black-Scholes pricing method at the date of the grant. This option valuation model requires input of highly subjective assumptions. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumption can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of our employee stock options.

                                    BUSINESS

         We are a fabrication service provider of time sensitive, high tech, prototype and pre-production PCBs. We provide time-critical PCB manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers. Our prototype PCBs serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Our time sensitive and high quality manufacturing services enable our customers to shorten the time it takes them to get their products from research and development phase to production phase, thus increasing their competitive position.

         We are able to produce high technology PCBs with surface finishes consisting of tin/lead, immersion gold, organic solderability coating also known as OSP, electrolytic soft and hard gold, silver and tin/nickel finishes. Our PCBs are also engineered to support electrical characteristics for high-speed digital designs consisting of controlled impedance.

         Our bare-board manufacturing operations provide time sensitive PCBs to the electronics industry at a competitive price. Our focus is on high quality niche Rigid and HVR FlexTM (rigid flex) PCBs consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a value-added price.

         Our standard panel sizes range from 12" x 18" to an oversize panel of 24" x 30". The base cost of a PCB is primarily determined by the amount of boards that can be placed on manufacturing process panel. We have the capability to produce up to 34 layer circuit boards with finished hole aspect ratios up to 15 to 1 (15:1). The number of layers of a PCB can affect our weekly manufacturing capacity. For example, an order representing a higher number of layers, 12 or more, will decrease overall capacity, whereas an order for PCBs with less than 12 layers will increase overall capacity. However, we expect that any decreases in capacity caused by the manufacture of PCBs with a greater number of layers would be offset by a higher average panel price.

         We have substantially completed the relocation and upgrade of our PCB plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California, in connection with which we executed a sublease on July 26, 2002. We also operate a facility in Amesbury, Massachusetts which we occupy as a result of our acquisition of assets of EMC.

INDUSTRY BACKGROUND

         PCBs serve as the foundation of most complex electronic products. The PCB manufacturing industry has benefited from the proliferation of electronic products in a variety of applications, ranging from consumer products, such as cellular telephones, to high-end commercial electronic products, such as communications and computer networking equipment. PCBs are manufactured from sheets of laminated base material purchased from various laminate suppliers. Each sheet (also known as a manufacturing process panel) typically consists of multiple PCBs, while each board contains its own identity consisting of electrical circuitry etched from copper to provide an electrical connection between the components mounted to it.

         Products that utilize PCBs have high levels of complexity and short life cycles as original equipment manufacturers continually develop new and increasingly sophisticated products. We believe these characteristics benefit PCB manufacturers that can assist original equipment manufacturers in bringing a product to market faster by providing the engineering expertise, process controls and execution capabilities to accelerate product development and quickly proceed to volume production. We believe manufacturers of complex electronics products in high-growth markets, including consumer electronics, the computer and networking industry, medical devices, military contracts, automobiles, aviation and the telecommunications industry are continually under pressure to bring their products to market faster. The success of these industries is dependent on, among other things, technological advancements, demand for a wider variety of product applications, and increasingly powerful electronic components. We believe that the time-critical and highly complex nature of the new and emerging markets will further increase the demand for rapid production of complex PCBs.

         We see several trends in the PCB manufacturing industry. These include:

         IMPORTANCE OF PROTOTYPE PCB PRODUCTION.

         We believe that original equipment manufacturers are placing increased emphasis on the prototype stage of PCB production in order to accelerate product development. We believe that domestically, higher volume production of PCBs is becoming increasingly more competitive, as much of such production is exported to countries overseas for low cost manufacturing. We believe in placing a stronger emphasis towards the small volume, highly complex, multi-layer prototype PCBs for original equipment manufacturers in research and development companies headquartered in areas such as Silicon Valley, while the production volumes are mass-produced at other locations.

         SHORTER ELECTRONIC PRODUCT LIFE CYCLES.

         We believe that rapid changes in technology are shortening the life cycles of complex electronic products and reducing the period during which products are profitable, placing greater pressure on original equipment manufacturers to bring new products to market faster. We also believe that the rapid adoption of innovative electronic products is heightening the need for original equipment manufacturers to minimize the time required to advance products from prototype design to product introduction. We believe these time-to-market requirements are causing original equipment manufacturers to increasingly rely on PCB manufacturers who have the capability to meet the technology demands of compressed product life cycles.

         INCREASING COMPLEXITY OF ELECTRONIC PRODUCTS.

         We believe that the increasing complexity of electronic products is driving technological advancements in PCBs. Original equipment manufacturers are continually designing more complex and higher performance electronic products, which require PCBs that can accommodate higher speeds and component densities. We believe that original equipment manufacturers are increasingly relying upon prototype PCB manufacturers who invest in advanced manufacturing process technologies and sophisticated engineering staff to accelerate product development.

         SERVICES

         We provide its customers with a competitive prototype manufacturing solution from prototype through pre-production development. Our services include:

         TIME SENSITIVE (QUICK TURN PRODUCTION).

         Our clients are typically product and chip designers that need high quality prototype PCBs on an expedited basis. We produce prototype PCBs of various types and complexities based on our clients specifications, with delivery times ranging between 24 hours and a standard lead time of 10 days. Because we process customer orders on a time sensitive basis, we do not typically have more than a two-week backlog of customer orders at any one time.

         PROCESS DEVELOPMENT.

         Our clients are concerned with the manufacturing yields that are generally reflected in each volume production run of a market ready PCB. We work closely with our customers' engineering departments to develop "Design for Manufacturing" standards for future high volume production. The purpose of our design assistance efforts is to determine efficient layouts of PCBs to improve production yields and decrease volume production costs of a market ready PCB.

         SYSTEM TESTING.

         We have the capability to perform several methods of electrical testing on a finished PCB.

         One method is using a custom test fixture that is manufactured internally and attached to a universal grid test machine. The pins in the test fixture will establish continuity between the universal grid and the exposed metal on the surface of the PCB. When a test is performed, the test fixture will verify that a circuit board's electrical continuity and electrical characteristics are performing properly. Due to the cost of these custom test fixtures, this option is best used on larger quantity orders.

         The other method of testing is known as fixtureless testing, which is more time consuming as it tests each PCB, but more cost effective as it eliminates the need for test fixtures. Fixtureless testers, also known as flying-probes, utilize a series of pointed pins that float around the surface of the circuit board to verify electrical continuity and characteristics.

         Both methods can be operated through an industry electrical test format known IPC 356. Our combination of equipment and software provides the added flexibility for time sensitive manufacturing and a reliable electrical test at competitive prices for prototype and pre-production orders.

         TECHNOLOGY

         The market for our products is characterized by rapidly evolving technology. In recent years, the trend in the electronic products industry has been to increase the speed, complexity and performance of components while reducing their size and cost. Although none of our technology is proprietary, we believe our technological capabilities allow us to address the needs of manufacturers who need to bring complicated electronic products to market faster. PCBs serve as the foundation of products in electrical devices, large and small.

         To manufacture PCBs, we generally receive circuit designs directly from our customers in the form of computer data files, which are reviewed to ensure data accuracy, product manufacturability and design evaluation. Processing these computer files with computer aided design technology, we generate images of the circuit patterns on individual layers using advanced photographic processes. Through a variety of plating and etching processes, we selectively add and remove conductive materials to form horizontal layers of thin circuits called traces, which are separated by insulating material. A finished multilayer circuit board laminates together to form a number of circuitry layers, using intense heat and pressure under vacuum. Vertical connections between layers are achieved by plating through small holes called vias. Vias are made by highly specialized drilling equipment capable of achieving extremely tight tolerances with high accuracy. We specialize in high layer prototype PCBs with extremely fine geometries and tolerances, and uses automated optical inspection systems to ensure consistent quality. We also intend to use clean rooms for production purposes in the Fremont, California manufacturing facility, which will minimize particles that create manufacturing defects.

         We believe the highly specialized equipment we use is among the most advanced in the prototype and pre-production industry. We provide a number of advanced technology solutions, including:

         30+ LAYER PCBs.

         Manufacturing PCBs exceeding 12 layers is more difficult to accomplish due to the greater number of processes required. We reliably manufacture PCBs up to 34 layers in a time-critical manner.

         BLIND AND BURIED VIAS.

         Vias are drilled holes which provide electrical connectivity between layers of circuitry in a PCB. They typically extend all the way through the circuit board, providing connections to external features. As the demand for wiring density in a circuit board increases, vias may block channels that are needed for circuitry. As an alternative to the difficult task of adding more layers, blind and buried via technology is employed. Blind vias connect the surface layer of the PCB to the nearest inner layer. Buried vias are holes that do not reach either surface of the PCB but allow inner layers to be interconnected. Since blind and buried vias only extend through the layers of the PCB in which they are required, more space is available on unpierced layers. Products with blind and buried vias can be made thinner, smaller, lighter and with more functionality than products with traditional vias.

         SEQUENTIAL LAMINATION.

         When using blind and/or buried via technology in a multi-layer PCB, we often incorporate sequential lamination manufacturing processes. Sequential lamination uses a multiple PCB construction approach that generally increases the complexity of manufacturing due to an increase in the number of production steps. We use sequential lamination when there is a requirement for multiple sets of laminated, drilled and plated via assemblies.

         .003" TRACES AND SPACES WIDTHS.

         Traces are the connecting copper lines between the different components of the PCB and spaces are the distances between traces. The smaller the traces and tighter the spaces, the higher the density on the PCB and the greater the expertise required to achieve a desired final yield on an order.

         ASPECT RATIOS OF UP TO 15:1.

         The aspect ratio is the ratio between the thickness of the PCB to the diameter of a drilled hole. The higher the ratio, the greater the difficulty to reliably form, electroplate and finish all the holes on a PCB. We can drill holes using a .013" drill bit on backpanels measuring .200" thick.

         THIN CORE PROCESSING.

         A core is the basic inner-layer building block material from which PCBs are constructed. A core consists of a flat sheet of material comprised of glass-reinforced resin with copper foil on either side. The thickness of inner-layer cores is determined by the overall thickness of the PCB and the number of layers required. The demand for thinner cores derives from requirements of thinner PCBs, higher layer counts and various electrical parameters. Internal core thickness in our PCBs range from as little as 0.002 inches up to 0.039 inches. By comparison, the average human hair is 0.004 inches in diameter.

         MICRO BALL GRID ARRAY/CHIP-ON-BOARD FEATURES.

         A ball grid array is a method of mounting an integrated circuit or other component to a PCB. Rather than using pins, also called leads, the component is attached with small balls of solder at each contact. This array method allows for greater input/output density and requires PCBs with higher layer counts and tighter lines and spaces.

         CONTROLLED IMPEDANCE.

         High speed digital requirements demand accurate timing and high signal speeds. Differential and single ended controlled impedance PCBs are manufactured to specific tolerances to meet these specifications. These customer specified impedance values are then verified prior to shipment using our specialized impedance test equipment.

         COMPUTER AIDED MANUFACTURING.

         We utilize Orbotech equipment and software, the worldwide leader in PCB manufacturing equipment and computer aided manufacturing software. These enhancements allow the software to automate many of the tasks that were handled manually by a technician, reducing overhead and costly operator errors. We believe that utilizing CAD generated data from the customer at our automated optical inspection machines and final electrical test will enhance yields and reduce scrap.

         HVRFLEX PROCESS

         The HVRFlexTM Process is a method of manufacturing rigid-flex PCB that uses traditional, high volume PCB manufacturing techniques without special materials or high-cost tooling to manufacture the same style of product as the older, conventional type rigid-flex, offering the same weight and space advantages at much higher yields and much lower cost. This also now enables the commercial electronics market place to take advantage of this technology and still meet their acceptable cost objectives for commercial system costs.

CUSTOMERS AND MARKETS

         Our customers include PCB design companies, original equipment manufacturers, electronics manufacturing service providers, and contract manufacturers that serve the rapidly changing electronics industry. We measure customers as those companies that place at least two orders in a 12-month period.

         Our current customers come from several different industries including the security industry, chip and semiconductor industries, contract manufacturing, telecommunication and bio-medical industries.

         Our top ten customers accounted for 30% and 41% of our revenues for the years ended August 31, 2003 and 2002, respectively.

SALES AND MARKETING

         Our marketing strategy focuses on establishing long-term relationships with our customers' engineering staff and new product introduction personnel early in the product development phase.

         Our engineers, application support and managers provide support to our sales representatives in advising customers with respect to manufacturing feasibility, design review and technology limits through direct customer communication, e-mail and customer visits. In an effort to establish individual salesperson accountability for each client and the development of long term relationships, each customer is assigned one internal account manager and an outside sales representative.

         We market our services through four direct full time sales representatives and seven independent sales representatives, supervised by our Vice-President of Sales. We believe there are significant opportunities for us to increase our market penetration throughout the United States through further expansion of our inside and outside direct and independent sales representatives.

SUPPLIERS

         The primary raw materials used in our manufacture of PCBs include copper-clad layers of fiberglass of varying thickness impregnated with bonding materials, chemical solutions such as copper and gold for plating operations, photographic film, carbide drill bits and plastic for testing fixtures.

         We utilize just-in-time procurement and consignment practices to maintain our raw materials inventory at low levels and works closely with our suppliers to obtain technologically advanced raw materials. Although we have preferred suppliers for some raw materials, the materials we use are generally readily available in the open market through numerous suppliers with the exception of one supplier of laminate material requested for use by our customers in less than 25% of our production. In addition, we periodically seek alternative supply sources to ensure that we are receiving competitive pricing and service. Adequate amounts of all raw materials have been available in the past and we believe this availability will continue in the foreseeable future.

COMPETITION

         The PCB industry is highly fragmented and characterized by intense competition. Our principal competitors include, but are not limited to: DDI, Cirrexx, Harbor, Sanmina and Tyco.

         We believe we compete favorably on the following competitive factors:

         o    competitive pricing;

         o capability and flexibility to produce customized complex products;

         o    ability to offer time-to-market capabilities;

         o    ability to offer time sensitive PCB manufacturing capabilities;

         o    consistently high-quality product; and

         o    outstanding customer service.

         In addition, we believe that our continuous evaluation and early adoption of new or revised manufacturing and production technologies and processes also gives us a competitive advantage. We believe that manufacturers like us, who have the ability to manufacture PCBs using advanced technologies such as blind and buried vias, higher layer count, larger panel size and finer traces and spaces widths along with improved process management have a competitive advantage over manufacturers who do not possess these technological and process capabilities. We believe these advanced manufacturing and production technologies are increasingly replacing and making obsolete older technologies that do not provide the same benefits. Our future success will depend in large part on whether we are able to maintain and enhance our manufacturing capabilities as new manufacturing and production technologies gain market share.

         Some of our competitors are likely to enjoy substantial competitive advantages, including:

         o greater financial and manufacturing resources that can be devoted to the development, production and sale of their products;

         o    more established and broader sales and marketing channels;

         o more manufacturing facilities worldwide, some of which are closer in proximity to our customers;

         o manufacturing facilities which are located in countries with lower production costs; and

         o    greater name recognition.

GOVERNMENTAL REGULATION

         Our operations are subject to federal, state and local regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. In particular, we are subject to regulations promulgated by:

         o the Occupational Safety and Health Administration pertaining to health and safety in the workplace;

         o    ISO, DSCC and other facility/manufacturing process agencies;

         o the Environmental Protection Agency pertaining to the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing processes; and

         o    corresponding state agencies.

         To date, the costs of compliance and environmental remediation have not been material to us. Nevertheless, additional or modified requirements may be imposed in the future. If such additional or modified requirements are imposed on us, or if conditions requiring remediation were found to exist, we may be required to incur substantial additional expenditures.

EMPLOYEES

         As of August 31, 2003, we had approximately 106 full time direct employees, none of whom were represented by unions. Of these employees, 84 were involved in manufacturing and engineering, 15 were in sales, customer/sales support, and marketing and seven worked in accounting, systems and other support capacities. We have not experienced any labor problems resulting in a work stoppage and we believe that we have good relations with our employees. We increased our employee roster by approximately 45 full-time employees in connection with our acquisition of assets from Eastern Manufacturing Corporation. We do not expect any significant increase in the size of our labor force as a result of near term organic growth.

LEGAL PROCEEDINGS

         There is no past, pending or, to our knowledge, threatened litigation or administrative action (including litigation or action involving our officers, directors or other key personnel) which in the opinion of our management has had or is expected to have a material effect upon our business, financial condition or operations.

         On September 19, 2002, SVPC Partners, LLC, a predecessor company and SVPC Circuit Systems, Inc. were sued in Superior Court by Ms. Dana Ward who made a claim in the Superior Court of California, County of Santa Clara, alleging wrongful termination of employment and seeking unlimited damages. We have accrued a reserve of $140,000 in connection with this case. In December 2003, we settled this case for $85,000 for which we had accrued $140,000 which included fees for our lawyers expected to be approximately $40,000.

         Northern Laminate Sales, Inc. ("Northern Laminate") filed an action against the Company in the Superior Court on a claim of successor liability to enforce a default judgment in the amount of $61,033 entered against Eastern Manufacturing Corporation ("EMC"). Northern Laminate alleges that the Company succeeded to EMC's alleged contractual obligations when the Company purchased EMC's assets in a secured party sale form Eastern Bank in February 2003. The Company denies liabilities for EMC's debts on the grounds that it does not hold itself out as a continuation of EMC, and that the mere purchase of EMC's assets, without more, does not make the Company the "successor" of EMC as a mater of law. Northern Laminate has since moved to amend its complaint to add claims for breach of contracts and violations of G.L. c. 93A, based on the Company's failure to pay for goods in the amount of $11,327 received since commencement of the action. The Company believed that the case is without merit and has not accrued any of this claims in the accompanying financial statements.

         The Company has a dispute with Orbotech regarding a claim of approximately $300,000 involved a default under a CAM Software License and Service Agreement and Consolidated Agreement executed by SVPC Partners, LLC on July 30, 2001. The Company has outstanding payable to Orbotech approximately $223,000 as of August 31, 2003. The Company has negotiated a settlement with Orbotech for $177,996 with payments extended thru March 19, 2004. The Company has recorded these payables in its financial statements.

FACILITIES

         Our current facilities are as follows:

 LOCATION         SQUARE FEET           PRIMARY USE               LEASE TERMS
 --------         -----------           -----------               -----------
 Fremont, CA      27,984                Current Office &          Sub-lease expires January,
                                        California                2009; lease paymentof
                                        Manufacturing Facility.   $18,805 per month.

 Amesbury, MA     Three parcels:        Manufacturing             Lease expires February 28,
                  57,033 square feet    Facility/Office           2004; lease payment of
                  2.168 acres                                     $17,500 per month.
                  2.478 acres

         In July 2003, we relocated the balance of our manufacturing operations from Santa Clara, California into our Fremont facility.

         Our facility in Amesbury, Massachusetts concentrates on time-sensitive manufacturing orders for PCBs and has the ability to produce products using rigid bare-board and the patented HVRFlexTM process that we license from Coesen. This location also includes front offices for our East Coast operations and storage facilities for inventory in addition to a complete manufacturing facility on the Amesbury, Massachusetts campus. The entire location consists of two distinct buildings.

         We believe our Fremont, California and Amesbury, Massachusetts facilities will be adequate for our current operating needs and continued near term growth.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our shares are traded on the OTC Bulletin Board, the symbol is TTGH. Our shares have been traded on the OTC Bulletin Board since September 21, 2002. Prior to September 21, 2002, there was no "public market" for shares of our common stock. The following table sets forth, for the periods indicated, the high and low sales prices for the common stock since September 21, 2002:

                                  2004(1)                  2003                      2002
                                  -------                  ----                      ----
        PERIOD                HIGH        LOW        HIGH         LOW          HIGH         LOW
        ------                ----        ---        ----         ---          ----         ---
     First Quarter           $1.47      $0.60       $2.95       $2.10           N/A         N/A
     Second Quarter          $0.83      $0.42       $2.30       $2.10           N/A         N/A
     Third Quarter             N/A        N/A       $2.40       $0.80           N/A         N/A
     Fourth Quarter            N/A        N/A       $1.45       $1.10         $3.50       $1.50

------------
(1) Through January 21, 2004.

The quotations reflect inter-dealer prices, without retail markups, markdowns, or commissions and do not necessarily represent actual transactions. The quotations were derived from the Standard & Poor's ComStock, Inc. & Media General Financial Services.

         We estimate that as of November 30, 2003, there were approximately 1,200 holders of record of the common stock.

                                   MANAGEMENT

DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES

         The names and ages of our directors, executive officers and significant employees are set forth below. We expect that each of our executive officers will devote his energies to our business on substantially a full-time basis.

NAME                       AGE    POSITION(S) HELD
----                       ---    ----------------
Robert Ciri                 51    Chairman of the Board
Kenneth L. Shirley          51    Chief Executive Officer and Director
Andrew Glashow              40    President and Director
David M. Marks              35    Director
Joel Gold                   66    Director
Stephen Saul Kennedy        35    Vice President Sales, Titan PCB West
Daniel Guimond              45    Acting Chief Financial Officer and Controller
Alfred Covino               44    Divisional Vice President of Sales
Joseph Thoman               48    Chief Technology Officer

         ROBERT CIRI. Mr. Ciri has been a Director of the Company since March 3, 2003 and was appointed as Chairman of the Board of Directors on May 13, 2003 and Chief Executive Officer on July 29, 2003. On December 31, 2003 Mr. Ciri resigned as Chief Executive Officer upon which time Mr. Ken Shirley assumed those responsibilities. Since July, 1998, Mr. Ciri has been a partner in and is a co-founder of a financial management consulting firm STAR Associates, LLC where he focuses in various areas of high technology and health care. Prior to this, from January 1996 to May 1998, Mr. Ciri was associated with the Venture Fund of Washington where he held various positions in affiliated companies including that of CEO of ConexSys, Inc., an internet and data warehouse company and President and COO of APACHE Medical Systems, Inc., a public healthcare software and data mining corporation which he led to a successful initial public stock offering. Previously, Mr. Ciri had been with Hewlett-Packard Company for fifteen years until 1995 where he served in various positions including North American Field Operations Manager. Effective May 13, 2003 Mr. Ciri was elected our Chairman of the Board of Directors and remains as such.

         KENNETH L. SHIRLEY. Mr. Shirley was appointed Chief Executive Officer effective January 1, 2004 and to the Board of Directors on December 16, 2003. Effective January 31, 2004, Mr. Shirley will become CEO and President upon the resignation of Andrew Glashow as President. In FY2000 Mr. Shirley formed his own management and consulting business, Pyxis Partnership. Through Pyxis Partnership, he has assisted in the operations of the following companies:
Advance Quick Circuits as Co-President, Waytec Electronics as President, Cosmotronics Corporation as Sr. Vice President, TTM Technologies as Chief Operating Officer, and most recently, P.C.T. Interconnect as Co-President. Prior to forming the Pyxis Partnership, Mr. Shirley previously held management positions with several well-known companies including General Electric, Hadco Corporation, Multi Circuits, Exide Electronics, AT&T/Lucent, and Automata. During these engagements Mr. Shirley has managed employees ranging from 100-1200 people in diverse manufacturing environments including the printed circuit board industry with companies ranging in sales from $5 to $320 million per year.

         ANDREW GLASHOW. Mr. Glashow was appointed President effective July 29, 2003. Mr. Glashow is a senior director and founding partner of Star Associates, LLC, a financial management consulting firm and has been a managing director of Star Associates, LLC since July 1998. Mr. Glashow specializes in various areas of high technology, financial services, and transition technology in the consumer products industry. From 1996 to 1998, Mr. Glashow owned and operated a corporate finance firm, Glashow Associates, specializing in the placement of capital for small emerging growth companies. Andrew graduated from the University of New Hampshire's Whitemore School of Business and Economics with a B.A. in Economics. Mr. Glashow resigned as President effective January 31, 2004, but shall remain a director.

         DAVID M. MARKS. Mr. Marks was our Chairman of the Board of Directors from September 15, 2002 to May 13, 2003. Mr. Marks remains as one of our Director. Mr. Marks has served as Trustee of Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 (the "Trusts") since 1994. The Trusts currently have an ownership or investment interest in commercial properties, private residences, natural resources, telecommunications, and technology companies, and other business and investment ventures. Mr. Marks has the responsibility in overseeing all investments by the Trusts with responsibilities beginning at acquisition and continuing through ownership. Mr. Marks generally acts in the capacity of officer or director for all of the operating companies that are vehicles for investments by the Trusts and is involved in strategic planning, and major decision-making. Mr. Marks holds a BS in Economics from the University of Wisconsin.

         JOEL GOLD. Mr. Gold was appointed as a Director on May 13, 2003. Since December 1999, Mr. Gold has been Executive Vice President - Investment Banking at Berry-Shino Securities, Inc., a brokerage services firm which provides institutional sales, investment banking and proprietary research to clients around the world. From September 1997 to December 1999, Mr. Gold was Vice Chairman of Coleman and Company Securities, Inc., an underwriting firm. From April 1996 through September 1997, Mr. Gold was Executive Vice President and head of investment banking at L.T. Lawrence Co., an investment banking firm. From April 1995 to April 1996, Mr. Gold was a managing director and head of investment banking at Fechtor & Detwiler. Previously, Mr. Gold was a managing director Bear Stearns & Co., an investment banking firm and before that a managing director at Drexel Burnham Lambert for nineteen years. He is currently a member of the Board of Directors of Concord Camera and Sterling Vision, Inc. and Geneva Financial Corp. Mr. Gold has a law degree from New York University and an MBA from Columbia Business School.

         STEPHEN SAUL KENNEDY. Mr. Kennedy has been an employee of our predecessor companies SVPC and Circuit Systems Inc. since 1988. Mr. Kennedy was a top Sales Manager and Sales Executive for SVPC and subsequently Circuit Systems Inc. Since 1988 Mr. Kennedy has worked as both as an Inside and Outside Sales Executive as well as overall sales management for the SVPC. He has been instrumental in SVPC's sales growth from 1988 to 1999. Mr. Kennedy holds a B.S. in Economics from Santa Clara University and was a Commissioned Officer in the United States Army.

         DANIEL GUIMOND. Mr. Guimond has served as Acting Chief Financial Officer and Controller since July 2003. From 1997 until 2003, Mr. Guimond served as the Corporate Finance Manager of PCD Inc. From 1987 to 1997, Mr. Guimond was the Corporate and Tax Accounting Manager at Bailey Corporation specializing in all aspects of the corporate accounting environment. Mr. Guimond's areas of expertise include consolidations, FASB integration, external auditor and tax interaction and tax preparation. Mr. Guimond is a magna cum laude graduate of Southern New Hampshire University with a B.A. in Management Advisory Services.

         ALFRED COVINO. Mr. Covino has served as Divisional Vice President of Sales since the acquisition of Eastern Manufacturing Corporation in February 2003 where he was formerly the Vice President of Sales and Marketing. Mr. Covino has over twenty years of experience in the sale and development of flex, rigid-flex, and related packaging products. Prior to joining Eastern, he was the founder and President of Strataflex USA, a subsidiary of Strataflex Canada Corp., which specializes in the design and development of complex flex, sculptured, and rigid-flex printed circuits and assemblies. He has also held Sales and

Project Management positions with Parlex Corp and Interflex Corp, and was involved in the development of MRP and business management systems. Fred is the co-founder and President of Coesen Inc. Inc. a technology development company located in Hudson New Hampshire.

         JOSEPH THOMAN. Mr. Thoman has served as Chief Technology Officer since May 2003. For the past nine years, Mr. Thoman was the Vice President of Operations for Eastern Manufacturing Corporation. He has a twenty-nine year history in the engineering, development and manufacturing of both rigid and flexible printed circuits. Prior to joining Eastern, he held the position of Director of Engineering for one of the Teledyne Electronics divisions where he was responsible for R & D, product development, quick turn manufacturing and assembly. Mr. Thoman has shared authorship of several process patents for rigid-flex manufacturing. Prior to Teledyne he held a senior engineering position with Teradyne Connections Systems as part of a team to build a manufacturing facility for over sized backplane printed circuit manufacturing.

STOCK OPTION PLANS

         2002 STOCK OPTION PLAN

         On December 18, 2002, the Company's Board of Directors adopted a 2002 Stock Option Plan pursuant to which selected employees, officers, directors and consultants of the Company of the Company or any parent or subsidiary thereof, may be granted incentive stock options and/or nonqualified stock options to purchase shares of Company common stock in order to attract and retain the services or advice of such employees, officers, directors and consultants and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates.

         The 2002 Stock Option Plan shall be administered by the Board of Directors of the Company or a committee of two or more members of the Board of Directors. It is the intention of the Company that the 2002 Stock Option Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The aggregate amount of common stock to be delivered upon the exercise of all options granted under the 2002 Stock Option Plan shall not exceed 1,000,000 shares of common stock. Options granted under the 2002 Stock Option Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the plan administrator shall deem advisable consistent with the terms of the plan. Unless otherwise determined by the plan administrator, the options granted under the plan shall have a term of ten years and shall be exercisable in whole or in part, subject to the vesting provisions to be set forth in the relevant option agreement. However, if incentive stock options are granted under the plan to employees who own greater than 10% of the total combined voting power of all classes of stock of the Company or an affiliate thereof, the term of such incentive stock option shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the common stock at the time of grant of the incentive stock option. The exercise price shall be paid in cash, unless otherwise permitted by the plan administrator, consistent with applicable law.

         Options granted under the 2002 Stock Option Plan may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p)) of the Internal Revenue Code of 1986, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment or similar process.

         Upon termination of an optionee's relationship with the Company other than for cause, death or total disability, such optionee's options shall expire three months after the date of such termination (unless earlier terminated by its terms) with respect to any unexercised portions thereof. If an optionee is terminated for cause, any option granted under the 2002 Stock Option Plan shall automatically terminated as of the first discovery by the Company of any reason for termination for cause, and such optionee shall thereupon have no right to purchase any shares pursuant to such option. Upon termination of an optionee's relationship with the Company because of death or total disability, the optionee's options shall not terminate or cease to be treated as an incentive stock option, as applicable, until the end of the 12 month period following such termination (unless by their terms they sooner terminated and expired).

         Upon a merger (subject to limited exception), acquisition of property or stock, consolidation, separation, reorganization or liquidation of the Company as a result of which the stockholders of the Company receive cash, stock or other property in exchange for their shares of common stock, any option granted under the 2002 Stock Option Plan shall terminate but each optionee shall have the right to exercise all or part of any options (whether or not fully vested) immediately prior to such event. If the stockholders receive capital stock in another corporation after a transaction (subject to limited exception) involving the merger, consolidation, acquisition of property or stock, separation or reorganization, all options granted under the 2002 Stock Option Plan shall be converted into options to purchase shares of common stock in such other corporation subject to appropriate adjustment provided the converted options shall be fully vested upon such conversion, unless otherwise determined by the Board of the Company prior to such conversion.

         The adoption of the 2002 Stock Option Plan remains subject to approval by stockholders holding a majority of the Company's common stock, which is expected to occur at the Company's annual meeting of stockholders to be held in 2003. Unless sooner terminated by the Board, the 2002 Stock Option Plan shall terminate on November 18, 2012.

         2002 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         On December 18, 2002, the Company's Board of Directors adopted a 2002 Stock Option Plan for Non-Employee Directors (the "2002 Directors Plan") to promote the interests of the Company and its stockholders by increasing the interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase shares of common stock of the Company. The 2002 Directors Plan shall be administered by the Board of Directors. Only directors of the Company who are "Non-Employee Directors", as such term is defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 are eligible to receive options pursuant to the 2002 Directors Plan. The Board has authorized an aggregate of 450,000 shares of common stock to be available for issuance upon the exercise of options granted under the 2002 Directors Plan.

         The 2002 Directors Plan shall be administered by the Board of Directors of the Company, provided however that the Board of Directors has no discretion with respect to the selection of directors to receive options or the number or price of the options to be granted under the 2002 Directors Plan. The Secretary of the Company is authorized to implement the Plan in accordance with its terms. It is the intention of the Company that the 2002 Directors Plan comply in all respects with Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended.

         Options granted under the 2002 Directors Plan shall be non statutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986. The purchase price per share shall be 100% of the fair market value per share on the date the option is granted. The option price will be paid in cash. Unless otherwise specified in the option, 50% of the options granted under the 2002 Directors Plan shall be exercisable, in whole or in part, commencing of the first anniversary of the date of the grant and the remaining 50% on the second anniversary of the date of the grant, and shall be so exercisable until the date ten years from the date of the grant. On termination of a 2002 Directors Plan participant's service as a Director for any reason, all vested options shall be exercisable in whole or in part for a period of one year from the date upon which the participant ceases to be a Director, provided that the options shall not be exercisable beyond the 10 year period.

         Options granted under the 2002 Director Plan may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p)) of the Internal Revenue

Code of 1986, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment or similar process.

         Options granted under the 2002 Director Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the plan administrator shall deem advisable consistent with the terms of the plan. Each option granted under the 2002 Director Plan shall be subject to the requirement, if the Board of Directors determines, that the listing of the option shares upon any securities exchange, or under any state of federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, no such option may be exercised without such listing, consent or approval.

         The Plan may be amended by the Board of Directors; provided that the Board may not, without the consent of the stockholders of the Company, increase the number of shares which may be purchased pursuant to options, change the requirement to price the options at fair market value, modify the class of individuals who are eligible to receive options, or materially increase the benefits accruing to participants under the 2002 Directors Plan.

         The adoption of the 2002 Directors Plan remains subject to approval by stockholders holding a majority of the Company's common stock, which is expected to occur at the Company's annual meeting of stockholders to be held in 2003.

EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for services in all capacities for the year ended August 31, 2003 of the Chief Executive Officer and of each executive whose annual compensation in the fiscal year ended August 31, 2003 exceeded $100,000.

                                                                                          Long-Term
                                                                                      Compensation (2)
                                                                                      ------------------
                                                                                      Number of Shares
                                                                                         Underlying
                                                                                      ------------------
                                                     Annual Compensation (1)
                                                ---------------------------------
  Name and Principal Position         Year        Salary ($)         Bonus ($)             Options               All-Other
                                                                                       Granted (#) (4)       Compensation ($)
-------------------------------      ------     ---------------    --------------     ------------------     ----------------
Robert Ciri (11)                      2003         $      1(2)     $         --                    --          $ 202,133 (10)
Chairman of the Board and
former Chief Executive Officer

Andrew Glashow                        2003         $      1(3)     $         --                    --          $ 202,433 (10)
President and Director                2002                  --               --                    --                      --
                                      2001                  --               --                    --                      --

James E. Patty                        2003         $ 84,000(4)     $         --                    --          $           --
Former President, Chief               2002                  --               --                    --                      --
Executive Officer, and Acting         2001                  --               --                    --                      --
Treasurer

Louis J. George                       2003         $165,000(5)     $         --                    --          $           --
Former Managing Director of
Operations for California;
Former President, Chief
Executive Officer, Acting
Treasurer and Director

                                                                                          Long-Term
                                                                                      Compensation (2)
                                                                                      ------------------
                                                                                      Number of Shares
                                                                                         Underlying
                                                                                      ------------------
                                                     Annual Compensation (1)
                                                ---------------------------------
  Name and Principal Position         Year        Salary ($)         Bonus ($)             Options               All-Other
                                                                                       Granted (#) (4)       Compensation ($)
-------------------------------      ------     ---------------    --------------     ------------------     ----------------
Kenneth L. Shirley                    2003         $    --(11)     $         --                    --          $           --
Chief Executive Officer               2002                  --               --                    --                      --

Stephen S. Kennedy                    2003         $   125,000     $         --                    --          $           --
Vice President, Sales,                2002              528(6)               --                    --                      --
Titan PCB West, Inc.

Alfred Covino                         2003         $ 64,000(7)     $         --                    --          $       18,750
Vice President, Sales,
Titan PCB East, Inc.

Joseph Thoman                         2003         $ 38,462(8)     $         --                    --          $       18,750
Chief Technology Officer

Daniel Guimond                        2003         $ 23,077(9)     $         --                    --          $           --
Acting Chief Financial Officer
and Corporate Controller


(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the executive officer during the years reported.

(2) Mr. Ciri was appointed Chairman on May 13, 2003 and Chief Executive Officer on July 29, 2003. Effective the end of business December 31, 2003, Mr. Ciri resigned as Chief Executive Officer, but retained his position as Chairman of the Board of Directors. Mr. Kenneth L. Shirley was appointed to the position of Chief Executive Officer effective January 1, 2004. Mr. Ciri has an annual salary of $1.00. Other compensation represents the value of warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 and an expiration date of July 29, 2006 provided to Mr. Ciri by Irrevocable Children's Trust our largest shareholder and options to purchase 50,000 shares of common stock with an exercise price of $0.75 and an expiration date of July 24, 2008. Star Associates LLC, of which Mr. Ciri is a member, receives a monthly payment of $18,000 in return for consulting services provided to us. This payment to Star Associates, LLC terminated in January 2004.

(3) Mr. Glashow was appointed President and a Director on July 29, 2003. Mr. Glashow resigned as President effective January 31, 2004 but shall continue as a director. Mr. Glashow has an annual salary of $1.00. Other compensation represents the value of warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 and an expiration date of July 29, 2006 provided to Mr. Glashow by Irrevocable Children's Trust our largest shareholder. Star Associates LLC, of which Mr. Glashow is a member, receives a monthly payment of $18,000 in return for consulting services provided to us. This payment to Star Associates, LLC terminated in January 2004

(4) Mr. Patty was appointed President and Chief Executive Officer on February 21, 2003 and resigned as President and Chief Executive Officer on July 29, 2003. Mr. Patty's annual salary while Chief Executive Officer was $84,000. As of July 10, 2003 Mr. Patty's annual salary is $1.00. Other compensation represents the value of options to purchase 50,000 shares of common stock with an expiration date of July 24, 2008.

(5) Mr. George was appointed President and Chief Executive Officer effective August 30, 2002 upon completion of the merger with Titan PCB West, Inc. His then annual salary was $165,000. Mr. George resigned as an executive officer and director effective January 10, 2003 and as Manager of our Santa Clara, California operations effective April 15, 2003. Other compensation represents the value of options to purchase 350,000 shares of common stock with an exercise price of $1.50 per share and an expiration date of July 31, 2007. The options have been canceled with the mutual consent of Mr. George and the Company.

(6) Mr. Kennedy was appointed Vice-President-Sales effective August 30, 2002. The $528 represents one day's earnings based on an annual salary of $140,000 computed based on a 52-week year and a 5-day work week. Mr. Kennedy's original salary was $140,000 per annum. Mr. Kennedy's salary was adjusted to $125,000 per annum effective March 1, 2003. Effective December 1, 2003, Mr. Kennedy's salary was reinstated to $140,000 annually. Other compensation represents the value of options to purchase 360,000 shares of Common stock with an exercise price of $1.50 per share and an expiration date of July 31, 2007.

(7) Mr. Covino has served as Divisional Vice President of Sales since the acquisition of Eastern Manufacturing Corporation in February 2003. His employment agreement carries a $120,000 salary with bonuses specified at certain financial targets. As part of his employment agreement, Mr. Covino was granted 25,000 restricted shares. The $18,750 other compensation is the value of these shares at $0.75 each. The Company amortized the fair value over the term of the agreement and expensed approximately $5,500 during the year ended August 31, 2003 and the remaining amount was classified as deferred compensation.

(8) Mr. Thoman has served as Chief Technology Officer since the acquisition of Eastern Manufacturing Corporation in May 2003. His employment agreement carries a $120,000 salary with bonuses specified at certain financial targets. As part of his employment agreement, Mr. Thoman was granted 25,000 restricted shares. The $18,750 other compensation is the value of these shares at $0.75 each. . The Company amortized the fair value over the term of the agreement and expensed approximately $5,500 during the year ended August 31, 2003 and the remaining amount was classified as deferred compensation.

(9) Mr. Guimond has served as Acting Chief Financial Officer and Corporate Controller since June 2003. As part of his compensation package, he was awarded 75,000 options at an exercise price of $0.75 on July 24, 2003. These options were cancelled and reissued on December 31, 2003. Mr. Guimond's current salary is $75,000 and the Company does not have an employment agreement with Mr. Guimond.

(10) Represents (i) a value of $768,800 ascribed to warrants issued by Irrevocable Children's Trust ("ICT") to such individual to acquire 1,000,000 shares of our common stock having an exercise price of $0.50 per share and an expiration date of July 29, 2006 using the Black-Scholes Valuation method (ii) $108,000 attributed to each of Messrs. Glashow and Ciri out of a total of $216,000 paid to STAR Associates LLC, of which each of Messrs. Glashow and Ciri is a controlling member (iii) cash bonus of $50,000 for the employment term to be paid by the Company (iv) 50,000 shares of common stock granted by ICT upon completion of the employment term. Amortization of compensation related to employment contract totaled $94,433 and $108,000 paid to STAR Associates LLC , with total expense of $202,433 to each Mr. Ciri and Mr. Glashow.

(11) Effective the end of business December 31, 2003 Mr. Ciri resigned as Chief Executive Officer, but retained his position as Chairman of the Board of Directors. Effective January 31, 2004, Andrew Glashow shall resign as President but shall continue as a director. Mr. Kenneth L. Shirley was appointed to the position of Chief Executive Officer effective January 1, 2004 and was appointed President, to be effective January 31, 2004. Mr. Shirley receives a salary equal to $200,000.00 per annum and a signing bonus of $40,000 in four equal payment each month from December 2003 until March 2004. The agreement provides for a two-year term subject to earlier termination by either party. The Company will provide Mr. Shirley with warrants to purchase up to 250,000 shares of our common stock at an exercise price of $0.77 with an expiration date of three years from the date of issuance and a provision for cashless exercise. The warrants shall become effective, if and only if the Corporation is cash flow positive in fiscal year 2004 and revenues increase in fiscal year 2004 by greater than 10% over the prior fiscal year.

OPTION/SAR GRANT TABLE

                      Number of
                      Securities      % of Total Options/
                      Underlying      SARs Granted to         Exercise or
                      Options/SARs    Employees In Fiscal     Base Price
 Name                 Granted         Year                    ($/Share)       Expiration Date
 ----                 ------------    -------------------     -----------     ---------------
 Robert E. Ciri       50,000(1)       9.0%                    $0.75           July 24, 2008
 Daniel Guimond       75,000(2)       13.5%                   $0.75           July 24, 2008

(1) Issued to Mr. Ciri, our Chairman Chief Executive Officer in return for services as a Director on July 24, 2003, the options have a $0.75 exercise price and are valid until July 24, 2008. Mr. Ciri has resigned from his position as Chief Executive Officer effective the close of business on December 31, 2003.

(2) Issued to Mr. Guimond, our Acting Chief Financial Officer and Corporate Controller on July 24, 2003, the options have a $0.75 exercise price and are valid until July 24, 2008.

EMPLOYMENT AGREEMENTS

         Pursuant to the terms of an Agreement, dated as of August 12, 2002, between Stephen S. Kennedy and Titan PCB West, assumed by us pursuant to the Merger, Mr. Kennedy receives a salary equal to $140,000 per annum and received immediately exercisable options to purchase 360,000 shares of our common stock, at an exercise price of $1.50 per share, expiring on July 31, 2007. The agreement provides for a five year term subject to earlier termination by either party. In the event that Mr. Kennedy's employment is terminated without cause, Mr. Kennedy is entitled to receive severance pay and continued employee benefits for a period of six months after such termination. Effective March 1, 2003, the Company and Mr. Kennedy agreed orally to reduce his salary to an annual rate of $125,000.

         Pursuant to the terms of an Agreement, dated as of February 26, 2003, between Alfred Covino and Titan PCB East, Mr. Covino receives a salary equal to $120,000 per annum and received immediately 25,000 restricted shares our common stock. The agreement provides for a one year term subject to earlier termination by either party. In the event that Mr. Covino's employment is terminated without cause, Mr. Covino is entitled to receive severance pay and continued employee benefits for a period of two months after such termination.

         Pursuant to the terms of an Agreement, dated as of May 21, 2003, between Joseph Thoman and Titan PCB East, Mr. Thoman receives a salary equal to $120,000 per annum and received immediately 25,000 restricted shares our common stock. The agreement provides for a one year term subject to earlier termination by either party. In the event that Mr. Thoman's employment is terminated without cause, Mr. Thoman is entitled to receive severance pay and continued employee benefits for a period of twelve months after such termination.

         Pursuant to the terms of an Agreement, dated as of July 29, 2003, between us and Andrew Glashow, our President, Mr. Glashow receives a salary equal to $1.00 per annum. Irrevocable Children's Trust has agreed to provide Mr. Glashow with warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.50, which such warrants expire July 29, 2008. The agreement provides for a one year term subject to earlier termination by either party. In the event that Mr. Glashow is terminated by us without cause, Mr. Glashow is entitled to receive severance pay of $50,000 from us and 50,000 shares of our common stock from Irrevocable Children's Trust. Mr. Glashow also participates in the employee benefits programs.

         Pursuant to the terms of an Agreement, dated as of July 29, 2003, between us and Robert Ciri, our Chairman and Chief Executive Officer, Mr. Ciri receives a salary equal to $1.00 per annum. Irrevocable

Children's Trust has agreed to provide Mr. Ciri with warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.50, which such warrants expire July 29, 2006. The agreement provides for a one year term subject to earlier termination by either party. In the event that Mr. Ciri is terminated by the Company without cause or resigns with good reason, Mr. Ciri is entitled to receive severance pay of $50,000 from us and 50,000 shares of our common stock from Irrevocable Children's Trust as well as a pro-rata bonus of $50,000 based on time from July of 2003 until July of 2004. Mr. Ciri also participates in the employee benefits programs. See also "Certain Relationships and Related Party Transactions." Mr. Ciri has resigned from his position as Chief Executive Officer effective the close of business on December 31, 2003.

         Pursuant to the terms of an Agreement, dated as of December 1, 2003, between Kenneth L. Shirley, our Chief Executive Officer, and the Company Mr. Shirley receives a salary equal to $200,000.00 per annum and a signing bonus of $40,000 in four equal payment each month from December, 2003 until March 2004. The agreement provides for a two-year term subject to earlier termination by either party. The Company will provide Mr. Shirley with warrants to purchase up to 250,000 shares of our common stock at an exercise price of $0.77 with an expiration date of three years from the date of issuance and a provision for cashless exercise. The warrants shall become effective, if and only if the Corporation is cash flow positive in fiscal year 2004 and revenues increase in fiscal year 2004 by greater than 10% over the prior fiscal year. Mr. Shirley also participates in the employee benefits programs.

DIRECTOR COMPENSATION

         During the year ended August 31, 2003 and as of the date of this report, directors received no compensation for their services, except as follows:

         (i) On December 18, 2002, we granted two options, each to purchase 50,000 shares (an aggregate of 100,000 shares) of common stock having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant, to Messrs. Robert Weisberg and Gregory Jacobs, former Directors;

         (ii) On December 18, 2002, we granted options to purchase 50,000 shares of its common stock to David Marks having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant;

         (iii) On April 22, 2003, we issued Mr. Lawrence McFall 15,000 shares of common stock in exchange for services performed by Mr. McFall. Mr. McFall resigned as a Director on April 30, 2003;

         (iv) On July 24, 2003, we granted options to purchase up to 50,000 shares of common stock to Lawrence McFall, Joel Gold, Robert E. Ciri and James
E. Patty at an exercise price of $0.75 and an expiry date of July 24, 2008 for services as past or current directors;

         (v) On July 29, 2003, Irrevocable Children's Trust issued warrants to purchase 1,000,000 shares of common stock to each of Robert E. Ciri and Andrew
J. Glashow, each having an exercise price of $0.50 per share, which expire on July 24, 2006. In addition, Irrevocable Children's Trust will issue 50,000 shares of common stock and the Company will pay $50,000 cash bonus to each of Robert E. Ciri and Andrew J. Glashow. Fair value of these grants and bonus was amortized over the term of the employment. We expensed $94,433 related to each of the employment contracts during the year ended August 31, 2003.

See "Certain Relationships and Related Party Transactions."

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITY

         Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation. Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

         Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well. Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902.

         Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well. Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role. Article V of our Bylaws makes the provisions of Section 16-10a-902(1) mandatory with respect to the indemnification of Company directors and executive officers.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Our policy is to enter into transactions with related parties on terms that, on the whole, are more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

         In June 2002, Titan PCB West entered into a loan and security agreement with Alco, an entity owned by Robert Weisberg, who became a former member of our Board of Directors. As of August 31, 2003 and 2002, the outstanding balance of the loan was $1,005,639 and $733,684, respectively. During the year ended August 30, 2002, we paid interest and financing costs of $159,438 and $202,515, respectively, to Alco. As of November 25, 2003, the date upon which we refinanced such obligations with Laurus the balance of the loan was $1,058,535. See "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations-Liquidity and Capital Resources."

         On July 29, 2002, we issued 100,000 shares of common stock to Mr. Robert Ciri, a Director since March 3, 2003 and Chairman since May 13, 2003, in consideration of certain consulting services rendered pursuant to a letter agreement dated July 29, 2002 by and between the Company and Mr. Ciri. Mr. Ciri was named our Chief Executive Officer effective July 29, 2003.

         We are party to a Consulting Agreement (the "Star Consulting Agreement") dated July 29, 2002 with Star Associates, LLC, a Wyoming limited liability company, of which Mr. Ciri is a member, pursuant to which Star Associates, LLC was issued warrants to purchase up to 350,000 shares of common stock at a purchase price of $2.00, exercisable until August 31, 2007 in consideration of consulting services provided by Star Associates, LLC. The Star Consulting Agreement was amended on March 15, 2003 to provide for additional services to be performed by Star Associates, LLC in return for cash payments of $18,000 per month for a period of one year, beginning April 1, 2003, and additional warrants to purchase 200,000 shares of common stock at a purchase price of $2.00, exercisable until March 15, 2008. All warrants issued to Star Associates LLC were canceled by mutual agreement of Star Associates, LLC in an Amendment Agreement between the parties dated July 24, 2003. In addition, Star Associates, LLC purchased 13,333 shares of common stock in the Private Placement for $0.75 per share.

         On August 6, 2002, Titan PCB West acquired all of the non-real estate assets and assumed all of the non-term loan liabilities of SVPC in exchange for the issuance to SVPC of 800,000 shares of Titan PCB West common stock, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002. SVPC is controlled by Irrevocable Children's Trust. Our Director, Mr. Marks is the trustee with sole voting and dispositive power of Irrevocable Children's Trust

         On August 6, 2002, Titan PCB West acquired certain intangible assets contributed by Louis George, a former executive officer and director, in exchange for 50,000 shares of Titan PCB West common stock valued at $1.50 per share, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002.

         On August 26, 2002, each of Ohio Investors of Wisconsin and Irrevocable Children's Trust converted certain outstanding indebtedness of Titan PCB West into shares of our common stock at a conversion price of $1.50 per share, resulting in the issuance of 1,160,764 shares of common stock to Ohio Investors and 68,667 shares of common stock to Irrevocable Children's Trust. The conversion price at which Ohio Investors of Wisconsin and Irrevocable Children's Trust agreed to convert their our indebtedness into shares of our common stock was initially determined by reference to the then contemplated offering price of the Units in the Private Placement. Accordingly, on December 9, 2002, we entered into a letter agreement with each of Irrevocable Children's Trust and Ohio Investors of

Wisconsin to provide for the issuance of 1,160,764 additional restricted shares to Ohio Investors of Wisconsin and 68,667 additional restricted shares of common stock to Irrevocable Children's Trust, to reflect a corresponding adjustment of the conversion price to $0.75 from $1.50. The shares related to the conversion of these debts were issued subsequent to August 31, 2002. Our Director, Mr. Marks is the trustee with sole voting and dispositive powers of Irrevocable Children's Trust and Ohio Investors of Wisconsin is controlled by Irrevocable Children's Trust.

         On August 26, 2002, Forest Home and Phoenix Trust, lenders of Titan PCB West, converted indebtedness owed by Titan PCB West into shares of Titan PCB West common stock at the conversion price of $1.50 per share, which resulted in the issuance of 6,667 shares and 123,823 shares to Forest Home and Phoenix Trust, respectively. Phoenix Trust, and Forest Home, are both controlled by Irrevocable Children's Trust of which Mr. Marks, our Director, is the trustee with sole voting and dispositive powers.

         Our prior manufacturing facility in Santa Clara, California, which we terminated in July 2003, was leased by us on a month-to-month basis at a rate of $12,500 per month from Ohio Investors of Wisconsin, a related party, controlled by David M. Marks, our Director.

         In February 2003, we paid a consulting fee in the amount of $10,000 to Phoenix Investors LLC, a company controlled by David M. Marks, our Director, for services rendered on behalf of the Company.

         On February 3, 2003 we issued 133,333 shares of common stock to Lawrence McFall, a former Director of the Company, for an aggregate purchase price of $100,000 and 133,333 shares of common stock to James E. Patty, a Director and Former Chief Executive Officer and Former President of the Company for an aggregate purchase price of $100,000, in each case in private placement transactions. In addition, Mr. McFall purchased 13,333 shares of common stock and Mr. Patty purchased 26,667 shares of common stock, in the Company's Private Placement, at a purchase price of $0.75 per share. Mr. McFall resigned as Director and Executive Vice President of the Company on April 30, 2003. Mr. Patty resigned as President and Chief Executive of the Company effective July 10, 2003.

         On March 15, 2003, we granted warrants to purchase up to 200,000 shares of our common stock having an exercise price of $2.00 per share, with an expiration date of March 15, 2008 to Phoenix Investors LLC in consideration for the performance of consulting services. Phoenix Investors LLC is controlled by Irrevocable Children's Trust of which Mr. Marks, our Director, is the trustee with sole voting and dispositive powers. These warrants have now been canceled with the mutual consent of Phoenix Investors LLC and the Company.

         On April 22, 2003, we issued Mr. Lawrence McFall, then a Director and Executive Vice President of the Company, 15,000 shares of Company common stock in exchange for services performed by Mr. McFall. Mr. McFall resigned as a Director and as Executive Vice President on April 30, 2003.

         On March 5, 2003, we issued 30,000 shares of common stock to Mr. Howard Doane, now our employee, in partial consideration for the acquisition of 10 shares of common stock, par value $0.01 per share, of Coesen, which owns certain patented technology relating to a method of manufacture of rigid-flex PCBs that we license from Coesen. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 15, 2003 we issued 150,000 shares of common stock to Mr. Andrew Glashow, the current President of Titan PCB East at a price of $0.01 per share in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. Mr. Glashow is also a managing director of Star Associates LLC, a company co-owned by Mr. Glashow, our President and a Director and Mr. Robert Ciri, our Chairman and Chief Executive Officer.

         On April 22, 2003, we issued Mr. Alfred Covino 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Covino dated as of February 26, 2003.

         On May 27, 2003, we issued Mr. Joseph Thoman 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Thoman dated as of May 21, 2003.

         On July 24, 2003 the Company granted non-qualified options to purchase 315,000 shares of common stock to a total of five of our employees which options have an exercise price of $0.75 per share and vest in equal annual installments over a five-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act.

         On July 24, 2003 we granted options to purchase 50,000 shares of our common stock to Mr. Robert E. Ciri, Mr. Lawrence McFall, Mr. Joel Gold and Mr. James E. Patty for a total of 200,000 shares having an exercise price of $0.75 per share and an expiration date of July 24, 2008, 100% vested on the date of grant.

         On July 24, 2003, we granted warrants to purchase 1,100,000 shares of our common stock to SBI-USA in exchange for consulting services. These warrants have an exercise price of $0.75 per share, contain cashless exercise provisions, and have an expiration date of July 24, 2005. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On July 29, 2003, Irrevocable Children's Trust issued warrants to purchase 1,000,000 shares of common stock to each of Robert E. Ciri, our Chairman and Chief Executive Officer and a Director, and Andrew J. Glashow, our President and a Director, each having an exercise price of $0.50 per share, which expire on July 29, 2006.

         On August 18, 2003, Irrevocable Children's Trust granted 150,000 shares of common stock to Trilogy Capital Partners Inc. on behalf of the Company pursuant to a Consulting Agreement between the Company, Trilogy Capital Partners Inc. and Irrevocable Children's Trust dated as of August 18, 2003.

         On January 1, 2004, we granted 250,000 warrants to Kenneth L. Shirley, our Chief Executive Officer, at $0.77 per share, which expire on January 1, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of November 30, 2003 with respect to the beneficial ownership of the outstanding shares of our common stock by (i) each person known by us to beneficially own five percent (5%) or more of the outstanding shares; (ii) our officers and directors; and (iii) our officers and directors as a group.

         As used in the table below, the term "BENEFICIAL OWNERSHIP" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.

            NAME AND ADDRESS OF           SHARES OF COMMON STOCK         PERCENTAGE OF CLASS
             BENEFICIAL OWNER              BENEFICIALLY OWNED          BENEFICIALLY OWNED(1)
            -------------------           ----------------------       ---------------------
David M. Marks                                 9,029,352(2)                     54.5%
c/o Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

Robert E. Ciri                                 1,165,200(3)                     6.6%
c/o Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

Joel Gold                                        328,000(4)                     2.0%
c/o Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

Kenneth L. Shirley                                    -(5)                      -
c/o Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

Andrew Glashow                                 1,165,200(6)                     6.6%
c/o Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

Irrevocable Children's Trust                   9,057,120(7)                     54.8%
1818 North Falwell Avenue
Milwaukee, WI 53202

All Directors and Executive Officers            11,765,520                      62.9%
as a Group (5 persons)                        (2)(4)(5)(6)(7)

------------
(1) Applicable percentage of ownership is based on 16,522,223 shares of common stock outstanding as of November 30, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of November 30, 2003 for each stockholder, as applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 31, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes (i) 8,907,120 shares held by Irrevocable Children's Trust, of which Mr. Marks is the trustee with voting and dispositive powers with respect to the shares of common stock that it holds directly or indirectly;
     (ii) 72,232 shares held by Irrevocable Children's Trust No.2 of which Mr. Marks is the trustee with voting and dispositive powers with respect to the shares of common stock that it holds directly or indirectly; and (iii) options to purchase 50,000 shares of common stock at an exercise price of $0.75 with an expiration date of July 24, 2008 issued to Mr. Marks on December 18, 2002. On July 29, 2003, Irrevocable Children's Trust granted
     (i) warrants exercisable for an aggregate of 1,000,000 shares of the Company's common stock to each of Mr. Ciri and Mr. Glashow having an exercise price of $0.50 per shares and an expiration date of July 29, 2006, in order to induce them to become our employees and serve in their respective capacities with us and (ii) warrants exercisable for an aggregate of 500,000 shares of the Company's common stock to SBI-USA to purchase at an exercise price of $0.38 in return for consulting services, which warrants expire on July 24, 2004.

(3) Includes (i) 100,000 shares of common stock granted to Mr. Ciri in consideration of consulting services; (ii) 15,200 shares purchased by Star Associates, LLC of which Mr. Ciri is a member in the Private Placement;
     (iii) warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $0.50 and an expiration date of July 29, 2006 issued to Mr. Ciri by Irrevocable Children's Trust in order to induce Mr. Ciri to enter into an employment agreement dated as of July 29, 2003 and (iv) options to purchase 50,000 shares of common stock at an exercise price of $0.75 with an expiration date of July 24, 2008 issued to Mr. Ciri on July 24, 2003.

(4) Includes 228,000 shares of common stock purchased by Mr. Gold in the Private Placement and 50,000 shares of common stock issued to Mr. Gold in return for his investment in 24% Promissory Notes issued by our subsidiary Titan PCB East, Inc; and (ii) options to purchase 50,000 shares of common stock at an exercise price of $0.75 with an expiration date of July 24, 2008 issued to Mr. Gold on July 24, 2003.

(5) On January 1, 2004, we granted 250,000 warrants to Kenneth L. Shirley, our Chief Executive Officer, at $0.77 per share, which expire on January 1, 2007. These warrants were excluded from the calculation included in the table above which reflected the beneficial ownership as of November 30, 2003.

(6) Includes (i) 150,000 shares of common stock granted to Mr. Glashow pursuant to a consulting agreement dated March 15, 2003; (ii) 15,200 shares purchased by Star Associates, LLC of which Mr. Glashow is a member in the Private Placement; and (iii) warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $0.50 and an expiration date of July 29, 2006 issued to Mr. Glashow by Irrevocable Children's Trust in order to induce Mr. Glashow to enter into an employment agreement dated as of July 29, 2003.

(7) Represents (i) 5,800,000 shares of common stock issued to Irrevocable Children's Trust in connection with the Merger; (ii) 137,334 shares issued to Irrevocable Children's Trust in consideration for the cancellation of $103,000 of indebtedness of Titan PCB West; (iii) 2,321,296 shares of common stock distributed to Irrevocable Children's Trust from Ohio Investors of Wisconsin LLC; (iv) 668,000 shares of common stock distributed to Irrevocable Children's Trust from SVPC Partners LLC; (v) 123,823 shares held by Phoenix Business Trust, which is controlled by Irrevocable Children's Trust; and (vi) 6,667 shares held by Forest Home Investors I, LLC, which is controlled by Irrevocable Children's Trust. Effective July 24, 2003, Irrevocable Children's Trust granted (i) warrants exercisable for an aggregate of 1,000,000 shares of our common stock to each of Mr. Ciri and Mr. Glashow having an exercise price of $0.50 per shares and an expiration date of July 29, 2006, in order to induce them to become our employees and serve in their respective capacities with us; and (ii) warrants exercisable for an aggregate of 500,000 shares of the our common stock to SBI-USA to purchase at an exercise price of $0.38 in return for consulting services, which warrants expire on July 24, 2004.

                            SELLING SECURITY HOLDERS

         The following table sets forth the number of shares that may be offered for sale from time to time by the selling stockholders. The shares offered for sale are currently issued and constitute all of the shares known to us to be beneficially owned by the respective selling stockholders. None of the selling stockholders has held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors, except as indicated. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.

                          SHARES OF COMMON   PERCENTAGE OF COMMON                     SHARES OF COMMON     PERCENTAGE OF
                             STOCK OWNED      STOCK BENEFICIALLY       SHARES OF         STOCK OWNED       COMMON STOCK
                            PRIOR TO THE      OWNED PRIOR TO THE    COMMON STOCK TO       AFTER THE       OWNED AFTER THE
SELLING STOCKHOLDER (1)       OFFERING             OFFERING             BE SOLD         OFFERING (1)         OFFERING
-----------------------   ----------------   --------------------   ---------------   ----------------    ---------------
Laurus Master Fund Ltd.      6,950,000(2)          29.5%              6,950,000              --                  --
Crescent Fund, Inc.            150,000              0.9%                150,000(3)           --                  --
Joseph Py                      600,000              3.6%                600,000              --                  --


(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or acquired during the offering period.

(2) Represents maximum shares of common stock issuable to Laurus Master Fund Ltd. upon conversion of outstanding indebtedness to Laurus Master Fund Ltd. As of January 29, 2004, we had $4,611,162 of such indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations - Liquidity and Capital Resources - Laurus Transactions."

(3) The referenced holder has agreed that such securities shall be eligible for resale at the rate of 1/6 per month for each of the six months immediately following the effectiveness of the registration statement of which this prospectus forms a part.

                            DESCRIPTION OF SECURITIES

         The Company has one class of securities authorized, consisting of 950,000,000 shares of $0.001 par value common voting stock. The holders of the Company's common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders. The shares of common stock do not carry cumulative voting rights in the election of directors. Stockholders of the Company have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption rights and carries no subscription or conversion rights. All shares of the common stock now outstanding are fully paid and non-assessable.

         NO PROVISIONS LIMITING CHANGE OF CONTROL

         There is no provision in the Company's Articles of Incorporation or Bylaws that would delay, defer, or prevent a change in control of the Company.

         TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

         OPTIONS, WARRANTS OR CALLS

         On July 29, 2002, we granted warrants to purchase up to 350,000 shares of our common stock at an exercise price of $2.00 per share, with an expiration date of August 31, 2007 to STAR Associates, LLC in consideration for the performance of consulting services. On March 15, 2003, pursuant to an addendum to the Star Consulting Agreement, we granted Star Associates, LLC additional warrants to purchase up to 200,000 shares of common stock at an exercise price of $2.00 per share, with an expiration date of March 15, 2008. These warrants were canceled with the mutual consent of Star Associates LLC and the Company.

         On August 6, 2002, Titan PCB West granted to Mr. Louis George options to purchase up to 350,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial compensation under his employment agreement with Titan PCB West dated as of August 6, 2002. Upon consummation of the Merger, we issued replacement options to Mr. George with substantially identical terms and conditions. These options have since been canceled with the mutual consent of Mr. George and the Company.

         Effective as of August 12, 2002, Titan PCB West granted to Mr. Stephen Saul Kennedy, its vice president-sales, options to purchase up to 360,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial consideration for his services as an employee of Titan PCB West. Upon consummation of the Merger, we issued replacement options to Mr. Kennedy with substantially identical terms and conditions.

         On September 30, 2002, we granted non-qualified options to purchase 480,000 shares of common stock to employees of the Company in connection with the Merger which options have an exercise price of $1.50 per share and vest in equal annual installments over a five-year period from the date of grant. As a result of certain of the termination of the employment relationship between us and certain of these individuals only 240,000 of these options remain outstanding.

         In October 2002, we agreed to issue to an affiliate of Reitler Brown, LLC, our legal counsel, warrants to purchase up to 48,753 shares of common stock, with an exercise price of $1.50 per share expiring five years from the date of filing of a Form SB-2 or Form S-8 covering the shares of common stock underlying the warrants. This warrant was issued on January 9, 2003.

         On November 15, 2002, we issued a warrant, exercisable only in whole and not in part, to purchase 25,000 shares of common stock for an aggregate purchase price of $100,000 issued to William Mark in exchange for consulting services.

         On December 18, 2002, we granted two options, each to purchase 50,000 shares (an aggregate of 100,000 shares) of its common stock having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant, to Messrs. Robert Weisberg and Gregory Jacobs, former directors of the Company.

         On December 18, 2002, we granted options to purchase 50,000 shares of our common stock to David Marks having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant.

         On March 15, 2003, we granted warrants to purchase up to 200,000 shares of Company common stock at an exercise price of $2.00 per share, with an expiration date of March 15, 2008 to Phoenix Investors, LLC in consideration for the performance of consulting services. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. These warrants have now been canceled with the mutual consent of Phoenix Investors, LLC and the Company.

         On July 24, 2003 the Company granted non-qualified options to purchase 315,000 shares of common stock to a total of five of our employees which options have an exercise price of $0.75 per share and vest in equal annual installments over a five-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act.

         On July 24, 2003, we granted options to purchase 50,000 shares of our common stock to Mr. Robert E. Ciri, Mr. Lawrence McFall, Mr. Joel Gold and Mr. James E. Patty for a total of 200,000 shares having an exercise price of $0.75 per share and an expiration date of July 24, 2008, 100% vested on the date of grant.

         On July 24, 2003, we granted warrants to purchase 1,100,000 shares of our common stock to SBI-USA in exchange for consulting services. These warrants have an exercise price of $0.75 per share, contain cashless exercise provisions, and have an expiration date of July 24, 2005. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On December 31, 2003, the 315,000 options granted on July 24, 2003 were all cancelled and 335,000 were issued to certain employees. These options were issued at $.075 per share and have an expiration date of December 31, 2008.

         On January 1, 2004, we granted 250,000 warrants to Kenneth L. Shirley, our Chief Executive Officer, at $0.77 per share, which expire on January 1, 2007.

                              PLAN OF DISTRIBUTION

         We have filed the registration statement of which this prospectus forms a part with respect to the sale of the shares by the selling stockholder. There can be no assurance, however, that the selling stockholder will sell any or all of the offered shares.

         We will not use the services of underwriters or dealers in connection with the sale of the shares registered hereunder. we will pay all expenses of registration incurred in connection with this offering, but the selling stockholder will pay all brokerage commission and other similar expenses incurred by it.

         The selling stockholder may sell our common stock at prices then prevailing or related to the then current market price, or at negotiated prices. The offering price may have no relationship to any established criteria or value, such as back value or earnings per share. Our shares are traded on the OTC Bulletin Board, the symbol is TTGH.

         In offering and selling the shares, the selling stockholder will act as principals for its own accounts and may sell the shares through public or private transactions, on or off established markets, at prevailing market prices or at privately negotiated prices. The selling stockholder will receive all of the net proceeds from the sale of the shares and will pay all commissions and underwriting discounts in connection with their sale.

         The distribution of the shares by the selling stockholder is not subject to any underwriting agreement. We expect that the selling stockholder will sell the shares through customary brokerage channels, in private sales, or in transactions under Rule 144 under the Securities Act. The selling stockholder and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to those persons could be regarded as underwriters compensation.

         From time to time, the selling stockholder may engage in short sales, short sales against the box, puts and calls and other transactions in our common shares, and will be able to sell and deliver the shares in connection with those transactions or in settlement of securities loans. In effecting sales, brokers and dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate in those sales. Brokers or dealers may receive commissions or discounts from the selling stockholder (or, if any such broker dealer acts as agent for he purchaser of those shares, from the purchaser) in amounts to be negotiated (which are not expected to exceed those customary in the types of transactions involved). Brokers and dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share and, to the extent those brokers and dealers are unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker dealer commitment to a selling stockholder.

         At the time a particular offer of the shares is made, to the extent it is required, we will distribute a supplement to this prospectus that will identify and set forth the aggregate amount of shares being offered and the terms of the offering. A selling stockholder may sell shares at any price. Sales of the shares at less than market price may depress the market price of our common stock. Subject to applicable securities laws, the selling stockholder will generally not be restricted as to the number of shares that they may sell at any one time, and it is possible that a significant number of shares could be resold at the same time.

         The selling stockholder and any other person participating in the distribution of the shares will also be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated under it, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares by the selling stockholder and any other person. Furthermore, Regulation M of the Securities Exchange Act of 1934 may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

         To comply with certain states securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless a selling stockholder meets the applicable state notice and filing requirements.

                                  LEGAL MATTERS

         Certain legal matters in connection with this offering will be passed upon for us by Leonard Nielson, Esq., Salt Lake City, Utah.

                                     EXPERTS

         The financial statements and schedules included in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Stonefield Josephson, Inc., independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         On September 16, 2002, as a result of the Merger, the Board of Directors dismissed Mantyla McReynolds LLC, which served as our independent public accountants since August 22, 2001 until the Merger and engaged Stonefield Josephson, Inc. The decision to retain this accountant was approved by the Board of Directors. During our two most recent fiscal years prior to the date of engagement, and the subsequent interim period prior to engaging this accountant, neither we (nor someone on our behalf) consulted the newly engaged accountant regarding any matter.

         The reports issued by Mantyla McReynolds LLC on the financial statements prior to the Merger for the past two fiscal years of the Registrant did not contain an adverse opinion nor a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, however, their opinion on the financial statements for the years ended June 30, 2002 and 2001 contained an uncertainty that stated "the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has accumulated losses from operations, minimal assets, and a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         In connection with our audits for the years ended June 30, 2002 and 2001, and during the subsequent interim period preceding the dismissal there were no disagreements with on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla McReynolds LLC, would have caused Mantyla McReynolds LLC to make reference thereto in their report on the financial statements for such years or such interim periods.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, we make reference to the registration statement. Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this act, file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy all or any portion of the aforementioned registration statement, as well as such periodic reports, proxy statements, or any other information at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission's Web site (http://www.sec.gov).

                          INDEX TO FINANCIAL STATEMENTS



THREE MONTHS ENDED NOVEMBER 30, 2003 AND 2002                              PAGE

         Condensed Consolidated Balance Sheet                              F-2
         Condensed Consolidated Statements of Operations                   F-3
         Condensed Consolidated Statements of Cash Flows                   F-4
         Notes to Consolidated Financial Statements                        F-6


YEARS ENDED AUGUST 31, 2003 AND 2002                                       PAGE

         Independent Auditors' Report                                      F-13
         Consolidated Balance Sheet                                        F-14
         Consolidated Statements of Operations                             F-15
         Consolidated Statements of Stockholders' Deficits                 F-16
         Consolidated Statements of Cash Flows                             F-17
         Notes to Consolidated Financial Statements                        F-18

                         VENTURES-NATIONAL INCORPORATED
                       (DBA TITAN GENERAL HOLDINGS, INC.)
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                NOVEMBER 30, 2003
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                             ASSETS

Current assets:

  Cash and cash equivalents                                            $    114
  Accounts receivable, net                                                2,432
  Inventory                                                                 496
  Deferred loan cost                                                        421
  Prepaid expenses and other current assets                                  43
                                                                       --------
    Total current assets                                                  3,506
Equipment and improvements, net                                           2,712
Intangible assets, net                                                       34
Other assets                                                                155
                                                                       --------
    Total assets                                                       $  6,407
                                                                       ========

             LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

  Current portion of long term debt                                    $    610
  Lines of credit                                                         1,235
  Accounts payable - trade                                                1,764
  Accrued liabilities                                                       829
  Warrant liabilities                                                       393
                                                                       --------
    Total current liabilities                                             4,831
Long-term debt,  net of current portion,
   including $428,000 to related parties                                  1,590
                                                                       --------
Total liabilities                                                         6,421
Stockholders' deficit:
  Common stock,  $0.001 par value, 950,000,000 shares
    authorized, 16,522,223 shares issued and outstanding                     16
  Additional paid-in capital                                             10,848
  Deferred compensation                                                  (1,089)
  Accumulated deficit                                                    (9,789)
                                                                       --------
    Total stockholders' deficit                                             (14)
                                                                       --------
     Total liabilities and stockholders' deficit                       $  6,407
                                                                       ========


          The accompanying notes form an integral part of the condensed consolidated financial statements.

                         VENTURES-NATIONAL INCORPORATED
                       (DBA TITAN GENERAL HOLDINGS, INC.)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                   THREE MONTHS    THREE MONTHS
                                                  ENDED 11/30/03  ENDED 11/30/02
                                                  --------------  --------------
Net sales
Cost of sales                                      $      3,482    $      2,077
Gross profit                                              3,101           1,965
                                                   ------------    ------------
                                                            381             112
Sales and marketing
General and administrative                                  343             248
Loss from operations                                      1,128             921
                                                   ------------    ------------
                                                         (1,090)         (1,057)

Interest expense
Miscellaneous                                              (692)            (57)
Loss before income taxes                                    201               1
                                                   ------------    ------------
                                                         (1,581)         (1,113)

Provision for income taxes                                   --              --
                                                   ------------    ------------

Net loss                                           $     (1,581)   $     (1,113)
                                                   ------------    ------------

Net loss per share:
   Basic and Diluted                               $      (0.10)   $      (0.15)
                                                   ------------    ------------

Weighted average number of shares outstanding:
   Basic and Diluted                                 15,823,899       7,428,163
                                                   ------------    ------------


          The accompanying notes form an integral part of the condensed consolidated financial statements.

                         VENTURES-NATIONAL INCORPORATED
                       (DBA TITAN GENERAL HOLDINGS, INC.)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                             THREE MONTHS ENDED
                                                            --------------------
                                                            11/30/03    11/30/02
                                                            --------    --------
Cash flows from operating activities:
  Net loss                                                  $(1,581)    $(1,113)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Non cash compensation                                       548         428
    Amortization of deferred compensation                       485          --
    Accrued expenses to be converted into notes payable         168          --
    Change in warrant valuation                                  85          --
    Depreciation                                                143          91
    Amortization                                                  3           3
   Gain on debt extinguishment                                 (349)         --
    Changes in operating assets and liabilities:
      Accounts receivable                                      (786)         25
      Inventory                                                 (88)         35
      Prepaid expenses and other current assets                   7          17
      Other assets                                               (1)         (7)
      Accounts payable                                         (137)          1
      Accrued liabilities                                      (140)        110
                                                            -------     -------
        Net cash used in operating activities                (1,643)       (410)

Cash flows from investing activities:
  Capital expenditures                                         (104)       (138)
                                                            -------     -------
        Net cash used in investing activities                  (104)       (138)

Cash flows from financing activities:
  Borrowings on line of credit, net of loan cost              1,696         202
  Borrowings on long-term debt, net of loan cost              1,993          --
  Proceeds from issuance of common stock                        667         765
  Payments of long-term debt                                   (412)         --
  Payments of capital lease obligations                         (85)         (1)
  Payments to related parties                                  (743)        (17)
  Payments on former lines of credit                         (1,352)         --
                                                            -------     -------
        Net cash provided by financing activities             1,764         949

Net (decrease) increase in cash                                  17         401
Cash and cash equivalents at beginning of period                 97          77
                                                            -------     -------
Cash and cash equivalents at end of period                  $   114     $   478
                                                            -------     -------

                         VENTURES-NATIONAL INCORPORATED
                       (DBA TITAN GENERAL HOLDINGS, INC.)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                                         THREE MONTHS ENDED
                                                       ---------------------
                                                       11/30/03     11/30/02
                                                       --------     --------
     Supplementary cash flow disclosures:
     Interest paid                                       $147        $ 57
     Income tax paid                                     $ --        $ --

     Non cash activities:
     Issuance of stock to pay off loans                  $ 98        $ --
     Issuance of common stock for debt conversion        $ --        $300





   The accompanying notes form an integral part of the condensed consolidated financial statements

                         VENTURES-NATIONAL INCORPORATED
                       (DBA TITAN GENERAL HOLDINGS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1.  BASIS OF PRESENTATION AND NATURE OF BUSINESS OPERATIONS

BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements have been prepared by Ventures-National Incorporated, doing business as Titan General Holdings, Inc. ("Titan" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to present fairly the financial position, the results of operations and cash flows of Titan for the period presented.

         These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report to Shareholders on Form 10-KSB for the fiscal year ended August 31, 2003 as filed with the Securities and Exchange Commission on December 10, 2003. All significant intercompany accounts and transactions have been eliminated in preparation of the condensed consolidated financial statements.

         As of November 30, 2003, Titan had a working capital deficit of $1,325000 and an accumulated deficit of $9,789,000.

         The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

NATURE OF BUSINESS

         We are a manufacturer of time sensitive, high tech, prototype and pre-production rigid and rigid flex printed circuit boards ("PCBs") providing time-critical printed circuit board manufacturing services to original equipment manufacturers and electronic manufacturing services providers through our wholly-owned subsidiaries Titan EMS, Inc. and Titan PCB East, Inc. Our prototype printed circuit boards serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment.

         Our time sensitive and high quality manufacturing services enable our customers to shorten the time it takes them to get their products from the research and development phase to the production phase, thus increasing their competitive position. Our focus is on high quality niche printed circuit boards consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 10 day lead times at a competitive price.

         Beginning in the year 2001, Titan began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt.

         Titan has also obtained customer lists and orders from several of these firms, resulting in new business opportunities.

RECENTLY ISSUED ACCOUNTING STANDARDS

            During October 2003, the FASB issued Staff Position No. FIN 46, deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003 if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46. The FASB also indicated it would be issuing a modification to FIN 46 prior to the end of 2003. Accordingly, the Company has deferred the adoption of FIN 46 with respect to VIEs created prior to February 1, 2003. Management is currently assessing the impact, if any, FIN 46 may have on the Company; however, management does not believe there will be any material impact on its consolidated financial statements, results of operations or liquidity resulting from the adoption of this interpretation.

NOTE 2.  LOSS PER COMMON SHARE

         In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is calculated by dividing net loss available to common stockholders less preferred dividends by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not antidilutive. Titan has excluded all outstanding options and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. The number of outstanding shares and weighted average shares reflect a stock split of 3,866.667 to 1 effected February 22, 2002. As of November 30, 2003, Titan had approximately 1,215,000 common stock equivalent shares.

NOTE 3.  INVENTORY

     Inventory (in thousands) at November 30, 2003 consisted of the following:

        Raw materials and finished subassemblies                  $180
        Work in process                                            261
        Finished goods                                              55
                                                                  ----
        Total                                                     $496
                                                                  ----

NOTE 4.  LOANS AND NOTES PAYABLE

            NOTES PAID OFF DURING THE QUARTER ENDED NOVEMBER 30, 2003

            On June 28, 2002, the Company entered into a loan and security agreement (the "Alco Agreement") with Alco Financial Services ("Alco"), an entity owned by an individual who subsequently became a member of its Board of Directors at the time, and paid a loan fee of $24,000 which is being amortized to interest expense at $2,000 per month. Under the terms of the Alco Agreement, the Company can borrow up to the sum of (1) 80% of the net face value of the Titan PCB West Inc.'s eligible accounts receivable, plus (2) the lesser of (i) $100,000 or (ii) 50% of eligible inventory. The Alco Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $7,500. The Agreement originally matured on June 28, 2003 and extended to December 2003, and is secured by all accounts receivable and inventory of the Titan PCB West, Inc. The Company is subject to certain restrictions and covenants under the Alco Agreement. During the quarter ended November 30, 2003, this loan was retired and no balance remains.

            On May 9, 2003, the Company entered into a loan and security agreement (the "Equinox Agreement") with Equinox Business Credit Corp. ("Equinox"), and paid a loan fee of $19,000 which was expensed during the year. Under the terms of the Equinox Agreement, the Company can borrow up to the sum of (1) 70% of the net face value of the Titan PCB East Inc.'s eligible accounts receivable, plus (2) $400,000 against the eligible property and equipment. The Equinox Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $7,500. The Agreement matured on June 28, 2005 and is secured by all accounts receivable and inventory of the Titan PCB East, Inc. This loan was retired during the quarter ended November 30, 2003 and there is no remaining balance.

            The Company received $400,000 advances from a related party during the quarter ended November 30, 2003. As part of the agreement, the Company agreed to issue 600,000 shares to this related party. The Company expensed $414,000 as interest expense related to this issuance. The Company paid off the advances during the quarter ended November 30, 2003.

            REVOLVING LINE OF CREDIT

            On November 20, 2003, we entered into a Security Agreement (the "Security Agreement") with Laurus Master Fund, Ltd. ("Laurus"), pursuant to which we may borrow from Laurus such amount as shall equal 85% of our eligible accounts receivable and inventory as prescribed by the terms of the Security Agreement up to a maximum of $4,000,000. Pursuant to the Security Agreement, we issued to Laurus a (i) Secured Revolving Convertible Note (the "Revolving Note") in the principal amount of up to $2,500,000 and (ii) Secured Convertible Minimum Borrowing Note (the "Initial Minimum Borrowing Note" and together with any other Minimum Borrowing Notes issued under the Security Agreement, the "Minimum Borrowing Notes") in the original principal amount of $1,500,000. Additional Minimum Borrowing Notes shall be issued as and when the Company is eligible and elects to make additional borrowings under the Revolving Note.

            In connection with the issuance of the Revolving Note and the Initial Minimum Borrowing Note pursuant to the Security Agreement, we issued to Laurus a warrant (the "First Warrant") to purchase up to 600,000 shares of our common stock, par value $0.001 per share ("Common Stock"), having an exercise price of $0.83 per share for the first 250,000 shares of Common Stock acquired under such warrant, $0.90 per share for the next 200,000 shares of Common Stock acquired thereunder, and a price of $0.97 per share for any additional shares of Common Stock acquired thereunder. The First Warrant expires on November 20, 2010 and has a cashless exercise provision. The fair value of these warrants totaling approximately $211,000 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 3 years; (2) volatility of 85% (3) risk free interest of 4.17% and (4) dividend of 0%. The revolving lines mature on November 2006. The Company can elect to pay the outstanding loan balance in shares of common stock at a fixed conversion price of $0.77 which was amended to $0.60 retroactively to the date of the agreement. If the closing price of the Company's stock for any of the 10 trading days preceding the repayment date is less than the conversion price, the Company shall pay cash instead. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and will be amortized using the effective interest rate method over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature of $475,000 and the relative fair value of the warrants of $190,000 are recorded as a discount of the lines of credit.. For the quarter ended November 30, 2003, the amortization of the discount is immaterial to the accompanying financial statements.

            As of November 30, 2003, we had borrowed an aggregate of approximately $1.9 million under the Security Agreement. A discount consisting of fair value of warrants totaling $190,000 and a beneficial conversion feature of $475,000 was recorded as a reduction of the loan balance as of November 30, 2003.

            TERM NOTE

            Also on November 20, 2003, we entered into a Securities Purchase Agreement (the "SPA") pursuant to which we issued and sold to Laurus (i) a Convertible Term Note (the "Convertible Term Note", together with the Revolving Note, the Minimum Borrowing Notes, the "Notes") in the principal amount of $2,100,000 and (ii) a warrant (the "Second Warrant", and together with the First Warrant, the "Warrants") to purchase up to 350,000 shares of Common Stock having an exercise price of $0.83 per share for the first 200,000 shares of Common Stock acquired thereunder, $0.90 per share for the next 100,000 shares of Common Stock acquired thereunder, and $0.97 per share for any additional shares of Common Stock acquired thereunder. The Second Warrant expires on November 20, 2010 and has a cashless exercise provision. The first payment under the Notes is due 90 days from the issue date thereof. Each of the Notes has a maturity date of November 20, 2006.

            The fair value of the these warrants totaling $125,000 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 3 years; (2) volatility of 85% (3) risk free interest of 4.17% (4) dividend of 0%. The term loan is payable in monthly payments. The Company can elect to pay all or a portion of the monthly amount in shares of common stock at a fixed conversion price of $0.77 which was amended to $0.60 retroactively to the date of the agreement. If the closing price of the Company's stock for any of the 10 trading days preceding the repayment date is less than 110% of the fixed conversion price, the Company shall pay cash instead. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and will be amortized using the effective interest rate method over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature of $433,000 and the relative fair value of the warrants of $118,000 are recorded as a discount of the lines of credit/term loan .. For the quarter ended November 30, 2003, the amortization of the discount is immaterial to the accompanying financial statements.

            As of November 30, 2003, we had borrowed an aggregate of approximately $2.1 million under the Security Agreement. A discount consisting of fair value of warrants totaling $118,000 and a beneficial conversion feature of $433,000 was recorded as a reduction of the loan balance as of November 30, 2003.

            GENERAL TERMS TO BOTH LAURUS NOTES

            Each of the Notes accrues interest at a rate per annum equal to the greater of (i) the prime rate published in The Wall Street Journal plus three (3%) percent and (ii) seven (7%) percent, subject to possible downward adjustment if (x) we shall have registered the shares of our Common Stock underlying the conversion of such Note and the related Warrant, and (y) the volume weighted average price of the Common Stock as reported by Bloomberg, L.P. on the principal market for any of the trading days immediately preceding an interest payment date under such Note exceeds the then applicable Fixed Conversion Price by twenty five (25%) percent, in which event the interest rate for the succeeding calendar month shall automatically be reduced by twenty five basis points.

            The outstanding principal and accrued interest under each Notes is convertible, at the holder's option, into shares of our Common Stock at a conversion price equal to $0.77 per share (the "Fixed Conversion Price"), subject to certain adjustments upon reclassifications, stock splits, combinations, stock dividends and similar events as well as downward adjustment upon an issuance of shares of Common Stock by the Company at a price per share below the then current Fixed Conversion Price, upon which issuance the Fixed Conversion Price shall be adjusted to equal such lower issue price (subject to certain exceptions set forth in the Notes). The fixed conversion price was subsequently amended to $0.60 per share.

            Each Note may be prepaid by us in cash by paying to the holder 115% of the principal and related accrued and unpaid interest thereon being prepaid. In addition, the Convertible Term Note may be prepaid at our option in shares of Common Stock if and to the extent the average closing price of the

Common Stock is greater than 110% of the Fixed Conversion Price for at least 5 consecutive trading days, subject to certain limitations.

            Our obligations under the Security Agreement, SPA and the Notes are secured by a pledge by us of shares representing 100% of the share capital of our wholly-owned subsidiaries Titan PCB East, Inc. and Titan PCB West, Inc. (collectively, the "Subsidiaries"), a guaranty of such obligations by each of the Subsidiaries, and the grant of a security interest by each of the Subsidiaries in their respective assets.

            Laurus shall not be entitled to be issued shares of Common Stock in repayment of any portion of the Notes or upon exercise of either of the Warrants if and to the extent such issuance would result in Laurus and its affiliates beneficially owning more than 4.99% of the issued and outstanding Common Stock upon such issuance, unless Laurus shall have provided at least 75 days' prior written notice to us of its revocation of such restriction.

            We are obligated, pursuant to two Registration Rights Agreements each between us and Laurus dated November 20, 2003 to file a registration statement with the Securities and Exchange Commission to register the shares of Common Stock issuable upon conversion of the Notes (excluding Minimum Borrowing Notes not yet issued) and the Warrants on or before December 20, 2003 or, with respect to the future Minimum Borrowing Notes, within 30 days following the issuance thereof, and to use our best efforts to cause such registration statement to become effective within 90 days following the relevant filing date. To the extent, subject to certain conditions set forth in the Registration Rights Agreements, either (i) we fail to make such initial filing, (ii) the relevant registration statement is not declared effective by the Commission within 90 days of such filing, (iii) such registration statement ceases to be effective as to the securities to have been covered thereby for a period of 20 consecutive trading days or 30 days total in any 365 day period commencing on the effective date of such registration statement, or (iv) our Common Stock ceases to be traded on any trading market for a period of three consecutive trading days which has not been cured within 30 days of notice thereof, then we shall be liable to pay to Laurus, as liquidated damages, for each 30-day period during which the relevant default remains uncured 1.0% of the original amounts for the convertible term note and 2% of the original amounts of the borrowing note and revolving note. Pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", approximately $117,000 for the convertible term note and $190,000 for the borrowing note and revolving note, the relative fair values of the warrants totaling $307,000, have been recorded as a short-term liability until the Company has obtained an effective registration statement for these shares. At January 12, 2003, the Company had not filed such a registration statement and Laurus has notified the Company that it will charge the Company 1.0% on the $3.6 million amount to be registered and will make this penalty payable in stock. This amount will be added to the first conversion which occurs once the registration statement is effective .

            In addition, the Company is required to report a value of the warrant as a fair market value and record the fluctuation to the fair value of the warrant liability to current operations. The increase of fair value for these warrants totaling $85,000 from November 20, 2003 to November 30, 2003 was recorded as warrant liabilities.

            As of November 30, 2003, we had borrowed a total of approximately $4.0 million from Laurus, of which approximately $3.0 million was used to repay outstanding indebtedness, $260,000 was used to pay transaction fees relating to the borrowing facility, approximately $250,000 was used to satisfy outstanding trade payables, and the remaining $490,000 was used as working capital for the Company.

            NOTES PAYABLE TO RELATED PARTIES

            In November 2003, the Company entered into agreements with three related parties to convert outstanding loans and payables to 3-year term loans carrying an interest rate of prime plus 3%. As of November 30, 2003, outstanding loan balances due to these related parties totaled $428,000.

NOTE 5. GOING CONCERN

         The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Through November 30, 2003, the Company has not been able to generate sufficient revenue from its operations to cover its costs and operating expenses. Although the Company has been able to issue its common stock through private placements to raise capital in order to fund its operations, it is not known whether the Company will be able to continue this practice, or be able to obtain other types of financing or if its revenue will increase significantly to be able to meet its cash operating expenses. This, in turn, raises substantial doubt about the Company's ability to continue as a going concern. Management anticipates revenue to grow as a result of additional products offered to its customers after the move to its new facility. Management believes that the private equity financing and new product offerings will enable the Company to generate positive operating cash flows and continue its operations. However, no assurances can be given as to the success of these plans. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6. PROFORMA LOSS UNDER FASB 148

     The Company uses the intrinsic value method (APB Opinion 25) to account for its stock options granted to officers, directors, and employees. Under this method, compensation expense is recorded over the vesting period based on the difference between the exercise price and quoted market price on the date the options are granted. Since the Company has granted all its stock options above the quoted market on the date measurement date, no compensation expense related to grants of stock options to employees has been recorded.

Had the Company chosen the fair value method of accounting for transactions involving stock option issuance to employees pursuant to SFAS No. 123, the Company would have recorded $0 and $0 in compensation costs for the nine months ended November 30, 2003 and 2002, respectively, as presented by the proforma loss statement, as follows:

                                                          November 30,
                                                    ------------------------
                                                      2003           2002
                                                    --------       --------
Net loss:
    As reported                                     $ (1,581)      $ (1,113)
    Compensation recognized under APB 25                  --             --
    Compensation recognized under SFAS 123                --             --
                                                    --------       --------

    Proforma net loss                               $ (1,581)      $ (1,113)
                                                    ========       ========

Net loss per common share - basic and diluted:
    As reported                                     $  (0.10)      $  (0.15)
                                                    ========       ========
    Proforma                                        $  (0.10)      $  (0.15)
                                                    ========       ========

NOTE 7. GAIN ON EXTINGUISHMENT OF DEBT

During the quarter ended November 30, 2003, the Company settled an unpaid capitial lease obligation with a gain of approximately $349,000 which is included in miscellaneous income in the accompanying condensed consolidated statements of operations.

NOTE 8. LITIGATION:

     From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. In September 2002, a former employee filed a complaint against the Company alleging wrongful termination. During the quarter, we have settled this case for $85,000 for which we had accrued $140,000 which included fees for our lawyers expected to be approximately $40,000. However, litigation is subject to inherent uncertainties, and an adverse result in this or other matters could arise form time to time that may harm Titan's business, financial condition and results of operations.

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Ventures-National, Inc.
  (dba Titan General Holdings, Inc.)
Fremont, California

We have audited the accompanying consolidated balance sheet of Ventures-National, Inc. (dba Titan General Holdings, Inc.) as of August 31, 2003, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended August 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ventures-National, Inc. (dba Titan General Holdings, Inc.) as of August 31, 2003 and 2002, and the results of its operations and its cash flows for the years ended August 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying consolidated financial statements, the Company' working capital deficit and significant operating losses raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
December 2, 2003

                         VENTURES-NATIONAL INCORPORATED
                      (D/B/A TITAN GENERAL HOLDINGS, INC.)
                           CONSOLIDATED BALANCE SHEET
                              AS OF AUGUST 31, 2003


ASSETS

Current assets:
  Cash ..........................................................   $    96,973
  Accounts receivable--trade (less allowance for doubtful
     accounts of $65,211 and allowance for sales returns
     of $24,000) ................................................     1,643,599

  Inventory, net ................................................       408,189
  Prepaid expenses and other current assets .....................        50,241
                                                                    -----------
       Total current assets .....................................     2,199,002
Equipment and improvements, net .................................     2,751,648
Intangible assets, net ..........................................        36,938
Other assets ....................................................       155,092
                                                                    -----------
       Total assets .............................................   $ 5,142,680
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Current portion of capitalized lease obligations ..............   $   204,751
  Current portion of long-term debt .............................       377,938
  Lines of credit ...............................................     1,352,060
  Loans and notes payable to related parties ....................       905,965
  Accounts payable--trade .......................................     1,940,649
  Accrued liabilities ...........................................       991,850
                                                                    -----------
       Total current liabilities ................................     5,773,213
Capitalized leases less current portion .........................       228,881
Long-term debt less current portion .............................       257,442
                                                                    -----------
       Total liabilities ........................................     6,259,536

Commitments and contingencies ...................................            --

Stockholders' deficit:
Common stock--$0.001 par value; 950,000,000 shares authorized;
  14,624,687 shares issued and outstanding ......................        14,625
Additional paid-in capital ......................................     9,149,669
Accumulated deficit .............................................    (8,208,979)
Deferred compensation ...........................................    (2,072,171)
                                                                    -----------
       Total stockholders' deficit ..............................    (1,116,856)
                                                                    -----------
       Total liabilities and stockholders' deficit ..............   $ 5,142,680
                                                                    ===========


        The accompanying notes form an integral part of the consolidated financial statements

                         VENTURES-NATIONAL INCORPORATED
                      (D/B/A TITAN GENERAL HOLDINGS, INC.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                      YEARS ENDED AUGUST 31,
                                                  -----------------------------
                                                      2003             2002
                                                  ------------     ------------
Sales ........................................    $ 10,204,672     $  8,321,292
Cost of sales ................................       9,588,291        7,079,941
                                                  ------------     ------------
  Gross profit ...............................         616,381        1,241,351

Operating expenses:
  Sales and marketing ........................       1,235,807          851,444
  General and administrative expenses ........       4,034,665        1,241,777
  Merger costs ...............................         649,139          420,611
  Restructuring costs ........................         579,456               --
Costs of moving manufacturing plants .........         164,512               --
                                                  ------------     ------------
  Income (loss) from operations ..............      (6,047,198)      (1,272,481)

Other income (expenses):
Interest expense .............................        (565,977)        (484,487)
Miscellaneous ................................         112,747           26,167
                                                  ------------     ------------
Loss before income taxes .....................      (6,500,428)      (1,730,801)
Income taxes .................................              --               --
                                                  ------------     ------------
Net loss .....................................    $ (6,500,428)    $ (1,730,801)
                                                  ============     ============

Loss per share:
  Basic and diluted ..........................    $      (0.52)    $      (0.26)
                                                  ============     ============

Number of weighted average shares:
  Basic and diluted ..........................      12,398,023        6,615,598
                                                  ============     ============



        The accompanying notes form an integral part of the consolidated financial statements

                         VENTURES-NATIONAL INCORPORATED
                      (D/B/A TITAN GENERAL HOLDINGS, INC.)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY/(DEFICIT)
                  FOR THE YEARS ENDED AUGUST 31, 2003 AND 2002


                                                                          COMMON STOCK          ADDITIONAL
                                                                   -------------------------     PAID-IN      ACCUMULATED
                                                                      SHARES      PAR VALUE      CAPITAL        DEFICIT
                                                                   -----------   -----------   -----------    -----------
Balance, August 31, 2001 .......................................       800,000   $       800   $   898,423    $    22,250

Acquisition of SVPC Partners LLC assets ........................     5,800,000         5,800          (800)            --
Issuance of common stock to related
  party as consulting fees at $0.10 per share ..................       100,000           100         9,900             --
Issuance of common stock for compensation
  to related party at $1.50 per share ..........................        50,000            50        74,950             --
Issuance of common stock to retire loans
  payable to related parties at $1.50 per share ................       130,490           130       195,605             --

Reverse acquisition between Titan Acquisition Corp, and
  Titan PCB West, Inc. on August 30, 2001 ......................        99,211            99        (9,759)            --
Issuance of warrants to consultants ............................            --            --        13,396             --
Net loss .......................................................            --            --            --     (1,730,801)
                                                                   -----------   -----------   -----------    -----------
Balance, August 31, 2002 .......................................     6,979,701         6,979     1,181,715     (1,708,551)

Issuance of common stock as financing cost .....................       320,000           320       239,680             --
Issuance of common stock for professional services .............     1,161,000         1,161       920,019             --
Issuance of common stock for investment in Coesen ..............        30,000            30        22,470             --
Issuance of common stock for  debt conversion to related parties     2,458,862         2,459     1,841,688             --
Issuance of common stock for debt conversion to loan holders ...       400,000           400       299,600             --
Issuance of common stock in relation to employment contracts ...        50,000            50        37,450             --
Issuance of common stock in public offering ....................     3,125,124         3,126     1,987,390             --
Issuance of stock in private offering ..........................       100,000           100        74,900             --
Issuance of warrants as financing costs for future offering ....            --            --       507,375             --
Issuance of options as director fees ...........................            --            --       161,532             --
Issuance of employee options ...................................            --            --       173,250             --
Issuance of warrants by shareholder for consulting service .....            --            --    (1,537,600)            --
Issuance of warrants by stockholder for professional services ..            --            --       165,000             --
Amortization of deferred compensation ..........................            --            --            --             --
Net Loss .......................................................            --            --            --     (6,500,428)
                                                                   -----------   -----------   -----------    -----------
Balance, August 31, 2003 .......................................    14,624,687   $    14,625   $ 9,149,669    $(8,208,979)
                                                                   ===========   ===========   ===========    ===========


                     TOTAL
   DEFERRED      STOCKHOLDERS'
 COMPENSATION   EQUITY/(DEFICIT)
 ------------   ----------------

 $        --      $   921,473

          --            5,000

          --           10,000

          --           75,000

          --          195,735


          --           (9,660)
          --           13,396
          --       (1,730,801)
 -----------      -----------
          --         (519,857)

          --          240,000
     (39,000)         882,180
          --           22,500
          --        1,844,147
          --          300,000
     (37,500)              --
          --        1,990,516
          --           75,000
    (507,375)              --
          --          161,532
    (173,250)              --
  (1,537,600)              --
          --          165,000
     222,554          222,554
          --       (6,500,428)
-----------      -----------
$(2,072,171)     $(1,116,856)
===========      ===========


        The accompanying notes form an integral part of the consolidated financial statements

                         VENTURES-NATIONAL INCORPORATED
                      (D/B/A TITAN GENERAL HOLDINGS, INC.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED AUGUST 31,
                                                                --------------------------
                                                                    2003           2002
                                                                -----------    -----------
Cash flows from operating activities:
  Net income (loss) .........................................   $(6,500,428)   $(1,730,801)
  Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
    Depreciation ............................................       422,391        420,727
    Amortization of intangible assets .......................        13,044         13,029
    Bad debt and sale return allowance ......................        21,260        126,182
    Loan fees to lender .....................................            --        100,000
    Non cash compensation ...................................     1,431,265         98,396
    Inventory reserve .......................................        10,000             --
    Interest expense as stock issuance amortization .........       105,965         20,000
    Loss on sale of SID equipment ...........................       495,274             --
    Changes in operating assets and liabilities:
      Accounts receivable ...................................      (427,109)      (227,668)
      Inventory .............................................       (73,877)       142,609
      Prepaid expenses and other current assets .............        64,021         35,202
      Other assets ..........................................         3,467       (115,834)
      Accounts payable ......................................     1,354,976        578,290
      Accrued liabilities ...................................       515,746             --
                                                                -----------    -----------
        Total adjustments ...................................     3,936,423      1,190,933
                                                                -----------    -----------
          Net cash provided by (used in) operating activities    (2,564,005)      (539,868)
                                                                -----------    -----------

Cash  flows  from  investing activities:
  Purchases of assets pursuant to
    purchase agreements, net of cash acquired ...............      (518,160)            --
  Proceeds from sale of SID equipment .......................        30,000             --
  Equipment and improvements expenditures, net ..............      (744,264)      (620,417)
                                                                -----------    -----------
          Net cash used in investing activities .............    (1,232,424)      (620,417)
                                                                -----------    -----------
Cash flows from financing activities:
  Principal proceeds on notes
     and loans payable from related parties .................            --      1,582,419
  Proceeds from issuance of long term debt ..................       441,296             --
  Proceeds from issuance of lines of credit .................       618,376             --
  Proceeds from public stock offering, net ..................     1,990,516             --
  Proceeds from private stock offering, net .................        75,000             --
  Proceeds from issuance of  notes payable ..................       640,000             --
  Proceeds from related party borrowing .....................       200,000             --
  Payments on notes and loans payable .......................       (64,893)      (334,730)
  Payments on long-term debt ................................       (66,349)      (104,693)
  Payments on capitalized lease obligations .................       (17,251)       (91,138)
  Proceeds from contributions by stockholders ...............            --          5,000
                                                                -----------    -----------
          Net cash provided by (used in) financing
            activities ......................................     3,816,695      1,056,858
                                                                -----------    -----------
Net increase (decrease) in cash .............................        20,266       (103,427)
Cash and cash equivalents at beginning of year ..............        76,707        180,134
                                                                -----------    -----------
Cash and cash equivalents at end of year ....................   $    96,973    $    76,707
                                                                ===========    ===========

Supplemental disclosures of cash flow information:
  Cash paid during the year for:

    Interest ................................................   $   275,392    $   504,713
                                                                ===========    ===========
    Income taxes ............................................   $        --    $        --
                                                                ===========    ===========
  Non cash activities:
    Loans and notes payable for
      purchase of property and equipment ....................   $        --    $    15,700
                                                                ===========    ===========
    Company self imposed penalty for
      timing of registration statement ......................   $   209,443    $        --
                                                                ===========    ===========
    Issuance of common stock for consulting fees ............   $ 1,086,180    $    10,000
                                                                ===========    ===========
    Issuance of common stock to related party as
       compensation .........................................   $        --    $    75,000
                                                                ===========    ===========


    Issuance of common stock to related parties to
      retire debt ...........................................   $ 2,144,147    $   195,735
                                                                ===========    ===========

    Issuance of common stock for acquisition of
      intangible assets from related party ..................   $    22,500    $        --
                                                                ===========    ===========
                                                                $        --    $ 1,741,146
                                                                ===========    ===========
    Borrowings from related party to retire term loan .......   $   105,965    $        --
                                                                ===========    ===========
    Issuance of common stock as interest expense ............   $    37,500    $        --
                                                                ===========    ===========
    Issuance of common stock as deferred compensation .......   $   507,375    $        --
                                                                ===========    ===========
    Issuance of warrants as financing costs .................   $   161,532    $        --
                                                                ===========    ===========
    Issuance of options at less than market value ...........   $ 1,710,850    $        --
                                                                ===========    ===========
     Issuance of options/warrants as deferred
       compensation

        The accompanying notes form an integral part of the consolidated financial statements

                         VENTURES-NATIONAL INCORPORATED
                      (D/B/A TITAN GENERAL HOLDINGS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  NATURE OF BUSINESS:

            BUSINESS ACTIVITY:

            Ventures-National, Inc. (dba Titan General Holdings, Inc.) (the "Company") was formed on March 1, 1985 as an Utah corporation. Before its wholly owned subsidiary, Titan EMS Acquisition Corp. (Acquisition Corp.), merged with Titan PCB West, Inc. (Titan) (formerly Titan EMS, Inc.), the Company had no revenue and minimal amount of expenses.

            Titan, a wholly owned subsidiary of Ventures-National, Inc., was formed on March 27, 2001, as a Delaware corporation, with its former principal office in Santa Clara, California. In its Santa Clara facilities, Titan manufactures PCBs, with emphasis on time critical production for both prototype and low-to-medium volume orders. Its customers are located throughout the United States with a concentration in California. During the year ended August 31, 2003, Titan PCB West, Inc. was relocated to a facility in Fremont, CA and Ventures National formed a subsidiary, Titan PCB East, Inc., and purchased the assets of Eastern Manufacturing Corporation.

            NATURE OF BUSINESS

            We are a fabrication service provider of time sensitive, high tech, prototype and pre-production rigid and rigid flex printed circuit boards ("PCBs") providing time-critical printed circuit board manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers through our wholly-owned subsidiaries Titan PCB West, Inc. and Titan PCB East, Inc. Our prototype printed circuit boards serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment.

            Our time sensitive and high quality manufacturing services enable our customers to shorten the time it takes them to get their products from the research and development phase to the production phase, thus increasing their competitive position. Our focus is on high quality niche Rigid and HVR Flex(TM) (rigid flex) printed circuit boards consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a competitive price.

            Beginning in the year 2001, Titan began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt.

            MERGER ACTIVITY:

            On August 12, 2002, Titan entered into an Agreement and Plan of Merger (the "Merger") with Titan EMS Acquisition Corp., a wholly owned subsidiary of Ventures-National, Inc. ("Ventures"). The Merger became effective on August 30, 2002 at which time Titan became a wholly owned subsidiary of Ventures. Under the Merger, the holders of capital stock of Titan received an aggregate of 6,880,490 shares of common stock of Ventures, representing approximately 80% of the outstanding common stock of Ventures immediately following the Merger. Upon the completion of the Merger, Titan's directors and officers became directors and officers of the merged company. In addition, each outstanding option of Titan was converted into one option of Ventures.

            For accounting purposes, the Merger was accounted for as a reverse-merger, where Titan is the acquirer. Because the Merger is accounted for as a purchase of Ventures, the historical financial statements of Titan became the historical financial statements of Ventures after the Merger.

            The accompanying consolidated financial statements as of August 31, 2002, include the operating results of Titan up to the closing day of August 30, 2002 and the operating results of Ventures after August 30, 2002.

            BASIS OF PRESENTATION:

            The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. At August 31, 2003, the Company had a working capital deficit of $3,574,211 and an accumulated deficit of $8,208,979.

            Management plans to take the following steps that it believes will be sufficient to provide Titan with the ability to continue its operations:
Management intends to raise additional equity through a combination of equity and non-equity financing.. Titan plans to use the proceeds of theses transactions to expand its current product offering to allow for additional processing services for its customers. Management anticipates sales to grow as a result of additional customer offerings. Management believes that theses financing options and new product offerings will enable the Company to generate positive operating cash flows and continue its operations. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.

            The accompanying consolidated statements of operations also include the operating results of SVPC Partners, LLC from September 1, 2001 to August 6, 2002 (date of merger with Titan), of Titan from August 7, 2002 to August 30, 2002, and of Ventures on August 31, 2002. During fiscal 2003, we purchased the assets of Eastern Manufacturing Corporation and therefore the results of this division have also been included since February 27, 2003.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

            CONSOLIDATION POLICY:

            The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Titan EMS Acquisition Corp., which merged with Titan PCB West, Inc. under a reverse-merger effective August 30, 2002 and Titan PCB East, Inc. All material intercompany transactions have been eliminated.

            USE OF ESTIMATES:

            The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

            REVENUE RECOGNITION:

            The Company derives its revenue primarily from the sale of PCBs using customers' design plans and recognizes revenues when products are shipped to customers. Provisions for discounts to customers, estimated returns and allowances are provided for the same period the related revenue is recorded by using an estimate based on a percent of Accounts Receivable which is consistent with or historical activity and our industry peers policy. This allowance is also checked against the percentage of Accounts Receivable that are over 90 days and Accounts Receivable that may be in dispute due to a change in customer specifications. Given the current market conditions that percent is approximately four percent of outstanding accounts receivable. The percentage used may fluctuate as market conditions for our customers change over time.

            CASH AND CASH EQUIVALENTS:

            The Company considers highly liquid investments with a maturity of three months or less to be cash equivalents and consist primarily of interest-bearing bank accounts and short-term debt securities. As of August 31, 2003, the Company had no short-term debt securities.

            CONCENTRATION OF CREDIT RISK:

            The Company generally extends credit to its customers, which are concentrated in the computer and electronics industries and performs ongoing credit evaluations of its customers. Typically, the Company does not require collateral. The Company routinely reviews the collectibility of its accounts receivable and provides an allowance for potentially uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. At August 31, 2003, the Company provided an allowance for doubtful accounts of $65,211 and an allowance for sales returns of $24,000.

            INVENTORIES:

            Inventories are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

            PROPERTY, EQUIPMENT AND IMPROVEMENTS:

            Property, equipment and improvements are valued at cost. Depreciation and amortization are provided using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the lease term.

            The estimated service lives of property, equipment and improvements are as follows:

            Automobile                       5 years
            Office equipment                 7 years
            Production equipment             7 years
            Leasehold improvements           3 years
            Software                         3 years

            INTANGIBLE ASSETS:

            Intangible assets include cost to acquire customer accounts, which is amortized on a straight-line basis over a period of five years. Accumulated amortization was $28,256 at August 31, 2003.

            LONG-LIVED ASSETS:

         In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 relates to assets that can be amortized and the life can be determinable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

            During the year ended August 31, 2002, the Company purchased certain assembling equipment and fixed assets and incurred certain setup cost for its System Integration Division. Such cost was being capitalized as Construction in Progress. During the year ended August 31, 2003, the Company decided not to pursue this aspect of the business, sold the assets for $30,000 and wrote off the prior year's capitalized costs. Included in the non-recurring cost is loss of $495,274 related to disposing such assets and capitalized costs.

            ADVERTISING:

            The Company expenses advertising costs when incurred. Advertising expense totaled $22,483 and $6,146 for the years ended August 31, 2003 and 2002, respectively.

            BASIC AND DILUTED LOSS PER SHARE:

            In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders less preferred dividends by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not anti-dilutive. The Company has excluded all outstanding options and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. The number of outstanding shares and weighted average shares reflects a stock split of 3,866.667 to 1 which took place during the year ended August 31, 2002. As of August 31, 2003, the Company has approximately 2,364,000 common stock equivalents.

            INCOME TAXES:

            Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent upon generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

            FAIR VALUE OF FINANCIAL INSTRUMENTS:

            The carrying amount of the Company's cash and cash equivalents, accounts receivable, notes payable, accounts payable, and accrued expenses, none of which is held for trading, approximates their estimated fair values due to the short-term maturities of those financial instruments.

            COMPREHENSIVE INCOME:

            SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of August 31, 2003 and 2002, the Company had no items that represented other comprehensive income and, therefore, has not included a schedule of comprehensive income in the consolidated financial statements.

            SEGMENT REPORTING:

            Based on the Company's integration and management strategies, the Company operated in a single business segment. For the years ended August 31, 2003 and 2002, substantially all revenue has been derived from domestic operations.

         RECLASSIFICATION:

         Certain reclassifications have been made to the 2002 consolidated financial statements to conform to the 2003 presentation.

            STOCK-BASED COMPENSATION:

            The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 44 over the vesting period of the individual options. Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to non-employees and directors are valued using the Black-Scholes pricing model and expensed over the period services are provided.

            In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No.123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on the Company's consolidated financial position and results of operations as the Company has not elected to adopt the fair value-based method of accounting for stock-based employee compensation under SFAS No. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements in the third quarter of fiscal 2003.

         At August 31, 2003, the Company has not adopted a stock-based compensation plan, but has issued options to certain of its employees and executive officers. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, to stock based employee compensation:

                                                      2003            2002
                                                  -----------    -------------
  Net loss, as reported .......................   $(6,500,428)      (1,730,801)
  Add: Compensation recognized under APB No. 25        34,650               --
  Deduct: Compensation recognized under FAS 123       (50,883)              --
                                                  -----------    -------------
  Proforma net loss ...........................   $(6,516,661)      (1,730,801)
                                                  ===========    =============

  Loss per share:
    Basic and diluted, as reported ............   $     (0.52)   $       (0.26)
                                                  ===========    =============
    Basic and diluted, proforma ...............   $     (0.53)   $       (0.26)
                                                  ===========    =============


            NEW ACCOUNTING PRONOUNCEMENTS:

            In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact on the Company's financial position or results of operations as the Company has not engaged in either of these activities.

         In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this Statement does not have a material effect on the Company's financial position, results of operations, or cash flows.

            In  January   2003,   the  FASB   issued   Interpretation   No.  46,
"Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of this Statement did not have a material impact to the Company's financial position, results of operations or cash flows.

         During October 2003, the FASB issued Staff Position No. FIN 46, deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003 if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46. The FASB also indicated it would be issuing a modification to FIN 46 prior to the end of 2003. Accordingly, the Company has deferred the adoption of FIN 46 with respect to VIEs created prior to February 1, 2003. Management is currently assessing the impact, if any, FIN 46 may have on the Company; however, management does not believe there will be any material impact on its consolidated financial statements, results of operations or liquidity resulting from the adoption of this interpretation.

            In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement
133 on Derivative Instruments and Hedging Activities." Statement 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

            In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." Statement 150 establishes standards for how an issuer classifies and measures certain financial instrument with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement with the definitions of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements." The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instrument including puttable shares, convertible bonds, and dual indexed financial instruments. This Statement is effective for financial instruments entered into modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

3.  MERGERS AND ACQUISITIONS:

            MERGER WITH VENTURES-NATIONAL, INC.

            On August 12, 2002, Titan entered into an Agreement and Plan of Merger (the "Merger") with Titan EMS Acquisition Corp., a wholly owned subsidiary of Ventures. The Merger became effective on August 30, 2002 (after the date was closed) at which time Titan became a wholly owned subsidiary of Ventures. Under the Merger, the holders of capital stock of Titan received an aggregate of 6,880,490 shares of common stock of Ventures, representing approximately 80% of the outstanding common stock of Ventures immediately following the Merger. Upon the completion of the Merger, Titan's directors and officers became directors and officers of the merged company. In addition, each outstanding option of Titan will be converted into one Venture options.

            For accounting purposes, the Merger was accounted for as a reverse-merger, where Titan is the acquirer. Because the Merger is accounted for as a purchase of Ventures, the historical financial statements of Titan became the historical financial statements of Ventures after the Merger.

            MERGER WITH SVPC PARTNERS, LLC

            On August 6, 2002, prior to its merger with Ventures, and except for real estate and related obligations, Titan purchased all operating assets and assumed all operating liabilities of SVPC Partners, LLC (an affiliate company of Titan), by issuing 800,000 shares of Titan's stock to SVPC Partners, LLC. Before this acquisition, Titan had no revenue and limited operating expenses.
Subsequent to the transactions, SVPC Partners, LLC owned approximately 12% of the total issued and outstanding shares of Titan, while approximately 88% of those were owned by Irrevocable Children's Trust.

            This transaction is considered a re-capitalization where the controlling shareholder of SVPC Partners, LLC and Titan remains the controlling shareholder of the combined company after this transaction. The historical financial statements of SVPC Partners, LLC became the historical financial statements of Titan up to August 5, 2002.

            Immediately before this transaction, the net assets of Titan were immaterial to the combined balance sheet.

            ACQUISITION OF EASTERN MANUFACTURING CORPORATION

            On February 27, 2003, the Company's wholly owned subsidiary, Titan PCB East, Inc. ("Titan East"), acquired substantially all of the assets of Eastern Manufacturing Corporation, an Amesbury, Massachusetts-based manufacturer of rigid-flex printed circuit boards using the patented HVR Flex(TM) process ("EMC"). Pursuant to an agreement, dated February 27, 2003, between Titan East and Eastern Bank ("Eastern Bank"), the secured lender of EMC, Eastern Bank sold to Titan East, among other things, equipment, work-in-progress, inventory, technology, patent licenses, and customer lists, by means of a foreclosure sale in accordance with the laws of the Commonwealth of Massachusetts and with the consent of EMC. The Company intends to continue to use the purchased assets to manufacture rigid-flex printed circuit boards, as well as time sensitive, high tech, prototype, and pre-production printed circuit boards.

            Pursuant to the terms of the Agreement, the purchase price was $500,000. The purchase price was determined by negotiation between the Company and Eastern Bank. The company incurred additional cost of $13,160 related to the purchase which have been added to the original purchase price.

            In a related but separate transaction, prior to the purchase of the EMC assets by Titan East, Titan East entered into an accounts receivable factoring agreement whereby Titan East purchased the current accounts receivable of $53,507 from EMC for $50,000.

            The purchase price of acquisition of EMC's assets was allocated as follows:

            Inventories                         $ 46,313
            Property and equipment               460,017
            Furniture and fixtures                 6,830
                                                --------
            Purchase Price                      $513,160
                                                ========

            The allocation of the purchase price is preliminary and is subject to revision, which is not expected to be material, based on the final valuation of the net assets acquired. Merger related cost was expensed as incurred.

            The  proforma   financial   information  is  not  presented  as  the
acquisition was not considered significant or material on the date of the acquisition.

            INVESTMENT IN COESEN, INC.

            Effective March 5, 2003, the Company purchased ten (10) shares (the "Shares") of common stock, par value $0.01 per share, of Coesen Inc. Inc., a New Hampshire corporation ("Coesen Inc."), representing 33.3% of the issued and outstanding shares of Coesen Inc. common stock from Mr. Howard Doane pursuant to a Stock Purchase Agreement among the Company, Coesen Inc. and Mr. Doane (the "Stock Purchase Agreement"). In consideration for the Shares, the Company issued thirty thousand (30,000) shares of its common stock and paid $5,000 in cash, to Mr. Doane. In connection with the acquisition of the Shares, David M. Marks, Director of the Registrant, was elected to the Board of Directors of Coesen Inc. and Mr. Doane resigned as a director of Coesen Inc.. In addition, Mr. Doane and the two other stockholders of Coesen Inc. entered into a stockholders agreement with Coesen Inc. dated as of March 5, 2003 pursuant to which the stockholders agreed not to take actions not in the ordinary course of business including, without limitation, incurring of indebtedness outside the ordinary course, liquidating or dissolving Coesen Inc., merging or consolidating Coesen Inc. with another entity, issuing or redeeming any equity, in each case without the prior written consent of the Company.

4.    INVENTORIES:

            Inventories as of August 31, 2003 consist of the following:

            Raw materials          $158,765
            Work in process         198,849
            Finished goods           50,575
                                   --------
                                   $408,189
                                   ========

            At August 31, 2003, the reserve for obsolescence was $30,000, which represents an increase of $10,000 from August 31, 2002

5.    PROPERTY, EQUIPMENT, AND IMPROVEMENTS:

            A summary as of August 31, 2003, is as follows:

            Automobiles                                      $   26,684
            Office equipment                                     56,895
            Production equipment                              3,065,355
            Leasehold improvements                              373,674
            Software                                             26,149
                                                             ----------
                                                              3,548,757

            Less accumulated depreciation and amortization      797,109
                                                             ----------
                                                             $2,751,648
                                                             ==========

            Depreciation and amortization expense for property, equipment, and improvements amounted to $422,391 and $420,727 for the years ended August 31, 2003 and 2002, respectively.

6.    INTANGIBLE ASSETS:

            A summary is as follows:

            Customer list                      $65,194
            Less accumulated amortization       28,256
                                               -------
                                               $36,938
                                               =======

            Amortization expense for intangible assets amounted to $13,044 and $13,029 for the years ended August 31, 2003 and 2002.

7.    PRIVATE PLACEMENT OFFERING AND DEBT CONVERSION:

            We raised $1,990,516 (net of related cost) from our private placement offering that closed on January 9, 2003 (the "Private Placement") and two additional private placements on February 3, 2003. In connection with these placements, the Company issued 3,125,124 shares of Common Stock at $0.75 per share (which includes self imposed company penalty for late registration of shares). Of the total raised to date, we received $1,690,516 during the year 2003 and $300,000 during August 2002.

            During the quarter ended February 28, 2003, the Company had two notes/loans payable to related parties, which were converted into a total of 2,458,862 shares of common stock at $0.75 per share. During the quarter ended November 30, 2002, the Company had two non-interest bearing loans payable totaling $300,000 ($150,000 each) which were converted into 400,000 shares of common stock at $0.75 per share.

8.    LOANS AND NOTES PAYABLE:

            NON-RELATED PARTIES

            On June 28, 2002, the Company entered into a loan and security agreement (the "Alco Agreement") with Alco Financial Services ("Alco"), an entity owned by an individual who subsequently became a member of its Board of Directors at the time, and paid a loan fee of $24,000 which is being amortized to interest expense at $2,000 per month. Under the terms of the Alco Agreement, the Company can borrow up to the sum of (1) 80% of the net face value of the Titan PCB West Inc.'s eligible accounts receivable, plus (2) the lesser of (i) $100,000 or (ii) 50% of eligible inventory. The Alco Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $7,500. The Agreement originally matures on June 28, 2003 and extended to December 2003, and is secured by all accounts receivable and inventory of the Titan PCB West, Inc. The Company is subject to certain restrictions and covenants under the Alco Agreement. During the year ended August 31, 2003, the Company amortized loan fees of $18,000 and paid interest of $159,438. During the quarter ended February 28, 2003, the owner of Alco resigned as a member of the Company's Board of Directors. The outstanding principal balance was $1,005,639 at August 31, 2003 and was paid off in November 2003.

            On May 9, 2003, the Company entered into a loan and security agreement (the "Equinox Agreement") with Equinox Business Credit Corp. ("Equinox"), and paid a loan fee of $19,000 which was expensed during the year. Under the terms of the Equinox Agreement, the Company can borrow up to the sum of (1) 70% of the net face value of the Titan PCB East Inc.'s eligible accounts receivable, plus (2) $400,000 against the eligible property and equipment. The Equinox Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $7,500. The Agreement matures on June 28, 2005 and is secured by all accounts receivable and inventory of the Titan PCB East, Inc. The Company is subject to certain restrictions and covenants under the Agreement. During the year ended August 31, 2003, the Company paid interest of $77,017. The outstanding principal balance was $346,421 at August 31, 2003.

            RELATED PARTIES

            Before the re-capitalization between Titan and SVPC Partners, LLC on August 6, 2002, Ohio Investors of Wisconsin, an affiliate of Titan, paid off the outstanding balance of the term loan owed by SVPC partners, LLC for approximately $3,141,146. SVPC Partners, LLC sold the land and buildings to Ohio Investors Wisconsin for approximately $1,400,000, which was used to reduce the amount owed to Ohio Investors of Wisconsin to $1,741,146. The Company entered into a loan agreement with Ohio Investors of Wisconsin for the remaining unpaid balance of $1,741,146. At the option of Ohio Investors of Wisconsin loan balance is convertible into 2,321,528 shares of Ventures' common stock after the merger with Ventures at a price of $0.75 per share, which approximates the fair market value per share based on the management's assessment. Based on the conversion terms, no beneficial conversion feature is included with this convertible note. According to EIFT 00-27, no discount or premium is recorded. Subsequent to August 31, 2002, the Company converted the outstanding balance of this loan into 2,321,528 shares of Ventures' common stock at $0.75 per share.

            At November 30, 2002, the Company owed approximately $353,000 of a non-interest bearing loan to a major shareholder. In December 2002, $103,000 of the obligation was converted into 137,333 shares of common stock at $0.75 per share. In addition, the Company made cash repayments of $50,000 during the year. $200,000 remained unpaid as of August 31, 2003.

            In August 2002, the Company obtained two non-interest bearing loans payable totaling $300,000 ($150,000 each). Subsequent to August 31, 2002, the Company converted the outstanding balance of this loan into 400,000 shares of Ventures' common stock at $0.75 per share.

            The Company had two unsecured 10% loans payable totaling $195,735 to affiliated companies. On August 31, 2002, the Company converted the loans into 130,490 shares of its common stock at $1.50.

            On February 27, 2003, the Company entered into an unsecured promissory note agreement with several individual lenders. Under the terms of the agreement, the Company agreed to sell up to $640,000 principal amount of promissory notes to these individual lenders which notes have an interest rate of the lower of (i) 24% or (ii) maximum legal rate. Interest on these notes is payable quarterly, and unpaid principal and interest shall be payable on February 27, 2004. In connection with this financing, on February 27, 2003, the Company issued 320,000 shares of its common stock to the lenders as a financing cost with a value of $240,000, which was classified as discount of the notes. For the year ended August 31, 2003, the Company amortized $106,965 of the discount using the interest method. As of August 31, 2003, the investors had purchased and the Company had issued promissory notes under this Agreement having an aggregate principal amount of $505,965 (net of unamortized discount of $134,035)

         In August 2003, the Company received two short-term loans from our CEO and President in the amounts of $150,000 and $50,000, respectively.

9.    LONG-TERM DEBT:

            A summary as of August 31, 2003, is as follows:

            Unsecured 6.25% note payable to a financing company, payable in monthly installments of $11,133, including interest. The unpaid balance of $230,771 is all current as of August 31, 2003. The Company also has a term loan form Equinox which it entered into on May 9, 2003 for $441,330 which is payable in equal monthly installments of $12,259 thru May 2006.

            In January 2002, SVPC Partners, LLC secured a non-interest bearing auto loan for $15,700 and is required to make monthly payments of $436 through February 2005. As of August 31, 2003, the outstanding balance of this loan was $7,850 which was expected to be repaid within the next fiscal year. The Company assumed the outstanding balance of this loan pursuant to its purchase of SVPC Partners, LLC on August 6, 2002.

            A summary of the long-term debt maturities at August 31, 2003 is as follows:

            Year ending August 31,

            2004                       $377,938
            2005                        147,110
            2006                        110,332
            Thereafter                       --
                                       --------
                                       $635,380
                                       ========

10.   OBLIGATIONS UNDER CAPITAL LEASES:

            The following is a schedule by years of future minimum lease payments required under capital lease obligations together with the present value of the net minimum lease payments, as of August 31, 2003:

            Year ending August 31,
            2004                                             $260,690
            2005                                              137,005
            2006                                               96,994
            Thereafter                                             --
                                                             --------
            Total minimum lease payments                      494,689
            Less amounts representing interest                 61,057
                                                             --------
            Present value of net minimum lease payments       433,632
            Less current portion                              204,751
                                                             --------
                                                             $228,881
                                                             ========

            The  cost  of  property  and  equipment  under   capitalized   lease
obligations was $550,000, with related accumulated depreciation and amortization of $170,238 as of August 31, 2003.

11.   INCOME TAXES:

            Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly a valuation allowance, in an amount equal to the net deferred tax asset as of August 31, 2003 and 2002, has been established to reflect these uncertainties. As of August 31, 2003, the deferred tax asset before valuation allowances is approximately $2,368,000, for federal purposes.

            Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating loss carryforwards before utilization.

            Income tax provision amounted to $0 for each of the years ended August 31, 2003 and August 31, 2002 (an effective rate of 0%). A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

            Computed tax at federal statutory rate of 34%      $(2,210,000)
            Other changes of temporary differences                 (60,000)
            Change in valuation allowance                        2,270,000
                                                               -----------
                                                               $        --
                                                               ===========

            Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

            Deferred tax assets:

             Allowance for doubtful accounts                    $    30,000
             Inventory reserve                                       10,000
             Accrued vacation                                        30,000
             Reserve for lawsuit                                     48,000
             Net operating losses carryforwards                   2,250,000
                                                                -----------
             Net deferred assets before valuation allowance       2,368,000
             Valuation allowance                                 (2,368,000)
                                                                -----------
               Net deferred tax assets                          $        --
                                                                ===========

            At August 31, 2003, the Company has available unused net operating losses carryforwards of approximately $6,618,000 for federal purposes that may be applied against future taxable income and that, if unused, begin to expire in 2022.

12.   STOCK OPTIONS:

            As of August 31, 2003, the Company has not established an employee stock option plan. However, in August 2002, the Company granted 710,000 stock options to its Chief Executive Officer and its Vice President of Sales. The exercise price for these options, based on the management's assessment, is equal to the fair market value of the Company's common stock at the date of grant. Options expire no later than five years from the grant date and are vested upon granted. During the year 2003, the Company issued 1,920,000 options at prices ranging from $0.75 to $4.00. The Company also cancelled certain options which ranged in price from $1.50 thru $2.00.

                                                                   WEIGHTED
                                                                    AVERAGE
                                                                   EXERCISE
                                                       OPTIONS      PRICE
                                                      ---------     ------
       Options outstanding at August 31, 2001 ...            --     $  --
       Options granted ..........................       710,000      1.50
       Options canceled .........................            --        --
       Options exercised ........................            --        --
                                                      ---------
       Options outstanding at August 31, 2002 ...       710,000      1.50
       Options granted ..........................     1,920,000      1.62
       Options canceled .........................    (1,415,000)     1.42
       Options exercised ........................            --        --
                                                      ---------
       Options outstanding at August 31, 2003 ...     1,215,000      1.23
                                                      =========

         Summarized information about stock options outstanding at August 31, 2003 is as follows:

                                                                EXERCISABLE
                                    WEIGHTED                --------------------
                                    AVERAGE      WEIGHTED               WEIGHTED
                     NUMBER OF     REMAINING      AVERAGE                AVERAGE
   RANGE OF           OPTIONS     CONTRACTUAL    EXERCISE   NUMBER OF   EXERCISE
EXERCISE PRICES     OUTSTANDING      LIFE          PRICE     OPTIONS      PRICE
---------------     -----------   -----------    --------   ---------   -------

$ 0.75...........     515,000        4.92         $ 0.75     103,000     $ 0.75
  1.50...........     675,000        4.08           1.50     207,000       1.50
  4.00...........      25,000        4.33           4.00       5,000       1.00
                    ---------                                -------
                    1,215,000                                315,000
                    =========                                =======

         For the years ended August 31, 2003 and 2002, options to purchase 315,000 and 142,000 shares, at weighted average exercise prices of $1.29 and $1.50, respectively, of Common Stock were exercisable with the remaining options becoming exercisable at various dates through July 31, 2008.

         Generally, when shares acquired pursuant to the exercise of incentive stock options are sold within one year of exercise or within two years from the date of grant, the Company derives a tax deduction measured by the amount that the fair market value exceeds the option price at the date the options are exercised. When nonqualified stock options are exercised, the Company derives a tax deduction measured by the amount that the fair market value exceeds the option price at the date the options are exercised.

THE FAIR VALUE OF EACH STOCK  OPTION IS ESTIMATED ON THE DATE OF GRANT USING THE
BLACK-SCHOLES   OPTION   PRICING  MODEL  WITH  THE  FOLLOWING   WEIGHTED-AVERAGE
ASSUMPTIONS:

                                                 2003     2002
                                                 ----     ----
                 Dividend yield ..............      0%    N/A
                 Expected volatility .........     67%    N/A
                 Risk free interest rate .....   4.17%    N/A
                 Expected life (years) .......    3.0     N/A


            The effect of applying SFAS No. 123 in this pro forma disclosure is not indicative of future amounts. Additional awards in future years are anticipated.

            The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. The Company's options do not have the characteristics of traded options, therefore, the option valuation models do not necessarily provide a reliable measure of the fair value of its options.

13.   WARRANTS:

            There were 350,000 warrants issued to Star Consulting in the year ended August 31, 2002, but these were subsequently cancelled in the year ended Augusts 31, 2003. There were three issuances of warrants in 2003. The first warrant for 48,753 was issued to Reitler Brown, our legal counsel, in connection with the payment for legal services. The second and third sets of warrants were issued to SBI-Securities and SBI-USA for a total up to 1,100,000 shares at $0.75 per share. This is in connection with the private offering registered in our SB-2 filing in August 2003 in which to date we have raised approximately $520,000 of which $445,000 has been raised subsequent to year end.

            Our largest shareholder, Irrevocable Children's Trust ("ICT"), issued 1,000,000 warrants to each of Mr. Ciri and Mr. Glashow to purchase shares owned by ICT to entice them to serve as our Chief Executive Officer and President, respectively. These warrants were issued for the purchase of their shares at $0.50 each and no additional stock will be issued from the Company in exchange for these warrants, but will be forthcoming from this shareholder.

14.   RETIREMENT PLAN:

            The Company has established a 401(k) plan for the benefits of employees effective September 1, 2003 and therefore made no contributions for the year ended August 31, 2003 and 2002. This plan allows for the employee to contribute up to 75% of their pay to the IRS maximum allowable contribution per year. The Plan includes a discretionary match based on the Company's profitability.

15.   COMMITMENTS:

            The Company leases its facilities. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of August 31, 2003:

                                REAL ESTATE        OTHER           TOTAL
                                -----------        -----           -----
      Year Ending August 31,
         2004                   $  358,087       $ 6,478       $  364,565
         2005                      301,688         6,478          308,166
         2006                      352,934         5,358          358,292
         2007                      406,887         2,600          409,487
         2008                      437,670             -          437,670
         Thereafter                184,694             -          184,694
                                ----------       -------       ----------
             Totals             $2,041,960       $20,914       $2,062,874
                                ==========       =======       ==========

            All leases expire prior to January 2009. Real estate taxes, insurance, and maintenance expenses are obligations of the Company. Rent expense totaled $793,070 and $309,614 for the years ended August 31, 2003 and 2002.

            In July 2002, the Company entered into an at-will employment agreement with its Vice President of Sales ("VPS") that allows for either the Company or the VPS to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary plus bonuses, which are based on achieving certain monthly sales quotas and normal employee benefits. This at-will employment agreement is for a term of five years from the date of the agreement. In the event the VPS is terminated without cause, the Company will pay three (3) months of base salary as severance and continuation of normal employee benefits during the three (3) month severance period. In addition, the Company has granted vested options to purchase up to 360,000 shares of the Company's common stock at $1.50 per share.

            In February 2003, the Company entered into an at-will employment agreement with its divisional Vice President of Sales ("Sales VP") that allows for either the Company or the Sales VP to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary plus bonuses, which are based on achieving certain monthly sales quotas and normal employee benefits. This at-will employment agreement is for a term of one year from the date of the agreement. In the event the Sales VP is terminated without cause, the Company will pay two (2) months of base salary as severance and continuation of normal employee benefits during the two (2) month severance period. In addition, the Company granted 25,000 restricted shares of the Company's common stock to the Executive.

            In May 2003, the Company entered into an at-will employment agreement with its Chief Technology Officer ("CTO") that allows for either the Company or the CTO to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary plus bonuses, which are based on achieving certain monthly sales quotas and normal employee benefits. This at-will employment agreement is for a term of one year from the date of the agreement. In the event the CTO VP is terminated without cause, the Company will pay twelve (12) months of base salary as severance and continuation of normal employee benefits during the twelve (12) month severance period. In addition, the Company granted 25,000 restricted shares of the Company's common stock to the Executive.

            In July 2003, the Company entered into an at-will employment agreement with its Chief Executive Officer ("CEO") that allows for either the Company or the CEO to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary of $1. Our largest shareholder, Irrevocable Children's Trust has also granted our CEO 1,000,000 warrants to purchase shares owned by ICT at $.050 per share exercisable for a period of three years.

            In July 2003, the Company entered into an at-will employment agreement with its President that allows for either the Company or the President to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary of $1. Our largest shareholder,

Irrevocable Children's Trust has also granted our President 1,000,000 warrants to purchase shares owned by ICT at $.050 per share exercisable for a period of three years.

16.   STOCKHOLDERS' EQUITY:

            Transactions of stockholders' equity during the year ended August 31, 2003 are summarized by type in the following table:

                                                                    COMMON STOCK
                                                                    & ADDITIONAL
                                                         NUMBER OF    PAID IN
                                                          SHARES      CAPITAL
                                                        ----------  ------------

Beginning balance at 8/31/02 ..........................  6,979,701   $1,188,694
Issuance of common stock as financing costs (1) .......    320,000      240,000
Issuance of common stock for professional
  services (2) ........................................  1,161,000      921,180
Issuance of common stock as investment
  in Coesen , Inc.(3) .................................     30,000       22,500
Issuance of common stock for debt conversion (4) ......  2,858,862    2,144,147
Issuance of common stock in relation to employment
   contracts (5)                                            50,000       37,500
Issuance of common stock in public offering, net (6) ..  3,125,124    1,990,516
Issuance of common stock in private offering (7) ......    100,000       75,000
Issuance of warrants as financing costs for future
  offering (8) ........................................         --      507,375
Issuance of options as director fees (9) ..............         --      161,532
Issuance of options as employee options (10) ..........         --      173,250
Issuance of warrants by shareholder for consulting
  service (11) ........................................         --    1,537,600
Issuance of warrants by stockholder for professional
  services (12) .......................................         --      165,000
                                                        ----------   ----------
Ending balance at 8/31/03 ............................. 14,624,687   $9,164,294
                                                        ==========   ==========

(1) In order to facilitate the purchase of the assets of Eastern Manufacturing Corporation ("EMC"), mentioned elsewhere within this document, the Company issued $640,000 24% notes which carried attached common stock at a share for every $2.00 invested. This stock was issued at a price of $0.75 and is being amortized to interest expense using the interest method over the one-year life which ends in February 2004.

(2) The Company had many consultants and professionals during the year and as part of their compensation, these consultants were issued stock in the amount of 1,161,000 shares in varying prices ranging from $0.75 to $1.30 or an average price of $0.79/share

(3) On March 5, 2003, the Company purchased a 33.3% share in Coesen, Inc. for $5,000 and the issuance of 30,000 shares.

(4) During the year 2003, the Company had two notes/loans payable to related parties, which were converted into a total of 2,458,862 shares of common stock at $0.75 per share. During the quarter ended November 30, 2002, the Company had two non-interest bearing loans payable totaling $300,000 ($150,000 each) which were converted into 400,000 shares of common stock at $0.75 per share.

(5) As part of two employment agreements, the Company issued to two employees 25,000 shares each.

(6) We raised $1,990,516 (net of related cost) from our private placement offering that closed on January 9, 2003 (the "Private Placement") and two additional private placements on February 3, 2003. In connection with these placements, the Company issued 3,125,124 shares of Common Stock at $0.75 per share (which includes self imposed company penalty for late registration of shares).

(7) In August 2003, the Company raised $75,000 through the exercise of 100,000 SBI warrants.

(8) The Company issued to SBI warrants as financing cost related to upcoming offerings.

(9) On July 24, 2003, the Company issued 50,000 options at $0.75 per share to each of its four directors. At the time of grant, the market price was $1.30. The Company computed the fair value of these options using the Black-Scholes model. Since these options were vested immediately, the fair value of the options was expensed upon granted.

(10) On July 24, 2003, the Company issued 315,000 options at $0.75 per share to five of its employees. At the time of grant, the market price was $1.30. The Company expensed the intrinsic value of these options in accordance with APB 25. 20% of these options were vested upon granted and additional 20% will be vested at the each of the anniversary date. The Company expensed 20% of the intrinsic value of these options during the year ended August 31, 2003 and the remaining amount was classified as deferred compensation.

(11) On July 29, 2003, Irrevocable Children's Trust, our largest shareholder, issued 1,000,000 warrants to purchase shares owned by ICT at $0.50 per share to each Mr. Bob Ciri and Mr. Andrew Glashow as part of employment agreements to serve as our Chief Executive Officer and President, respectively. The Company computed the fair value of these warrants using the Black-Scholes model. The fair value of the options was amortized and expensed over the term of the employment contracts.

(12) Irrevocable Children's Trust, our largest shareholder, issued 150,000 shares to Trilogy Capital Partners in order to entice Trilogy to promote the Company's stock. The Company expensed the fair value of the shares upon grant.

17.   RELATED PARTY TRANSACTIONS:

            On August 18, 2003, Irrevocable Children's Trust ("ICT"), our largest shareholder granted 150,000 shares of the Company's common stock to Trilogy Capital Partners, Inc. for service performed for the Company. Fair value of shares totaling $165,000 was expensed during the year ended August 31, 2003.

            On July 29, 2003, ICT, our largest shareholder, issued 1,000,000 warrants to purchase shares owned by ICT at $0.50 per share to each Mr. Bob Ciri and Mr. Andrew Glashow to purchase ICT's ownership of the Company's common stock as part of employment agreements to serve as our Chief Executive Officer and President, respectively. The fair value is determined based on the Black-Scholes model with a total valuation of $1,537,600. The Company expensed $164,292 during the year ended August 31, 2003 and the remaining amount was classified as deferred compensation which will be amortized over the term of the employment contracts. In addition, under the employment agreements, ICT will issue 50,000 shares of common stock to each Mr. Ciri and Mr. Glashow upon the completion of the agreements. The Company expensed $24,574 related to these shares granted during the year ended August 31, 2003.

            The Company accounted for the transactions between ICT and consultants and employees in accordance with Staff Bulletin Board (SAB) 5T, "Accounting for Expenses or Liabilities Paid by Principal Stockholder(s)" which requires the Company to record expense for services paid by the stockholders.

            During the year ended August 31, 2003, the Company converted outstanding loans to related parties totaling $1,844,147 to 2,458,862 shares of common stock .

18.   Legal Proceedings:

TITAN V. ELECTRONIC MANUFACTURING GROUP, INC. ("EMG")

The Company filed a litigation in California Superior Court for collection of unpaid invoices for sales made to EMG. The motion is set for hearing on November 13, 2003. Based on the preliminary evaluation of case, it is not clear that these receivables will be collectible. As of August 31, 2003, the Company accrued $12,000 as allowance for doubtful accounts.

TITAN V. CVPC, INC.

The Company filed a litigation in California Superior Court for collection of unpaid invoices for sales made to CVPC, Inc. and its principal, Greg Short, based on personal guarantee and alter ego theories. Titan dismissed Mr. Short without prejudice and has obtained default judgment for approximately $44,000 against CVPC, Inc., it is not clear that these receivables will be collectible. As of August 31, 2003, the Company accrued $44,000 as allowance for doubtful accounts.

NORTHERN LAMINATE V. TITAN

Northern Laminate Sales, Inc. ("Norther Laminate") filed an action against the Company in the Superior Court on a claim of successor liability to enforce a default judgment in the amount of $61,033 entered against Eastern Manufacturing Corporation ("EMC"). Northern Laminate alleges that the Company succeeded to EMC's alleged contractual obligations when the Company purchased EMC's assets in a secured party sale form Eastern Bank in February 2003. The Company denies liabilities for EMC's debts on the grounds that it does not hold itself out as a continuation of EMC, and that the mere purchase of EMC's assets, without more, does not make the Company the "successor" of EMC as a mater of law. Northern Laminate has since moved to amend its complaint to add claims for breach of contracts and violations of G.L. c. 93A, based on the Company's failure to pay for goods in the amount of $11,327 received since commencement of the action. The Company believed that the case is without merit and has not accrued any of this claims in the accompanying financial statements.

DISPUTE WITH ORBOTECH

The Company has a dispute with Orbotech regarding a claim of approximately $300,000 involved a default under a CAM Software License and Service Agreement and Consolidated Agreement executed by SVPC Partners, LLC on July 30, 2001. The Company has outstanding payable to Orbotech approximately $223,000 as of August 31, 2003. The Company is in negotiation with Orbotech in an attempt to reconcile the claim amount and the Company's records. The Company believes that its payable amount is sufficient pursuant to the original debt agreement and does not believe any additional accrual is necessary.

DANA WARD V. SVPC CIRCUIT SYSTEMS, INC. AND SVPC PARTNERS, LLC

Dana Ward, a former employee of SVPC Circuit Systems, Inc. and SVPC Partners, LLC, is alleging pregnancy discrimination and wrongful termination. The Company plan on settling this case for approximately $85,000. As of August 31, 2003, the Company accrued $140,000 related to the settlement and legal fees.

19.   SUBSEQUENT EVENT:

            On November 24, 2003, the Company restructured all of its existing debt into a new debt instrument from Laurus Funds. The new debt instrument consists of a $2.1 million 36 month term note with the first note payment occurring 90 days from the closing date as well as a $4.0 million revolving line of credit; whereby the Company can borrow up to 85% of the eligible accounts receivable. Both notes are convertible into shares of the Company's common stock and have attached warrants.

                                7,700,000 SHARES

                         VENTURES-NATIONAL INCORPORATED

                                  COMMON STOCK

                               ------------------

                                   PROSPECTUS

                                JANUARY 30, 2004

                               ------------------





Until [__________], 2004, all dealers that buy, sell, or trade the common stock, may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Bylaws provide, among other things, that our officers or directors shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with defense of any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent he or she is successful on the merits or otherwise in defense of any such action, suit or proceeding. Even if not successful, the Company may in its discretion provide such indemnification upon a determination by either the Board of Directors of the Company, independent legal counsel on a written opinion, or by the stockholders of the Company by a majority vote of a quorum of stockholders at any meeting duly called for such purpose, that indemnification of the director or officer seeking such indemnification is proper in the circumstances, that he or she acted in good faith and in a manner her or she reasonably believed to in or not opposed to the best interests of the Company and there is no finding of negligence or misconduct in the performance of his or her duties and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholders. The estimated expenses of issuance and distribution are set forth below:

Registration Fees                                  $   619
Transfer Agent Fees                                $ 1,000
Costs of Printing and Engraving                    $ 1,000
Legal Fees                                         $25,000
Accounting Fees                                    $25,000
Miscellaneous                                      $ 5,000
                                                   -------
          Total Estimated Costs of Offering        $57,619
                                                   =======


                     RECENT SALES OF UNREGISTERED SECURITIES

SET FORTH BELOW IS A SUMMARY OF ISSUANCES BY THE COMPANY AND ITS PREDECESSOR. FOR PURPOSES OF THE FOLLOWING SUMMARY, REFERENCES TO "TITAN PCB WEST" SHALL MEAN "TITAN PCB WEST, INC." AND REFERENCES TO THE "COMPANY", "WE" OR "OUR" SHALL MEAN "VENTURES-NATIONAL INCORPORATED".

         Effective February 22, 2002, we effected a reverse split of our outstanding common stock on a basis of one for 6,000, reducing our 590,221,925 then outstanding shares of common stock to 99,211 shares.

         Effective July 29, 2002, pursuant to a Consulting Agreement among the Company, Jenson Services, Inc. and certain individual consultants named therein, we agreed to issue an aggregate of

300,000 shares of our common stock to certain consultants, of which 100,000 shares were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On July 29, 2002, we issued 100,000 shares of common stock to Mr. Robert Ciri, in consideration of certain consulting services rendered pursuant to a letter agreement dated July 29, 2002 by and between the Company and Mr. Ciri. These 100,000 shares were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On July 29, 2002, we granted warrants to purchase up to 350,000 shares of Company common stock at an exercise price of $2.00 per share, with an expiration date of August 31, 2007 to STAR Associates, LLC in consideration for the performance of consulting services. On March 15, 2003, pursuant to an addendum to the Star Consulting Agreement, we granted Star Associates, LLC additional warrants to purchase up to 200,000 shares of common stock at an exercise price of $2.00 per share, with an expiration date of March 15, 2008. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. All warrants issued to Star Associates LLC were canceled by mutual agreement of Star Associates, LLC in an Amendment Agreement between the parties dated July 24, 2003.

         On August 6, 2002, Titan PCB West issued 800,000 shares of Titan PCB West common stock to SVPC Partners, LLC, a Delaware limited liability company ("SVPC"), in consideration of SVPC's contribution of certain assets and assignment of certain liabilities pursuant to a Contribution Agreement and Assignment and Assumption of Liabilities. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 12, 2002, Titan PCB West issued a promissory note in a private placement transaction to an investor in the principal amount of $150,000 due September 30, 2002 with an interest rate of 12% per annum. On September 12, 2002, we repaid the principal and accrued interest of this promissory note through the issuance of 200,000 shares of common stock, which shares were sold as part of the Private Placement offering commenced upon effectiveness of the Merger (as defined below), after giving effect to the repricing thereof. This note was issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 6, 2002, Titan PCB West granted to Mr. Louis George options to purchase up to 350,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial compensation under his employment agreement with Titan PCB West dated as of August 6, 2002. Upon consummation of the Merger, we issued replacement options to Mr. George with substantially identical terms and conditions. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. These options have since been canceled with the mutual consent of Mr. George and the Company.

         Effective as of August 12, 2002, Titan PCB West granted to Mr. Stephen Saul Kennedy, its vice president-sales, options to purchase up to 360,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial consideration for his services as an employee of Titan PCB West. Upon consummation of the Merger, we issued replacement options to Mr. Kennedy with substantially identical terms and conditions. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         Effective as of August 6, 2002, Titan PCB West issued 50,000 restricted shares of its common stock to Louis George, a former executive officer and director of the Company, at $1.50 per share in consideration of his contribution of certain assets and assignment of certain liabilities to Titan PCB West pursuant to a Contribution Agreement and Assignment and Assumption of Liabilities dated as of August 6, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 12, 2002, Titan PCB West issued 100,000 restricted shares of common stock to a former Executive Vice President and consultant to Titan PCB West who resigned as an officer of Titan PCB West in June 2002, in compensation for consultancy services rendered. These 100,000 shares were registered under Form S-8 filed with the Securities and Exchange Commission on September 5, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 26, 2002, Forest Home Investors I, LLC ("Forest Home") and Phoenix Business Trust ("Phoenix Trust"), lenders of Titan PCB West, converted indebtedness owed by Titan PCB West into shares of Titan PCB West common stock at the conversion price of $1.50 per share, which resulted in the issuance of 6,667 shares and 123,823 shares to Forest Home and Phoenix Trust, respectively. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 30, 2002, through our wholly-owned subsidiary Titan EMS Acquisition Corp., a Delaware corporation, we acquired all of the capital stock of Titan PCB West through an exchange of our common stock pursuant to an Agreement and Plan of Merger (the "Merger") resulting in the issuance of 6,880,490 restricted shares of common stock to the stockholders of Titan PCB West. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder ("Regulation D"). There were 6 recipients of such shares in the Merger, each of which was a stockholder of Titan PCB West prior to such issuance, and each of which has represented to us in writing that he, she, or it is an accredited investor, as defined in Rule 501(a) of Regulation D, as well as a sophisticated investor.

         Upon the effectiveness of the Merger, we commenced the Private Placement. Effective October 28, 2002, we amended the offering structure to provide for, inter alia, the offering of shares of common stock (without common stock purchase warrants) at $0.75 per share, reduced from the previous offering price of $1.50 per Unit (the "Repricing"). Each investor in the Private Placement who had purchased Units prior to October 28, 2002 agreed to surrender their rights to Units and to apply their respective investment amounts toward the purchase of shares of common stock at $0.75 per share. The Private Placement was closed on January 9, 2003. We sold an aggregate 2,792,567 shares of common stock in the Private Placement for aggregate proceeds of $2,094,426. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in
Section 4(2) of the Securities Act, and Regulation D promulgated thereunder. There were 44 investors in the Private Placement, each of which has represented to us in writing that he, she, or it is an accredited investor, as defined in Rule 501 (a) of Regulation D, as well as a sophisticated investor.

         Immediately after the Merger, each of Ohio Investors of Wisconsin and Irrevocable Children's Trust converted certain outstanding indebtedness of Titan PCB West into shares of our common stock at a conversion price of $1.50 per share, resulting in the issuance of 1,160,764 shares of common stock to Ohio Investors and 68,667 shares of common stock to Irrevocable Children's Trust. The conversion price at which Ohio Investors of Wisconsin and Irrevocable Children's Trust agreed to convert their indebtedness into shares of our common stock was initially determined by reference to the then contemplated offering price of the Units in the Private Placement. Accordingly, on December 9, 2002, we entered into a letter agreement with each of Irrevocable Children's Trust and Ohio Investors of Wisconsin to provide for the issuance of 1,160,764 additional restricted shares to Ohio Investors of Wisconsin and 68,667 additional restricted shares of common stock to Irrevocable Children's Trust , to reflect a corresponding adjustment of the conversion price to $0.75 from $1.50. The shares related to the conversion of these debts were issued subsequent to August 31, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder.

         On September 10, 2002, we issued 50,000 shares of common stock to Dunlap & Kieft, Inc. in exchange for consulting services pursuant to an agreement of September 10, 2002. On January 9, 2003 we issued an additional 50,000 shares of common stock to Dunlap & Kieft, Inc., upon receipt from them of a research profile commissioned pursuant to the same consulting agreement. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in
Section 4(2) of the Securities Act.

         On September 30, 2002, the Company granted non-qualified options to purchase 480,000 shares of common stock to a total of 12 employees of Titan PCB West in connection with the Merger which options have an exercise price of $1.50 per share and vest in equal annual installments over a five-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act. As a result of certain of these employees no longer being employed by the Company only 240,000 of these options remain outstanding.

         In October 2002, we agreed to issue to an affiliate of Reitler Brown, LLC, our legal counsel, warrants to purchase up to 48,753 shares of common stock, with an exercise price of $1.50 per share expiring five years from the date of filing of a From SB-2 or Form S-8 covering the shares of common stock underlying the warrants. This warrant was issued on January 9, 2003. This warrant was issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in
Section 4(2) of the Securities Act.

         On November 7, 2002, we issued 120,000 shares of common stock to R.F. Lafferty & Co., Inc., in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On November 15, 2002, we issued a warrant, exercisable only in whole and not in part, to purchase 25,000 shares of common stock for an aggregate purchase price of $100,000, expiring on December 31, 2003, issued to William Mark in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On December 18, 2002, the Company granted two options, each to purchase 50,000 shares (an aggregate of 100,000 shares) of its common stock having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant, to Messrs. Robert Weisberg and Gregory Jacobs. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On December 18, 2002, the Company granted options to purchase 50,000 shares of its common stock to David Marks having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On February 3, 2003 we issued 133,333 shares of common stock to Lawrence McFall, a Director of the Company, for an aggregate purchase price of $100,000 and 133,333 shares of common stock to James E. Patty, a Director and Former Chief Executive Officer and President of the Company for an aggregate purchase price of $100,000, in each case in private placement transactions. In addition, Mr. McFall purchased 15,200 shares of common stock and Mr. Patty purchased 30,400 shares of common stock, in the Company's Private Placement, at a purchase price of $0.75 per share, which shares are included in the Registration Statement of which this Prospectus forms a part. Mr. McFall resigned as Director and Executive Vice President of the Company on April 30, 2003. Mr. Patty has resigned as President and Chief Executive of the Company as of July 10, 2003, however remains as a Director of the Company.

         On February 27, 2003, Titan PCB East issued and sold secured promissory notes to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2). The promissory notes have an aggregate face amount equal to $640,000, bear interest at the rate of 24% per annum, payable quarterly, and have an expiration date of February 27, 2004. The promissory notes are secured by the equipment assets of Titan PCB West and an option to purchase real estate held by Titan PCB East. We expect to repay the promissory notes with the proceeds from the issuance of other short-term promissory notes with more favorable terms. In connection with the issuance of the promissory notes, the investors were also issued an aggregate of 320,000 shares of common stock, pro rata according to their respective investment amounts. These notes were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder.

         On March 5, 2003, we issued 30,000 shares of common stock to Mr. Howard Doane in partial consideration for the acquisition of 10 shares of common stock, par value $0.01 per share, of Coesen, which owns certain patented technology relating to a method of manufacture of rigid-flex PCBs that we license from Coesen. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 12, 2003, we issued 120,000 shares of common stock to Mr. Fred Kudish, in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 15, 2003 we issued 150,000 shares of common stock to Mr. Frank Crivello, in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 15, 2003 we issued 150,000 shares of common stock to Mr. Andrew Glashow, at a price of $0.01 per share in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 15, 2003, we granted warrants to purchase up to 200,000 shares of Company common stock at an exercise price of $2.00 per share, with an expiration date of March 15, 2008 to Phoenix Investors, LLC in consideration for the performance of consulting services. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. These warrants have now been canceled with the mutual consent of Phoenix Investors, LLC and the Company.

         On April 22, 2003 we issued Mr. Lawrence McFall, then a Director and Executive Vice President of the Company, 15,000 shares of Company common stock in exchange for services performed by Mr. McFall. Mr. McFall resigned as a Director and as Executive Vice President on April 30, 2003.

         On April 22, 2003 we issued Mr. Alfred Covino 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Covino dated as of February 26, 2003.

         On May 27, 2003 we issued Mr. Joseph Thoman 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Thoman dated as of May 21, 2003.

         On June 19 we issued 50,000 shares of Company common stock to Trilogy Capital Partners Inc. pursuant to a Consulting Agreement between the Company and Trilogy Capital Partners Inc.

         On July 24, 2003, we granted warrants to purchase up to 500,000 shares of Company common stock to SBI-USA, a registered broker-dealer, in consideration of financial consulting services pursuant to a consulting agreement dated as of July 24, 2003 which such warrants may be exercised on a cashless basis and have an expiration date of July 24, 2005. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

         On July 24, 2003 the Company granted non-qualified options to purchase 315,000 shares of common stock to a total of 5 of our employees which options have an exercise price of $0.75 per share and vest in equal annual installments over a five-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act.

         On July 24, 2003, we issued Ms. Bailey Allard 20,000 shares of common stock in return for consulting services provided by Ms. Bailey.

         On July 24, 2003 we issued 30,000 shares of Company common stock to Victor Nostas in consideration of financial consulting services pursuant to a Consulting Agreement dated as of July 24, 2003. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

         On July 24, 2003, we issued 50,000 shares of Company common stock to Trilogy Capital, in consideration of financial consulting services. These shares were issued without registration under the

Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

         On July 24, 2003 we granted options to purchase 50,000 shares of our common stock to Mr. Robert E. Ciri, Mr. Lawrence McFall, Mr. Joel Gold and Mr. James E. Patty for a total of 200,000 shares having an exercise price of $0.75 per share and an expiration date of July 24, 2008, 100% vested on the date of grant. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.


         On July 24, 2003, we granted warrants to purchase 1,100,000 shares of our common stock to SBI-USA in exchange for consulting services. These warrants have an exercise price of $0.75 per share, contain cashless exercise provisions, and have an expiration date of July 24, 2005. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.
         On October 9, 2003, we issued 600,000 shares of common stock to Joseph Pye in connection with a loan by Mr. Pye to us in the amount of $400,000. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in
Section 4(2) of the Securities Act.

         On November 25, 2003, we issued 200,000 shares of common stock to Reitler Brown, LLC, ttorneys, in full satisfaction of our outstanding liabilities to them. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

         On December 1, 2003, we agreed to grant to Kenneth L. Shirley, our Chief Executive Officer, warrants exercisable for an aggregate of 250,000 shares of our common stock at the exercise price of $0.77 per share; such warrants also contain net issuance provisions. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

                                    EXHIBITS

                                  EXHIBIT INDEX

EXHIBIT NUMBER           DESCRIPTION

      3.1 Certificate of Incorporation of Ventures-National Incorporated, as amended.(1)

      3.2        By-Laws of Ventures-National Incorporated, as amended.(1)

      5.1        Legal opinion of Leonard Neilson. (14)

      10.1 Agreement and Plan of Merger, dated as of August 12, 2002, among Ventures-National Incorporated, Titan EMS Acquisition Corporation, and Titan PCB West, Inc.(2)

      10.2 Contribution Agreement dated as of August 6, 2002, by and between Titan PCB West, Inc. and SVPC Partners, LLC.(2)

      10.3 Contribution Agreement dated as of August 6, 2002 by and between Titan PCB West, Inc. and Louis George.(2)

      10.4 Employment Agreement dated as of August 6, 2002 by and between Titan PCB West, Inc. and Louis George.(2)

      10.5 Employment Agreement dated as of August 12, 2002 by and between Titan PCB West, Inc. and Stephen Saul Kennedy.(2)

      10.6 Consulting Agreement dated as of July 29, 2002 by and between Robert Ciri and Ventures-National Incorporated.(2)

      10.7 Consulting Agreement dated as of July 29, 2002, by and among Ventures-National Incorporated, Jenson Services, Inc., Duane S. Jenson, Jeffrey D. Jenson, Travis T. Jenson, Thomas J. Howells, Jeffrey D. Jensen, Leonard W. Burningham and James P. Doolin.(2)

      10.8 Consulting Agreement dated as of July 29, 2002 by and between Ventures-National Incorporated and STAR Associates, LLC.(2)

      10.9 Financial Advisory Agreement dated as of July 29, 2002 by and between Ventures-National Incorporated and STAR Associates, LLC.(2)

      10.10 Letter Agreement dated August 26, 2002 by and between Titan PCB West, Inc. and Phoenix Business Trust.(2)

      10.11 Letter Agreement dated August 26, 2002 by and between Titan PCB West, Inc. and Forest Home Investors I, LLC.(2)

      10.12 Indemnification Agreement dated August 19, 2002 by and among Ventures-National Incorporated, Titan EMS and Jenson Services, Inc.(2)

      10.13 Option Agreement dated as of August 22, 2002 by and among Ventures-National Incorporated, Jenson Services, Inc., Duane S. Jenson, Jeffrey D. Jenson, Travis T. Jenson, Thomas J. Howells, James P. Doolin, Leonard W. Burningham, Esq. and Interwest Transfer Company.(3)

      10.14 Consulting Agreement, dated as of May 1, 2001, between SVPC Partners, LLC and Frank Crivello.(4)

      10.15      Letter    Agreement,    dated   August   30,   2002,    between
                 Ventures-National   Incorporated  and  Irrevocable   Children's
                 Trust.(5)

      10.16      Letter    Agreement,    dated   August   30,   2002,    between
                 Ventures-National Incorporated and Ohio Investors of Wisconsin LLC.(5)

      10.17      Warrant, dated November 15, 2002, issued to William Mark.(6)

      10.18      Agreement,   dated   as  of   September   10,   2002,   between
                 Ventures-National Incorporated and Dunlap & Kieft.(6)

      10.19 Form of Agreement, dated as of November 7, 2002, between Ventures-National Incorporated and R.F. Lafferty & Co., Inc.(6)

      10.20 Form of warrant, dated as of January 9, 2003, to be issued to RB Holdings LLC.(7)

      10.21      2002 Stock Option Plan.(8)

      10.22      2002  Stock   Option  Plan  for   Non-Employee   Directors   as
                 amended.(8)

      10.23      Lease Indenture  dated as of February 26, 2003,  between Howard
                 J. Doane JR, Trustee of HD Realty Trust - 1993 and Titan PCB East, Inc.(8)

      10.24 Lease dated 6th of August 2002 by and between SVPC Partners, LLC and Titan PCB West, Inc.(12)

      10.25 Promissory Note dated as of February 27, 2003 by Titan PCB East, Inc. in favor of certain holders.(8)

      10.26 Security Agreement dated as of February 27, 2003, between Titan PCB East, Inc. and Personal Resources Management, Inc., as Collateral Agent.(8).

      10.27 Agency Agreement dated February 27, 2003 between the investors named therein, and Personal Resources Management, Inc., acting in its capacity as collateral agent for the investors.(8)

      10.28 Securities Purchase Agreement, dated as of February 27, 2003, among the purchasers named therein, Titan PCB East Inc., and Ventures-National Incorporated.(8)

      10.29      Secured Party's Bill of Sale dated February 27, 2003.(9)

      10.30 Stock Purchase Agreement, dated as of March 5, 2003, among Howard Doane, Titan PCB East, Inc. and Ventures-National Incorporated.(10)

      10.31 Acknowledgment of Assignment dated March 5, 2003 among the Registrant, Titan PCB East, Inc. and Coesen Inc.(10)

      10.32 Stockholders Agreement dated March 5, 2003 among Coesen Inc., Howard Doane, Joseph Thoman and Alfred Covino.(10)

      10.33 Amendment to Employment Agreement dated February 20, 2003 between Titan PCB West, Inc., and Mr. Louis George.(12)

      10.34 Sublease dated July 26, 2002 among Tyco Printed Circuit Group LP, Titan PCB West, Inc. and SVPC Partners, LLC and Phoenix Business Trust.(12)

      10.35      Standard   Industrial/Commercial   Multi-Tenant   Lease   dated
                 February 4, 2000 among Kevan Del Grande and Salvatore Grassia, d/b/a K&S Enterprises and SVPC Circuit Systems, Inc.(12)

      10.36 Consulting Agreement dated as of March 12, 2003 by and between Fred Kudish and Ventures-National Incorporated.(13)

      10.37 Consulting Agreement dated as of March 15,2003 by and between Phoenix Investors LLC and Ventures-National Incorporated.(13)

      10.38 Consulting Agreement dated as of March 15, 2003 by and between Andrew Glashow and Ventures-National Incorporated.(11)

      10.39 Consulting Agreement dated as of March 15, 2003 by and between Frank Crivello and Ventures-National Incorporated.(11)

      10.40 Addendum dated March 15, 2003 to Consulting Agreement dated as of July 29, 2002 by and between Star Associates, LLC and Ventures-National Incorporated.(13)

      10.41 Mortgagee's Waiver and Consent dated as of May 9, 2003, by and among Eastern Bank, Titan PCB East, Inc., and Equinox Business Credit Corp.(13)

      10.42 Loan and Security Agreement dated as of May 9, 2003 by and between Equinox Business Credit Corp., a New Jersey corporation ("Lender") and Titan PCB East, Inc.(13)

      10.43 Promissory Note between Titan PCB East, Inc., and Equinox Business Credit Corp.(13)

      10.44 Guarantee of Validity of Collateral, dated as of May 9, 2003 by Robert E. Ciri, in favor of Equinox Business Credit Corp.(13)

      10.45 Letter dated as of May 9, 2003 between Equinox Business Credit Corp. and Titan PCB East, Inc.(13)

      10.46 Subordination Agreement dated as of May 9, 2003 among Equinox Business Credit Corp., Ventures-National Incorporated and Titan PCB East, Inc.(13)

      10.47 Amendment Number 1 dated as of May 5, 2003, to the Security Agreement dated as of February 27, 2003, between Titan PCB East, Inc., and Personal Resources Management, Inc., as Collateral Agent.(13)

      10.48 Assignment and Assumption Agreement, dated as of May 5, 2003 by and among, among Titan PCB East, Inc., Titan PCB West, Inc., and Personal Resources Management, Inc. as Collateral Agent.(13)

      10.49      Consulting   Agreement  dated  as  of  July  24,  2003  between
                 Ventures-National Incorporated and SBI Securities.(13)

      10.50      Employment   Agreement  dated  as  of  July  29,  2003  between
                 Ventures-National Incorporated and Mr. Robert Ciri.(13)

      10.51      Employment   Agreement  dated  as  of  July  29,  2003  between
                 Ventures-National Incorporated and Mr. Andrew Glashow.(13)

      10.52 Warrant granted to Robert E. Ciri by Irrevocable Children's Trust dated July 29, 2003.(13)

      10.53 Warrant granted to Andrew J. Glashow by Irrevocable Children's Trust date July 29, 2003. (13)

      10.54 Warrant granted to SBI-USA by Ventures-National Incorporated dated July 24, 2003. (13)

      10.55 Warrant granted to SBI-USA by Irrevocable Children's Trust dated July 24, 2003. (13)

      10.56      Form  of  Warrant  granted  to  SBI-USA  by   Ventures-National
                 Incorporated dated August 18, 2003. (14)

      10.57 Form of Letter of Amendment dated as of August 18, 2003 between SBI-USA and Ventures-National Incorporated. (14)

      10.58      Form of Consulting  Agreement  among Trilogy  Capital  Partners
                 Inc.,   Ventures-National   Incorporated  and  the  Irrevocable
                 Children's Trust. (14)

      10.59 Form of Consulting Agreement dated as of July 24, 2003, between Victor Nostas and Ventures-National Incorporated. (14)

      10.60      Form of Consulting  Agreement  dated as of June 9, 2003 between
                 Trilogy   Capital    Partners   Inc.   and    Ventures-National
                 Incorporated. (14)

      10.61 Convertible Term Note dated November 20, 2003 issued to Laurus Master Fund, Ltd. (15)

      10.62 Common Stock Purchase Warrant of Ventures-National Incorporated dated November 20, 2003 issued to Laurus Master Fund, Ltd. (15)

      10.63 Registration Rights Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (15)

      10.64 Securities Purchase Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (15)

      10.65 Security Letter Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund.
                 (15)

      10.66 Subsidiary Security Agreement dated November 20, 2003 by and among Laurus Master Fund, Ltd., Titan PCB East, Inc. and Titan PCB West, Inc. (15)

      10.67 Subsidiary Guaranty dated November 20, 2003 by and among Laurus Master Fund, Ltd., Titan PCB East, Inc. and Titan PCB West, Inc. (15)

      10.68 Stock Pledge Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd.
                 (15)

      10.69 Registration Rights Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (15)

      10.70 Common Stock Purchase Warrant dated November 20, 2003 issued by Ventures-National Incorporated and Laurus Master Fund, Ltd.
                 (15)

      10.71 Secured Convertible Minimum Borrowing Note dated November 20, 2003 issued by Ventures-National Incorporated to Laurus Master Fund, Ltd. (15)

      10.72 Secured Revolving Note dated November 20, 2003 issued by Ventures-National Incorporated in favor of Laurus Master Fund, Ltd. (15)

      10.73 Security Agreement dated as of November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd.
                 (15)

      10.74 Amendment No. 1 to Convertible Term Note of Ventures-National Incorporated dba Titan General Holdings, Inc., dated January 8, 2004, between us and Laurus Master Fund, Ltd. (To be filed by Amendment.)

      10.75 Waiver letter, dated January 8, 2004, from Laurus Master Fund, Ltd. to us. (To be filed by Amendment.)

      21         Subsidiaries of the Registrant. (Filed Herewith.)

      23         Consent  of  Independent  Certified  Public  Accountant. (Filed
                 Herewith.)

---------------------
(1) Previously filed and incorporated herein by reference to our Annual Report on Form 10-KSB, dated September 29, 2000. (Filing number: 002-98075-D)

(2) Previously filed and incorporated herein by reference to our Current Report on Form 8-K, dated August 30, 2002, and filed on September 4, 2002. (Filing number: 000-324847)

(3) Previously filed and incorporated herein by reference to our Current Report on Form 8-K dated August 30, 2002, and filed on September 4, 2002, and as amended in our Current Report on Form 8-K, dated September 11, 2002. (Filing number:000-32847)

(4) Previously filed and incorporated herein by reference to the Registration Statement on Form S-8, dated August 14, 2002, and filed on September 5, 2002. (Filing number: 333-99167)

(5) Previously filed and incorporated herein by reference to the 8-K Current Report dated September 11, 2002, and as amended in the Current Report on Form 8-K, dated December 9, 2002. (Filing number: 000-32847)

(6) Previously filed and incorporated herein by reference to the 10-KSB Annual report filed December 16, 2002. (Filing number: 000-32847)

(7) Previously filed and incorporated herein by reference to the 10QSB Quarterly Report filed January 16, 2002. (Filing number:000-32847)

(8) Previously filed and incorporated herein by reference to the SB-2 pre-effective amendment number 1 filed March 20, 2003. (Filing number:
      333-102697)

(9) Previously filed and incorporated herein by reference to our Current Report on Form 8-K, dated February 27, 2003 filed March 3, 2003. (Filing number: 000-32847)

(10) Previously filed and incorporated herein by reference to our Current Report on Form 8-K, filed March 11, 2003. (Filing number: 000-32847)

(11) Previously filed and incorporated herein by reference to the Form S-8 filed on April 8, 2003. (Filing number: 333-104365)

(12)  Previously  filed  and  incorporated  herein  by  reference  to  the  SB-2
      registration   statement   effective  April  10,  2003.   (Filing  number:
      000-32847)

(13)  Previously   filed  and   incorporated   herein  by   reference   to  SB-2
      pre-effective  amendment number 1 filed on August 14, 2003 (Filing number:
      333-107497)

(14)  Previously   filed  and   incorporated   herein  by   reference   to  SB-2
      pre-effective  amendment number 2 filed on August 19, 2003 (Filing number:
      333-107497)

(15) Previously filed and incorporated herein by reference to our 10-KSB Annual Report filed December 10, 2003 (FIR No. 000-32547)

                                  UNDERTAKINGS

We undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

      (i)   Include  any  prospectus   required  by  section   10(a)(3)  of  the
            Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution.

(2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment to its Registration Statement on Form SB-2 and authorized this registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Fremont, California, on the 30th day of January 2004.

                                        VENTURES-NATIONAL INCORPORATED

                                        /s/ KENNETH L. SHIRLEY
                                        ------------------------------------
                                        KENNETH L. SHIRLEY,
                                        CHIEF EXECUTIVE OFFICER AND DIRECTOR

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth L. Shirley and Robert E. Ciri, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, and in any and all capacity, to sign any and all amendments to this Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                      TITLE                          DATE

/s/Robert Ciri              Director and Chairman             January 30, 2004
-----------------------     of the Board
Robert Ciri

/s/Andrew Glashow           Director and President            January 30, 2004
-----------------------
Andrew Glashow

/s/Kenneth L. Shirley       Director and Chief                January 30, 2004
-----------------------     Executive Officer
Kenneth L. Shirley

/s/David Marks              Director                          January 30, 2004
-----------------------
David Marks

/s/Joel Gold                Director                          January 30, 2004
-----------------------
Joel Gold

/s/Daniel Guimond           Acting Chief Financial Officer    January 30, 2004
-----------------------     (Principal Financial and
Daniel Guimond              Accounting Officer)